                                                       Rule 424(b)(5)
                                                       File No. 333-22131

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 3, 1997

                                                                [LOGO] PROVIDIAN

                                  $549,000,000

                             PROVIDIAN MASTER TRUST
      $501,000,000 6.25% CLASS A ASSET BACKED CERTIFICATES, SERIES 1997-4
       $48,000,000 6.45% CLASS B ASSET BACKED CERTIFICATES, SERIES 1997-4

                          FIRST DEPOSIT NATIONAL BANK
                              SELLER AND SERVICER

                            PROVIDIAN NATIONAL BANK
                                     SELLER
                            ------------------------

The 6.25% Class A Asset Backed Certificates, Series 1997-4 (the 'Class A Certificates') and the 6.45% Class B Asset Backed Certificates, Series 1997-4
 (the 'Class B Certificates') offered hereby evidence undivided interests in certain assets of the Providian Master Trust, formerly known as the First Deposit Master Trust (the 'Trust'), formed pursuant to a Pooling and
   Servicing Agreement among First Deposit National Bank ('FDNB'), as seller and servicer, Providian National Bank ('PNB'; together with FDNB, the
     'Banks'), as seller, and Bankers Trust Company, as Trustee. The property of the Trust includes receivables (the 'Receivables') generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving credit accounts
       (the 'Accounts'), collections thereon and certain other property as more fully described herein. The Trust will also issue the
        Collateral Interest (as defined herein), an uncertificated undivided interest in certain assets of the Trust, which will be subordinated to the Class A Certificates and the Class B
        Certificates as described herein and will be issued in the initial amount of $51,000,000. The Class A Certificates, the
               Class B Certificates and the Collateral Interest
            together constitute the 'Series 1997-4 Certificates'.

                                                        (Continued on next page)

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN 'RISK FACTORS' COMMENCING ON PAGE S-12 HEREIN AND ON PAGE 14 IN THE
                                  PROSPECTUS.

THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF EITHER
 BANK OR ANY AFFILIATE OF EITHER BANK. NEITHER THE CLASS A CERTIFICATES, THE
   CLASS B CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES OR ANY
    COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
     INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR

                                INSTRUMENTALITY.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                            PRICE TO       UNDERWRITING       PROCEEDS TO
                                                                            PUBLIC(1)        DISCOUNT        THE BANKS(2)
                                                                          -------------   ---------------    -------------
Per Class A Certificate................................................    99.862017%        0.300000%        99.562017%
Per Class B Certificate................................................    99.881737%        0.350000%        99.531737%
Total..................................................................   $548,251,939      $1,671,000       $546,580,939

(1) Plus accrued interest, if any, from and including the Series Issuance Date.
(2) Before deducting expenses payable by the Banks, estimated to be $800,000.
                            ------------------------

    The Class A Certificates and the Class B Certificates are offered by the Underwriters when, as and if issued to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the Class A Certificates and the Class B Certificates will be offered globally and delivered in book-entry form on or about November 14, 1997, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.

                    Underwriters of the Class A Certificates
CREDIT SUISSE FIRST BOSTON
             CHASE SECURITIES INC.
                      CITICORP SECURITIES, INC.
                                GOLDMAN, SACHS & CO.
                                          LEHMAN BROTHERS
                                                  MERRILL LYNCH & CO.

                   Underwriters of the Class B Certificates
CREDIT SUISSE FIRST BOSTON                                       LEHMAN BROTHERS

          The date of this Prospectus Supplement is November 3, 1997

     The Trust has previously issued ten Series of Certificates, eight of which are still outstanding, each evidencing undivided interests in certain assets of the Trust. In addition, from time to time, the Banks may offer other Series of Certificates evidencing undivided interests in the Trust, which may have terms significantly different from the Series 1997-4 Certificates. Interest will be distributed on the Class A Certificates and the Class B Certificates on December 15, 1997 and on the 15th day of each month thereafter (or, if any such 15th day is not a business day, the next succeeding business day) (each an 'Interest Payment Date'). Interest will accrue on the Class A Certificates at the rate of 6.25% per annum (the 'Class A Certificate Rate') and on the Class B Certificates at the rate of 6.45% per annum (the 'Class B Certificate Rate'). Principal with respect to the Class A Certificates and the Class B Certificates is scheduled to be distributed on the November 2002 Distribution Date and the January 2003 Distribution Date, respectively. Principal may be paid earlier or later in certain circumstances, including those described under 'Description of the Certificates--Pay-Out Events' in the Prospectus and 'Series Provisions--Pay Out Events' herein. The Class B Certificates will be subordinated to the Class A Certificates, and the Collateral Interest will be subordinated to the Class A Certificates and the Class B Certificates, as described herein. Additional enhancement for the Class A Certificates and the Class B Certificates will be provided in the form of the Cash Collateral Account. The Class A Certificates and the Class B Certificates initially will be represented by certificates that will be registered in the name of Cede & Co., the nominee of The Depository Trust Company. The interests of holders of beneficial interests in the Class A Certificates (the 'Class A Certificateholders') and in the Class B Certificates (the 'Class B Certificateholders'), will be represented by book entries on the records of The Depository Trust Company and participating members thereof. Definitive Certificates will be available to Class A Certificateholders and Class B Certificateholders only under the limited circumstances described under 'The Pooling Agreement Generally-- Definitive Certificates' in the Prospectus. There currently is no secondary market for the Class A Certificates or the Class B Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the Class A Certificates and the Class B Certificates are paid in full.
                            ------------------------

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING'.
                            ------------------------

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION WITH RESPECT TO THE OFFERING OF THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                            SUMMARY OF SERIES TERMS

     This Summary of Series Terms sets forth and defines specific terms of the Class A Certificates and the Class B Certificates offered by this Prospectus Supplement and the Prospectus, but is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Reference is made to the Glossary in each of this Prospectus

Supplement and the Prospectus for the location herein and therein of certain capitalized terms. Certain capitalized terms used but not defined herein have the meanings assigned thereto in the Prospectus.

Title of Securities.....................................  $501,000,000 6.25% Class A Asset Backed Certificates,
                                                            Series 1997-4, and $48,000,000 6.45% Class B Asset
                                                            Backed Certificates, Series 1997-4.
Class A Initial Invested Amount.........................  $501,000,000.
Class B Initial Invested Amount.........................  $48,000,000.
Class A Certificate Rate................................  6.25% per annum, calculated on the basis of a 360-day year of twelve 30-day months.
Class B Certificate Rate................................  6.45% per annum, calculated on the basis of a 360-day year of twelve 30-day months.
Interest Payment Dates..................................  The 15th day of each month (or, if any such 15th day is not a business day, the next succeeding business day),
                                                            commencing December 15, 1997. As used herein, a
                                                            'business day' is any day other than (a) a Saturday or
                                                            a Sunday or (b) a day on which banks are legally
                                                            obligated or authorized to close in New York City or
                                                            any of the cities in New Hampshire or California in
                                                            which the Banks are headquartered or have affiliated
                                                            operations centers.
Collateral Initial Invested Amount......................  $51,000,000.
Class A Controlled Accumulation Amount..................  For each Distribution Date with respect to the Class A
                                                            Accumulation Period, $20,875,000 (except that, if the
                                                            commencement of the Class A Accumulation Period is
                                                            delayed as described herein under 'Series
                                                            Provisions--Principal', the Class A Controlled
                                                            Accumulation Amount for each Distribution Date with
                                                            respect to the Class A Accumulation Period will be
                                                            determined as described under 'Series
                                                            Provisions--Application of Collections--Payments of
                                                            Principal'). See 'Description of the
                                                            Certificates--Principal' in the Prospectus.
Class B Controlled Accumulation Amount..................  For each Distribution Date with respect to the Class B
                                                            Accumulation Period, $24,000,000 (or such other amount
                                                            as the Servicer may determine as described under
                                                            'Series Provisions--Application of
                                                            Collections--Payments of Principal'). See 'Description
                                                            of the Certificates--Principal' in the Prospectus.
Class A Expected Final Payment Date.....................  The November 2002 Distribution Date.
Class B Expected Final Payment Date.....................  The January 2003 Distribution Date.
The Class A Certificates; the Class B Certificates; the
  Collateral Interest...................................  Each of the Class A Certificates and the Class B

                                                            Certificates offered hereby represents an undivided
                                                            interest in certain Trust Assets and, in the case of
                                                            the Class A Certificates, an undivided interest in

                                                            investments and moneys on deposit in the Principal
                                                            Funding Account in respect of the Class A Certificates
                                                            and in the case of the Class B Certificates, an
                                                            undivided interest in investments and moneys on
                                                            deposit in the Principal Funding Account in respect of
                                                            the Class B Certificates. In addition, an undivided
                                                            interest in certain Trust Assets (the 'Collateral
                                                            Interest') will be issued in the Collateral Initial
                                                            Invested Amount, which amount will equal 8.5% of the
                                                            sum of the Class A Initial Invested Amount, the Class
                                                            B Initial Invested Amount and the Collateral Initial
                                                            Invested Amount (together, the 'Initial Invested
                                                            Amount') and will constitute a portion of the Credit
                                                            Enhancement for the Class A Certificates and the Class
                                                            B Certificates. The provider of such Credit
                                                            Enhancement is the 'Collateral Interest Holder'. The
                                                            portion of the Trust Assets allocated to the holders
                                                            of the Series 1997-4 Certificates as described under
                                                            'Description of the Certificates' in the Prospectus
                                                            will be allocated between the holders of the Class A
                                                            Certificates (the 'Class A Certificateholders'
                                                            Interest'), the Class B Certificates (the 'Class B
                                                            Certificateholders' Interest') and the Collateral
                                                            Interest Holder as described herein. The Class A
                                                            Certificateholders' Interest, the Class B
                                                            Certificateholders' Interest and the Collateral
                                                            Interest are sometimes collectively referred to herein
                                                            as the 'Series 1997-4 Certificateholders' Interest'.

                                                          The principal amount of the Class A Certificateholders'
                                                            Interest may decline as a result of the allocation to
                                                            the Class A Certificateholders of Defaulted Amounts,
                                                            as described herein. The Class B Certificateholders'
                                                            Interest may decline as a result of (a) the allocation
                                                            to the Class B Certificateholders' Interest of
                                                            Defaulted Amounts, including those otherwise allocable
                                                            to the Class A Certificateholders' Interest, and (b)
                                                            the reallocation of collections of Principal
                                                            Receivables otherwise allocable to the Class B
                                                            Certificateholders' Interest to fund certain payments
                                                            in respect of the Class A Certificates and certain
                                                            servicing fees. The Collateral Interest may decline as
                                                            a result of (a) the allocation to the Collateral
                                                            Interest of Defaulted Amounts, including those
                                                            otherwise allocable to the Class A Certificateholders'

                                                            Interest and the Class B Certificateholders' Interest,
                                                            and (b) the reallocation of collections of Principal
                                                            Receivables otherwise allocable to the Collateral
                                                            Interest or the Class B Certificateholders' Interest
                                                            to fund certain payments in respect of the Class A

                                                            Certificates, the Class B Certificates and certain
                                                            servicing fees. Any such reductions in the Class A
                                                            Certificateholders'

                                                            Interest, the Class B Certificateholders' Interest or
                                                            the Collateral Interest may be reimbursed out of
                                                            Available Finance Charge Collections, as described
                                                            herein. For the purpose of allocating collections of
                                                            Finance Charge Receivables and the Defaulted Amount
                                                            with respect to each Monthly Period, the Class A
                                                            Certificateholders' Interest will be further reduced
                                                            by the amount on deposit in the Principal Funding
                                                            Account in respect of the Class A Certificates and the
                                                            Class B Certificateholders' Interest will be further
                                                            reduced by the amount on deposit in the Principal
                                                            Funding Account in respect of the Class B Certificates
                                                            (as so reduced, the 'Class A Adjusted Invested Amount'
                                                            and the 'Class B Adjusted Invested Amount',
                                                            respectively, and collectively with the Collateral
                                                            Invested Amount, the 'Adjusted Invested Amount').

                                                          The Series 1997-4 Certificateholders' Interest will
                                                            include the right to receive (but only to the extent
                                                            needed to make required payments under the Pooling
                                                            Agreement and the Series 1997-4 Supplement and subject
                                                            to any reallocation of such amounts as described
                                                            herein) varying percentages of the collections of
                                                            Finance Charge Receivables and Principal Receivables
                                                            and will be allocated a varying percentage of the
                                                            Defaulted Amount with respect to each Monthly Period.
                                                            Finance Charge Receivables collections and the
                                                            Defaulted Amount will be allocated to the Series
                                                            1997-4 Certificateholders' Interest based on the
                                                            Floating Allocation Percentage. The Defaulted Amount
                                                            with respect to each Monthly Period will be further
                                                            allocated between the Class A Certificates, the Class
                                                            B Certificates and the Collateral Interest as
                                                            described herein. Finance Charge Receivables
                                                            collections with respect to each Monthly Period
                                                            allocated to Series 1997-4 will be applied first to
                                                            pay interest on the Class A Certificates, second to
                                                            pay interest on the Class B Certificates and then, to
                                                            the extent available after making such payments and
                                                            other payments having a higher priority as described

                                                            herein, interest on the Collateral Interest. See
                                                            'Series Provisions--Application of Collections--
                                                            Payments of Interest, Fees and Other Items'.

                                                            Collections of Principal Receivables will be allocated
                                                            to the Series 1997-4 Certificateholders' Interest
                                                            based on the Principal Allocation Percentage. Such
                                                            percentage will vary as described herein under 'Series
                                                            Provisions--Allocation Percentages' depending on
                                                            whether Series 1997-4 is in its Revolving Period,
                                                            Class A Accumulation Period, Class B Accumulation
                                                            Period or Early Amortization Period. See also
                                                            'Description of the

                                                            Certificates--Allocation Percentages' in the
                                                            Prospectus. Such amounts will be further allocated
                                                            between the Class A Certificates, the Class B
                                                            Certificates and the Collateral Interest for certain
                                                            purposes as described herein. See 'Series
                                                            Provisions--Allocation Percentages'.
                                                          Interest rate swap or cap agreements may be assigned to
                                                            the Trust with respect to Series 1997-4, the payments
                                                            from which would be included in Available Finance
                                                            Charge Collections. If any such agreement is entered
                                                            into, it may be discontinued or removed from the Trust
                                                            at any time. See 'Series Provisions--Interest'.
The Cash Collateral Account.............................  A cash collateral account (the 'Cash Collateral
                                                            Account') will be held in the name of the Trustee, on
                                                            behalf of the Trust, for the benefit of the Class A
                                                            Certificateholders and the Class B Certificateholders.
                                                            The Cash Collateral Account will have a beginning
                                                            balance of $15,000,000 (which amount represents 2.5%
                                                            of the Initial Invested Amount). As described herein,
                                                            withdrawals will be made from the Cash Collateral
                                                            Account, to the extent available, to pay any Required
                                                            Amounts. See 'Series Provisions-- Cash Collateral
                                                            Account'.
Subordination; Additional Amounts Available to Class A
  Certificateholders and Class B Certificateholders.....  The fractional undivided interest in the Trust Assets constituting the Class B Certificateholders' Interest
                                                            will be subordinated to the extent necessary to fund
                                                            certain payments with respect to the Class A
                                                            Certificates as described herein. In addition, the
                                                            fractional undivided interest in the Trust Assets
                                                            constituting the Collateral Interest will be
                                                            subordinated to the extent necessary to fund certain
                                                            payments with respect to the Class A Certificates and
                                                            the Class B Certificates as described herein. If, on
                                                            any Distribution Date, Available Finance Charge

                                                            Collections are less than the sum of (a) current and
                                                            overdue Class A Monthly Interest and any Class A

                                                            Additional Interest, (b) current and overdue Class B
                                                            Monthly Interest and any Class B Additional Interest,
                                                            (c) current and overdue Monthly Investor Servicing
                                                            Fee, (d) the Class A Defaulted Amount, and (e) the
                                                            Class B Defaulted Amount, as of, in each case, such
                                                            Distribution Date (such deficiency, the 'Required
                                                            Amount'), then the Available Cash Collateral Amount
                                                            will be used to fund the Required Amount. If the
                                                            Available Cash Collateral Amount is less than the
                                                            Required Amount, then Reallocated Collateral Principal
                                                            Collections that would otherwise be allocable to the
                                                            Collateral Interest with respect to the related
                                                            Monthly Period will be used to fund the remaining
                                                            Required Amount. If Reallocated

                                                            Collateral Principal Collections are insufficient to
                                                            fund the remaining Required Amount, then Reallocated
                                                            Class B Principal Collections that would otherwise be
                                                            allocable to the Class B Certificateholders' Interest
                                                            with respect to the related Monthly Period will be
                                                            used to fund the remaining portion of the Required
                                                            Amount described in clauses (a), (c) and (d) above.
                                                          If on any Distribution Date, the Class A Defaulted
                                                            Amount exceeds the amount of Available Finance Charge
                                                            Collections, the Available Cash Collateral Amount and
                                                            Reallocated Principal Collections applied thereto on
                                                            such Distribution Date, then the Collateral Invested
                                                            Amount (after giving effect to any reductions in the
                                                            Collateral Invested Amount on such Distribution Date
                                                            attributable to the Collateral Defaulted Amount and
                                                            the application of Reallocated Principal Collections)
                                                            will be reduced by the amount of such excess. If such
                                                            reduction would cause the Collateral Invested Amount
                                                            to be reduced below zero, the Class B Invested Amount
                                                            (after giving effect to any reductions in the Class B
                                                            Invested Amount on such Distribution Date attributable
                                                            to the Class B Defaulted Amount and the application of
                                                            Reallocated Class B Principal Collections) will be
                                                            reduced by the amount by which the Collateral Invested
                                                            Amount would have been reduced below zero. In the
                                                            event that such reduction would cause the Class B
                                                            Invested Amount to be reduced below zero, the Class A
                                                            Invested Amount shall be reduced by the amount by
                                                            which the Class B Invested Amount would have been
                                                            reduced below zero, and, in such case, the Class A
                                                            Certificateholders will bear directly the credit and

                                                            other risks associated with their undivided interest

                                                            in the Trust. See 'Series Provisions--Application of
                                                            Collections' and '--Defaulted Amounts; Charge-Offs'.
                                                          If on any Distribution Date, the Class B Defaulted
                                                            Amount exceeds the amount of Available Finance Charge
                                                            Collections, the Available Cash Collateral Amount and
                                                            Reallocated Collateral Principal Collections applied
                                                            thereto on such Distribution Date, then the Collateral
                                                            Invested Amount (after giving effect to any reductions
                                                            in the Collateral Invested Amount on such Distribution
                                                            Date attributable to the Collateral Defaulted Amount,
                                                            the application of Reallocated Principal Collections
                                                            and the Class A Defaulted Amount) will be reduced by
                                                            the amount of such excess. If such reduction would
                                                            cause the Collateral Invested Amount to be reduced
                                                            below zero, the Class B Invested Amount will be
                                                            reduced by the amount by which the Collateral

                                                            Invested Amount would have been reduced below zero,
                                                            and, in such case, the Class B Certificateholders will
                                                            bear directly the credit and other risks associated
                                                            with their undivided interest in the Trust. See
                                                            'Series Provisions--Application of Collections' and
                                                            '--Defaulted Amounts; Charge-Offs'.
Credit Enhancement......................................  On each Distribution Date, the amount of the Collateral
                                                            Interest and the Available Cash Collateral Amount,
                                                            which collectively constitute the Credit Enhancement
                                                            for the Class A Certificates and the Class B
                                                            Certificates, will equal the lesser of (a) the sum of
                                                            the Collateral Invested Amount and the Available Cash
                                                            Collateral Amount and (b) the Required Enhancement
                                                            Amount. The Required Enhancement Amount with respect
                                                            to any Distribution Date will be, subject to certain
                                                            limitations more fully described herein, the product
                                                            of (i) the Adjusted Invested Amount and (ii) 11%. If,
                                                            as of any Distribution Date, the sum of the Available
                                                            Cash Collateral Amount and the Collateral Invested
                                                            Amount is less than the Required Enhancement Amount,
                                                            Available Finance Charge Collections remaining after
                                                            making payments on such date having a higher priority,
                                                            as described herein, will be used to increase the
                                                            Available Cash Collateral Amount or the Collateral
                                                            Invested Amount to the extent of such shortfall. If,
                                                            as of any Distribution Date, the Collateral Invested
                                                            Amount exceeds the Required Collateral Invested
                                                            Amount, Available Principal Collections remaining
                                                            after payment of any Class A Monthly Principal and
                                                            Class B Monthly Principal on such date will be used to


                                                            reduce the Collateral Invested Amount to the Required
                                                            Collateral Invested Amount. See 'Series
                                                            Provisions--Application of Collections'.
Other Series............................................  The Trust has previously issued ten Series of
                                                            Certificates, eight of which are still outstanding.
                                                            See 'Annex I: Other Issuances of Certificates' for a
                                                            summary of those outstanding certificates. Additional
                                                            Series are expected to be issued from time to time by
                                                            the Trust. See 'Description of the Certificates--New
                                                            Issuances' in the Prospectus.
Sharing of Additional Finance Charges...................  Upon the issuance of the Series 1997-4 Certificates, nine Series issued by the Trust will be outstanding as
                                                            of the Series Issuance Date and will be included in a
                                                            group of Series designated as 'Group One'. Group One
                                                            is expected to include additional Series issued from
                                                            time to time. Subject to certain limitations described
                                                            under 'Description of the Certificates--Sharing of
                                                            Additional Finance Charges' in the Prospectus,
                                                            Additional Finance Charges, if any, with respect to
                                                            any Series included

                                                            in Group One will be applied to cover any shortfalls
                                                            with respect to amounts payable from collections of
                                                            Finance Charge Receivables allocable to any other
                                                            Series in Group One, pro rata based upon the amount of
                                                            the shortfall, if any, with respect to each other
                                                            Series in Group One. See 'Description of the
                                                            Certificates--Sharing of Additional Finance Charges'
                                                            in the Prospectus.
The Receivables.........................................  The aggregate amount of Receivables in the Accounts as of September 30, 1997 (including approximately
                                                            $446,000,000 of Receivables in Accounts added to the
                                                            Trust after September 30, 1997 and on or prior to the
                                                            Series Issuance Date) was $6,247,743,423 of which
                                                            $6,127,253,740 were Principal Receivables and
                                                            $120,489,683 were Finance Charge Receivables (which
                                                            amounts include overdue Principal Receivables and
                                                            overdue Finance Charge Receivables, respectively). The
                                                            amount of such Finance Charge Receivables will not
                                                            affect the amount of the Certificateholders' Interest
                                                            represented by the Certificates or the amount of the
                                                            Sellers' Interest, which are determined on the basis
                                                            of the amount of Principal Receivables in the Trust.
                                                            See 'The Accounts' in the Prospectus and 'Composition
                                                            of the Accounts' herein.
Series Cut-Off Date.....................................  October 31, 1997.
Series Issuance Date....................................  On or about November 14, 1997.
Revolving Period and Accumulation Periods...............  Unless a Pay Out Event occurs, the revolving period with respect to the Series 1997-4 Certificates (the
                                                            'Revolving Period') will end, and the accumulation
                                                            period with respect to the Class A Certificates (the
                                                            'Class A Accumulation Period') will commence, at the
                                                            close of business on the last business day of October
                                                            2000 (except that, subject to the conditions set forth
                                                            under 'Series Provisions-- Principal', the day on
                                                            which the Revolving Period ends and the Class A
                                                            Accumulation Period begins may be delayed to not later
                                                            than the last business day of September 2002). Unless
                                                            a Pay Out Event occurs, the accumulation period with
                                                            respect to the Class B Certificates (the 'Class B
                                                            Accumulation Period') will commence at the close of
                                                            business on the last business day of the Monthly
                                                            Period immediately preceding the Class A Expected
                                                            Final Payment Date or, if the Class A Invested Amount
                                                            is not paid in full on the Class A Expected Final
                                                            Payment Date, at the close of business on the last
                                                            business day of the second Monthly Period preceding
                                                            the Distribution Date on which the Class A Invested
                                                            Amount is paid in full. See 'Description of the
                                                            Certicates--Principal' in the Prospectus.

Series Servicing Fee Percentage.........................  For so long as FDNB is the Servicer, 1.75% per annum or, if a successor Servicer is appointed, a percentage
                                                            determined by the Trustee, which will not exceed 2.00%
                                                            per annum. The Monthly Investor Servicing Fee will be
                                                            paid on each Distribution Date as described under
                                                            'Series Provisions--Application of
                                                            Collections--Payment of Interest, Fees and Other
                                                            Items'. See also 'Description of the Certificates--
                                                            Servicing Compensation and Payment of Expenses' in the
                                                            Prospectus.
Registration............................................  The Class A Certificates and the Class B Certificates
                                                            initially will be represented by certificates
                                                            registered in the name of Cede, as nominee of DTC, and
                                                            no purchaser of Class A Certificates or Class B
                                                            Certificates will be entitled to receive a definitive
                                                            certificate except under certain limited
                                                            circumstances. Class A Certificateholders and Class B
                                                            Certificateholders may elect to hold their
                                                            Certificates through DTC (in the United States) or
                                                            CEDEL or Euroclear (in Europe). See 'The Pooling
                                                            Agreement Generally--Book-Entry Registration' and
                                                            '--Definitive Certificates' in the Prospectus.
Optional Repurchase.....................................  On any day occurring on or after the day on which the
                                                            Invested Amount is reduced to 5% or less of the

                                                            Initial Invested Amount, the Banks will have the

                                                            option to repurchase the Series 1997-4
                                                            Certificateholders' Interest and thereby retire the
                                                            Series 1997-4 Certificates. The purchase price will be
                                                            equal to the sum of the Adjusted Invested Amount and
                                                            accrued and unpaid interest on the Class A
                                                            Certificates, the Class B Certificates and the
                                                            Collateral Interest (and accrued and unpaid interest
                                                            with respect to interest amounts that were due but not
                                                            paid on any prior Interest Payment Date) through (a)
                                                            if the day on which such repurchase occurs is a
                                                            Distribution Date, the day immediately preceding such
                                                            Distribution Date, or (b) if the day on which such
                                                            repurchase occurs is not a Distribution Date, the day
                                                            immediately preceding the Distribution Date following
                                                            such day. See 'Description of the
                                                            Certificates--Optional Termination; Final Payment of
                                                            Principal' in the Prospectus.
Series Termination Date.................................  The June 2007 Distribution Date. See 'Series
                                                            Provisions--Series Termination'.
ERISA Eligibility.......................................  The Class A Certificates may be eligible for purchase by
                                                            Benefit Plans. The Class B Certificates are not
                                                            expected to be eligible for purchase by Benefit Plans.
                                                            See 'ERISA Considerations' in the Prospectus.
Class A Certificate Rating..............................  It is a condition to the issuance of the Class A
                                                            Certificates that they be rated in the highest rating
                                                            category by at least one nationally recognized

                                                            statistical rating agency. The rating of the Class A
                                                            Certificates is based primarily on the value of the
                                                            Receivables, the Cash Collateral Account and the
                                                            circumstances in which funds otherwise allocable to
                                                            the Class B Certificateholders' Interest and the
                                                            Collateral Interest may be available to the Class A
                                                            Certificateholders. The rating of the Class A
                                                            Certificates is not based on the availability of
                                                            payments under any interest rate swap or cap agreement
                                                            that may be assigned to the Trust with respect to the
                                                            Series 1997-4 Certificates. See 'Risk Factors--Limited
                                                            Nature of Rating' in the Prospectus.
Class B Certificate Rating..............................  It is a condition to the issuance of the Class B
                                                            Certificates that they be rated in one of the three
                                                            highest rating categories by at least one nationally
                                                            recognized statistical rating agency. The rating of
                                                            the Class B Certificates is based primarily on the
                                                            value of the Receivables, the Cash Collateral Account
                                                            and the circumstances in which funds otherwise

                                                            allocable to the Collateral Interest may be available
                                                            to the Class B Certificateholders. The rating of the

                                                            Class B Certificates is not based on the availability
                                                            of payments under any interest rate swap or cap
                                                            agreement that may be assigned to the Trust with
                                                            respect to the Series 1997-4 Certificates. See 'Risk
                                                            Factors--Limited Nature of Rating' in the Prospectus.

                                  RISK FACTORS

     Potential investors should consider, among other things, the risk factors discussed under 'Risk Factors' in the Prospectus and the following risk factors in connection with the purchase of the Series 1997-4 Certificates.

     Limited Amounts of Credit Enhancement. The Credit Enhancement with respect to the Class A Certificates will be provided by the subordination of the Class B Certificates and the Collateral Interest and the funds available in the Cash Collateral Account, and the Credit Enhancement with respect to the Class B Certificates will be provided by the subordination of the Collateral Interest and the funds available in the Cash Collateral Account. In each case the amounts available as Credit Enhancement are limited and will be reduced by payments or reductions that may be made pursuant to the terms of the Series 1997-4 Supplement, as described herein. If the Available Cash Collateral Amount and the Collateral Invested Amount have been reduced to zero, Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class B Invested Amount may be reduced. If the Class B Invested Amount is reduced to zero, Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class A Invested Amount may be reduced. Further, in the event of a reduction of the Class B Invested Amount or the Collateral Invested Amount, the amount of principal and interest available to make distributions with respect to the Class A Certificates and the Class B Certificates may be reduced. Additionally, the amount of Credit Enhancement may be reduced or the form thereof altered at the Banks' option at any time, subject to the approval of each Rating Agency that has rated the Class A Certificates and the Class B Certificates.

     Effect of Subordination of Class B Certificates; Principal
Payments. Payments of principal and interest on the Class B Certificates are subordinated in right of payment to the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates has been made as described herein. Moreover, the Class B Invested Amount is subject to reduction if the portion of the Required Amount for any Monthly Period attributable to the Class A Certificates and the Monthly Investor Servicing Fee is greater than zero and is not funded by a withdrawal from the Cash Collateral Account or a reduction in the Collateral Invested Amount. To the extent the Class B Invested Amount is reduced, the amount of interest distributable to Class B Certificateholders may be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See 'Series Provisions--Allocation Percentages' and '--Application of Collections'.

If the Class B Invested Amount is reduced to zero, the holders of the Class A Certificates will bear directly the credit and other risks associated with their undivided interest in the Trust.

                            MATURITY CONSIDERATIONS

     The Pooling Agreement and the Series 1997-4 Supplement provide that the Class A Invested Amount is payable to the Class A Certificateholders, to the extent funds are available therefor in the Principal Funding Account, on the Class A Expected Final Payment Date or earlier in the event of a Pay Out Event which results in the commencement of an early amortization period with respect to the Series 1997-4 Certificates (an 'Early Amortization Period'). The Class A Certificateholders will receive payments of principal on each Distribution Date following the Monthly Period in which a Pay Out Event occurs (each such Distribution Date, a 'Special Payment Date') until the Class A Invested Amount is paid in full or the Series Termination Date occurs. The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

     On each Distribution Date with respect to the Class A Accumulation Period (on or prior to the Class A Expected Final Payment Date), Available Principal Collections in an amount up to the Class A Controlled Deposit Amount with respect to such Distribution Date will be deposited in the Principal Funding Account (as described under 'Series Provisions--Application of Collections--Payments of Principal'), until the Principal Funding Account Balance is equal to the Class A Invested Amount. The Class A Certificateholders will receive the aggregate principal amount on deposit in the Principal Funding Account on the Class A Expected Final Payment Date. Although it is anticipated that Available Principal Collections for each Monthly Period with respect to the Class A Accumulation Period will be sufficient to fund the deposit of the Class A Invested Amount in the Principal Funding Account for payment to the Class A Certificateholders on the Class A Expected Final

Payment Date, no assurance can be given in that regard. If the Class A Invested Amount is not paid in full on the Class A Expected Final Payment Date, principal will be paid to the Class A Certificateholders monthly on each Distribution Date until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full or, in either case, until the Series Termination Date occurs.

     If the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date, then on each Distribution Date with respect to the Class B Accumulation Period (on or prior to the Class B Expected Final Payment Date), Available Principal Collections in an amount up to the Class B Controlled Deposit Amount with respect to such Distribution Date will be deposited in the Principal Funding Account (as described under 'Series Provisions--Application of Collections--Payments of Principal'), until the Principal Funding Account Balance is equal to the Class B Invested Amount. The Class B Certificateholders

will receive the aggregate principal amount on deposit in the Principal Funding Account on the Class B Expected Final Payment Date. Although it is anticipated that Available Principal Collections for each Monthly Period with respect to the Class B Accumulation Period will be sufficient to fund the deposit of the Class

B Invested Amount in the Principal Funding Account for payment to the Class B Certificateholders on the Class B Expected Final Payment Date, no assurance can be given in that regard. If the Class B Invested Amount is not paid in full on the Class B Expected Final Payment Date, principal will be paid to the Class B Certificateholders monthly on each Distribution Date until the Class B Invested Amount is paid in full or until the Series Termination Date occurs.

     At or after the time at which the Class A Accumulation Period commences for Series 1997-4, the Banks may designate another Series (or some portion thereof) as a Paired Series with respect to Series 1997-4 and may use such other Series to finance the increase in the Sellers' Interest caused by the accumulation of principal in the Principal Funding Account with respect to Series 1997-4. A Paired Series is intended to be issued as a pair with a Series which is in its Accumulation Period or Scheduled Amortization Period, and, accordingly, new Paired Series may be excluded from the definition of Required Principal Balance and thereby increase the aggregate Invested Amounts that may be issued by the Trust in relation to the aggregate amount of Principal Receivables. If a Pay Out Event occurs with respect to any Paired Series and the Early Amortization Period for such Series overlaps the Class A Accumulation Period, the Class B Accumulation Period or the Early Amortization Period for the Series 1997-4 Certificates, the final payment of principal to the Class A Certificateholders and Class B Certificateholders may be delayed.

     If a Pay Out Event occurs with respect to the Series 1997-4 Certificates and the Early Amortization Period commences, any amount on deposit in the Principal Funding Account on the first Special Payment Date, and the Available Principal Collections on each Distribution Date thereafter, will be paid to the Class A Certificateholders until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full or, in either case, until the Series Termination Date occurs. See 'Description of the Certificates--Pay Out Events' in the Prospectus and 'Series Provisions--Pay Out Events' herein. If the commencement of the Class A Accumulation Period is delayed as described under 'Series Provisions--Principal', and a Pay Out Event with respect to the Series 1997-4 Certificates or with respect to any other Series occurs after the date originally scheduled for the commencement of the Class A Accumulation Period, then it is probable that the Class A Certificateholders, and consequently the Class B Certificateholders, would receive some of their principal later than if the Class A Accumulation Period had not been delayed.

     The following table sets forth the highest and lowest accountholder monthly payment rates for the Providian Portfolio during any month in the period shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the applicable months. Payments shown in the table consist of amounts that would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                      ACCOUNTHOLDER MONTHLY PAYMENT RATES
                              PROVIDIAN PORTFOLIO


                                                          NINE MONTHS          YEAR ENDED DECEMBER 31,
                                                             ENDED             ------------------------
                                                       SEPTEMBER 30, 1997      1996      1995      1994
                                                       ------------------      ----      ----      ----
Lowest............................................             8.66%           7.84%     7.31%     7.29%
Highest...........................................            10.14%           9.35%     8.95%     8.98%
Monthly Average...................................             9.26%           8.47%     8.01%     8.20%

     The amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and consumer spending and borrowing patterns. The Banks cannot predict, and no assurance can be given as to, the accountholder monthly payment rates that will actually occur in any future period. There can be no assurance that collections of Principal Receivables with respect to the Accounts, and thus the rate at which the Principal Funding Account could be funded during the Class A Accumulation Period or the Class B Accumulation Period, or the rate at which Class A Certificateholders and Class B Certificateholders could expect to receive payments of principal on their Class A Certificates and their Class B Certificates during the Early Amortization Period, will be similar to the historical experience set forth above. In addition, the Trust, as a master trust, has issued and may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by a Class A Certificateholder or Class B Certificateholder. If a Pay Out Event occurs with respect to the Series 1997-4 Certificates or other Series in certain circumstances discussed above, payments of principal on the Class A Certificates and the Class B Certificates could be delayed. In other circumstances, if a Pay Out Event occurs with respect to the Series 1997-4 Certificates, the average life and maturity of the Class A Certificates and the Class B Certificates could be significantly reduced. As a result, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to the respective final Distribution Dates with respect to the Class A Certificates and the Class B Certificates will equal the expected number of months. See 'Risk Factors-- Payments and Maturity' in the Prospectus.

                            THE PROVIDIAN PORTFOLIO

GENERAL

     Set forth below is certain information with respect to the Providian Portfolio. See 'The Banks' Credit Card and Consumer Lending Business' in the Prospectus. There can be no assurance that the yield, loss and delinquency experience with respect to the Receivables will be comparable to that set forth below with respect to the entire Providian Portfolio.

REVENUE EXPERIENCE

     Gross revenues from periodic finance charges and fees billed to accountholders on accounts contained in the Providian Portfolio for the nine months ended September 30, 1997 and for each of the three years ended December 31, 1996, 1995 and 1994 are set forth in the following table. Revenue from the Receivables will depend on the types of fees and charges assessed on the Accounts, and could be adversely affected by future changes made by the Banks or the Servicer in such fees and charges or by other factors. See 'Risk Factors-- Certain Legal Aspects' and 'The Ability of the Banks to Change Terms of the Accounts' and 'The Accounts--Billing and Payments' in the Prospectus.

                               REVENUE EXPERIENCE
                              PROVIDIAN PORTFOLIO

                                                     NINE MONTHS                 YEAR ENDED DECEMBER 31,
                                                        ENDED            ----------------------------------------
                                                  SEPTEMBER 30, 1997        1996           1995           1994
                                                  ------------------     ----------     ----------     ----------
                                                                      (DOLLARS IN THOUSANDS)
Average Receivables Outstanding(1)............        $7,611,693         $6,646,608     $4,810,220     $3,567,940
Finance Charge and Fee Income(2)..............         1,119,146          1,233,457        975,434        743,553
Average Revenue Yield(3)(4)...................             19.66%             18.56%         20.28%         20.84%

------------------
(1) Average Receivables Outstanding for any period is equal to the average of the Average Daily Balance for each month in such period. The Average Daily Balance for a month is equal to the average of the Receivables outstanding on each day in such month. Receivables outstanding on any day are the sum of Principal Receivables and Finance Charge Receivables on such day.
(2) Finance Charge and Fee Income includes Interchange and is reduced by purchase rebates with respect to certain accounts.
(3) Average Revenue Yield is the result of dividing Finance Charge and Fee Income by Average Receivables Outstanding during the periods indicated.
(4) The percentage for the nine months ended September 30, 1997 is an annualized figure.

LOSS AND DELINQUENCY EXPERIENCE

     The following tables set forth the delinquency and loss experience with respect to payments by accountholders on the Providian Portfolio for each of the periods shown. There can be no assurance, however, that the loss and delinquency experience for the Receivables will be similar to the historical experience for the Providian Portfolio set forth below.


                             DELINQUENCY EXPERIENCE
                              PROVIDIAN PORTFOLIO

                                                                           AT DECEMBER 31,
                                                 --------------------------------------------------------------------
                         AT SEPTEMBER 30,

                               1997                         1996                         1995                 1994
                    --------------------------   --------------------------   --------------------------   ----------
                    DELINQUENT                   DELINQUENT                   DELINQUENT                   DELINQUENT
                      AMOUNT     PERCENTAGE(1)     AMOUNT     PERCENTAGE(1)     AMOUNT     PERCENTAGE(1)     AMOUNT
                    ----------   -------------   ----------   -------------   ----------   -------------   ----------
                                                         (DOLLARS IN THOUSANDS)
31-60 days........   $118,734         1.54%       $127,322         1.63%       $ 81,933         1.45%       $ 54,160
61-90 days........     71,939         0.93          71,890         0.92          44,170         0.78          29,000
91 days or
  more ...........    121,337         1.58         120,571         1.55          57,579         1.02          38,278
                    ----------      ------       ----------      ------       ----------      ------       ----------
  Total...........   $312,010         4.05%       $319,783         4.10%       $183,682         3.25%       $121,438


                    PERCENTAGE(1)
                    -------------

31-60 days........       1.34%
61-90 days........       0.72
91 days or
  more ...........       0.95
                       ------
  Total...........       3.01%

------------------
(1) The percentages are the result of dividing the Delinquent Amount by the aggregate Receivables outstanding at the dates indicated. The aggregate Receivables outstanding at September 30, 1997 and at December 31, 1996, 1995, and 1994 were $7,701,630, $7,790,346, $5,637,675, and $4,040,238, respectively. Receivables outstanding on any day are the sum of Principal Receivables and Finance Charge Receivables on such day.

                                LOSS EXPERIENCE
                              PROVIDIAN PORTFOLIO

                                                          NINE MONTHS               YEAR ENDED DECEMBER 31,
                                                             ENDED           --------------------------------------
                                                       SEPTEMBER 30, 1997       1996          1995          1994

                                                       ------------------    ----------    ----------    ----------
                                                                          (DOLLARS IN THOUSANDS)
Average Receivables Outstanding(1)..................       $7,611,693        $6,646,608    $4,810,220    $3,567,940
Gross Charge-offs(2)................................          450,737           410,614       253,367       197,936
Recoveries..........................................           41,999            44,570        35,555        28,283
Net Charge-offs(3)..................................          408,738           366,044       217,812       169,653
Net Charge-offs as a Percentage of Average

  Receivables(4)....................................            7.18%             5.51%         4.53%         4.75%

------------------

(1) Average Receivables Outstanding for any period is equal to the average of the Average Daily Balance for each month in such period. The Average Daily Balance for a month is equal to the average of the Receivables outstanding on each day in such month. Receivables outstanding on any day are the sum of Principal Receivables and Finance Charge Receivables on such day.

(2) Gross Charge-offs are Receivables charged off as uncollectible in accordance with the Banks' customary practices (excludes reductions due to fraud, returned goods and customer disputes for all periods shown).

(3) Gross Charge-offs less the total amount of recoveries on previously Charged-off Accounts.

(4) The percentage for the nine months ended September 30, 1997 is an annualized figure.

                          COMPOSITION OF THE ACCOUNTS

     The Receivables in the Accounts as of September 30, 1997 (including approximately $446,000,000 of Receivables in Accounts added to the Trust after September 30, 1997 and on or prior to the Series Issuance Date, which Accounts are included in all figures set forth in this paragraph) included $120,489,683 of Finance Charge Receivables and $6,127,253,740 of Principal Receivables (which amounts include overdue Finance Charge Receivables and overdue Principal Receivables, respectively). As of September 30, 1997, there were 4,366,067 Accounts (including 1,597,047 closed Accounts with a zero balance and 352,623 charged-off Accounts). As of September 30, 1997, the Accounts had an average total Principal Receivables balance of $4,218 (excluding 2,911,224 Accounts with a zero or credit balance and charged-off Accounts) and an average credit limit of $6,866 (excluding 1,949,670 closed Accounts with a zero balance and charged-off Accounts). As of September 30, 1997, the average total Principal Receivables balance in the Accounts as a percentage of the average credit limit with respect to the Accounts (excluding 2,911,224 Accounts with a zero or credit balance and charged-off Accounts in the case of average total Principal Receivables balance, and with respect to average credit limit, excluding 1,949,670 closed Accounts with a zero balance and charged-off Accounts) was approximately 61.4%. As of September 30, 1997, the weighted average age of the Accounts was 36.1 months. The Accounts were selected from the Providian Portfolio in the manner described in the Prospectus under 'The Accounts--General.' See 'The Accounts' in the Prospectus.


     The following tables summarize the Accounts by various criteria as of September 30, 1997. References to 'Receivables Outstanding' in the following tables include both Finance Charge Receivables and Principal Receivables. Because the composition of the Accounts will change in the future, these tables are not necessarily indicative of the future composition of the Accounts.

                   COMPOSITION OF ACCOUNTS BY ACCOUNT BALANCE
                         (AS OF SEPTEMBER 30, 1997)(1)

                                                                       PERCENTAGE
                                                                        OF TOTAL                           PERCENTAGE OF
                                                        NUMBER OF        NUMBER         RECEIVABLES      TOTAL RECEIVABLES
ACCOUNT BALANCE                                        ACCOUNTS(2)     OF ACCOUNTS     OUTSTANDING(2)       OUTSTANDING
----------------------------------------------------   -----------    -------------    --------------    -----------------
                                                                             (DOLLARS IN THOUSANDS)
Credit Balance(3)...................................       54,866           2.27%        $   (8,644)            (0.14)%
No Balance(4).......................................      906,688          37.52                 --                --
$0.01 to $1,499.99..................................      437,609          18.11            197,821              3.17
$1,500.00 to $2,999.99..............................      203,030           8.40            469,876              7.52
$3,000.00 to $4,499.99..............................      218,283           9.03            813,983             13.03
$4,500.00 to $5,999.99..............................      247,112          10.23          1,269,426             20.32
$6,000.00 to $7,499.99..............................      106,083           4.39            711,593             11.39
$7,500.00 to $8,999.99..............................       72,029           2.98            588,824              9.42
$9,000.00 to $10,499.99.............................       50,684           2.10            492,053              7.88
$10,500.00 and above................................      120,013           4.97          1,712,811             27.41
                                                       -----------    -------------    --------------         -------
  Total.............................................    2,416,397         100.00%        $6,247,743            100.00%
                                                       -----------    -------------    --------------         -------
                                                       -----------    -------------    --------------         -------

------------------
(1) Includes approximately $446,000,000 of Receivables in Accounts added to the Trust after September 30, 1997 and on or prior to the Series Issuance Date.
(2) Receivables outstanding are the sum of Principal Receivables and Finance Charge Receivables. Does not include 1,597,047 closed Accounts with a zero balance and 352,623 charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts have been assigned to the Trust.
(3) Credit Balances are a result of accountholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts with a credit balance are included, as Receivables may be generated with respect thereto in the future.
(4) Accounts with no balance are included, as Receivables may be generated with respect thereto in the future.

                    COMPOSITION OF ACCOUNTS BY CREDIT LIMIT

                         (AS OF SEPTEMBER 30, 1997)(1)

                                                                       PERCENTAGE
                                                                        OF TOTAL                           PERCENTAGE OF
                                                        NUMBER OF        NUMBER         RECEIVABLES      TOTAL RECEIVABLES
CREDIT LIMIT                                           ACCOUNTS(2)     OF ACCOUNTS     OUTSTANDING(2)       OUTSTANDING
----------------------------------------------------   -----------    -------------    --------------    -----------------
                                                                             (DOLLARS IN THOUSANDS)

$0.01 to $1,499.99..................................        2,600           0.11%        $      395              0.01%
$1,500.00 to $2,999.99..............................        8,589           0.36              8,537              0.13
$3,000.00 to $4,499.99..............................      198,681           8.22            303,251              4.85
$4,500.00 to $5,999.99..............................    1,048,882          43.41          1,309,251             20.96
$6,000.00 to $7,499.99..............................      465,250          19.25          1,021,045             16.34
$7,500.00 to $8,999.99..............................      209,345           8.66            657,589             10.53
$9,000.00 to $10,499.99.............................      210,946           8.73            642,320             10.28
$10,500.00 and above................................      272,104          11.26          2,305,355             36.90
                                                       -----------    -------------    --------------         -------
  Total.............................................    2,416,397         100.00%        $6,247,743            100.00%
                                                       -----------    -------------    --------------         -------
                                                       -----------    -------------    --------------         -------

------------------
(1) Includes approximately $446,000,000 of Receivables in Accounts added to the Trust after September 30, 1997 and on or prior to the Series Issuance Date.

(2) Receivables outstanding are the sum of Principal Receivables and Finance Charge Receivables. Does not include 1,597,047 closed Accounts with a zero balance and 352,623 charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts have been assigned to the Trust.

                   COMPOSITION OF ACCOUNTS BY PAYMENT STATUS
                         (AS OF SEPTEMBER 30, 1997)(1)

                                                                             PERCENTAGE                     PERCENTAGE
                                                                             OF TOTAL                        OF TOTAL
                                                               NUMBER OF     NUMBER OF     RECEIVABLES      RECEIVABLES
PAYMENT STATUS                                                ACCOUNTS(2)    ACCOUNTS     OUTSTANDING(2)    OUTSTANDING
-----------------------------------------------------------   -----------    ---------    --------------    -----------
                                                                               (DOLLARS IN THOUSANDS)
Current(3).................................................    2,375,232        98.30%      $5,983,818          95.78%
31-60 Days Delinquent......................................       16,502         0.68          100,995           1.62
61-90 Days Delinquent......................................        9,359         0.39           60,649           0.97
91 Days Delinquent or more.................................       15,304         0.63          102,281           1.63

                                                              -----------    ---------    --------------    -----------
Total......................................................    2,416,397       100.00%      $6,247,743         100.00%
                                                              -----------    ---------    --------------    -----------
                                                              -----------    ---------    --------------    -----------

------------------
(1) Includes approximately $446,000,000 of Receivables in Accounts added to the Trust after September 30, 1997 and on or prior to the Series Issuance Date.

(2) Receivables outstanding are the sum of Principal Receivables and Finance

    Charge Receivables. Does not include 1,597,047 closed Accounts with a zero balance and 352,623 charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts have been assigned to the Trust.

(3) Includes Accounts on which the minimum payment has not been received prior to the second billing date following issuance of the related billing statement.

                     COMPOSITION OF ACCOUNTS BY ACCOUNT AGE
                         (AS OF SEPTEMBER 30, 1997)(1)

                                                                             PERCENTAGE                     PERCENTAGE
                                                                             OF TOTAL                        OF TOTAL
                                                               NUMBER OF     NUMBER OF     RECEIVABLES      RECEIVABLES
ACCOUNT AGE                                                   ACCOUNTS(2)    ACCOUNTS     OUTSTANDING(2)    OUTSTANDING
-----------------------------------------------------------   -----------    ---------    --------------    -----------
                                                                               (DOLLARS IN THOUSANDS)
0 to 6 months old..........................................      300,353        12.43%      $  593,503           9.50%
Over 6 to 12 months........................................      388,995        16.10          892,451          14.28
Over 12 to 24 months.......................................      533,496        22.08        1,530,638          24.50
Over 24 to 36 months.......................................      342,495        14.17        1,111,085          17.79
Over 36 to 48 months.......................................      219,251         9.07          562,233           9.00
Over 48 months.............................................      631,807        26.15        1,557,833          24.93
                                                              -----------    ---------    --------------    -----------
  Total....................................................    2,416,397       100.00%      $6,247,743         100.00%
                                                              -----------    ---------    --------------    -----------
                                                              -----------    ---------    --------------    -----------

------------------
(1) Includes approximately $446,000,000 of Receivables in Accounts added to the Trust after September 30, 1997 and on or prior to the Series Issuance Date.

(2) Receivables outstanding are the sum of Principal Receivables and Finance Charge Receivables. Does not include 1,597,047 closed Accounts with a zero balance and 352,623 charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts have been assigned to the Trust.

             COMPOSITION OF ACCOUNTS BY GEOGRAPHIC DISTRIBUTION(1)
                         (AS OF SEPTEMBER 30, 1997)(2)

                                                                             PERCENTAGE                     PERCENTAGE
                                                                             OF TOTAL                        OF TOTAL
                                                               NUMBER OF     NUMBER OF     RECEIVABLES      RECEIVABLES
STATE                                                         ACCOUNTS(3)    ACCOUNTS     OUTSTANDING(3)    OUTSTANDING

-----------------------------------------------------------   -----------    ---------    --------------    -----------
                                                                               (DOLLARS IN THOUSANDS)
California.................................................      319,385        13.22%      $  791,206          12.66%
Texas......................................................      176,884         7.32          472,130           7.56
New York...................................................      169,412         7.01          414,369           6.63
Florida....................................................      134,918         5.58          321,609           5.15
Pennsylvania...............................................      110,975         4.59          267,680           4.28
Illinois...................................................      104,189         4.31          265,348           4.25
Ohio.......................................................       95,896         3.97          258,510           4.14
North Carolina.............................................       69,838         2.89          209,188           3.35
Michigan...................................................       79,201         3.28          203,334           3.25
New Jersey.................................................       82,594         3.42          188,436           3.02
Georgia....................................................       59,679         2.47          175,156           2.80
Indiana....................................................       60,884         2.52          164,744           2.64
Washington.................................................       55,409         2.29          144,274           2.31
Virginia...................................................       48,949         2.03          142,623           2.28
Missouri...................................................       53,004         2.19          140,202           2.24
Tennessee..................................................       46,537         1.93          132,857           2.13
Massachusetts..............................................       58,713         2.43          131,623           2.11
Others(4)(5)...............................................      689,930        28.55        1,824,454          29.20
                                                              -----------    ---------    --------------    -----------
  Total....................................................    2,416,397       100.00%      $6,247,743         100.00%
                                                              -----------    ---------    --------------    -----------
                                                              -----------    ---------    --------------    -----------

------------------
(1) Determined on the basis of accountholders' telephone area codes.

(2) Includes approximately $446,000,000 of Receivables in Accounts added to the Trust after September 30, 1997 and on or prior to the Series Issuance Date.

(3) Receivables outstanding are the sum of Principal Receivables and Finance Charge Receivables. Does not include 1,597,047 closed Accounts with a zero balance and 352,623 charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts have been assigned to the Trust.

(4) No state other than those listed has more than 2.00% of the total Receivables Outstanding, excluding Accounts for which computer records show

    'unknown' in the state field.

(5) Includes Accounts representing 0.01% of the total Receivables Outstanding for which computer records show 'unknown' in the state field.

                                   THE BANKS

     As of FDNB's September 30, 1997 Call Report, FDNB had total deposits of approximately $2,587 million, total assets of approximately $3,221 million and total equity of approximately $453 million. As of PNB's September 30, 1997 Call Report, PNB had total deposits of approximately $423 million, total assets of approximately $596 million and total equity of approximately $167 million. Prior to the March 31, 1997 Call Report, Call Reports were required to be prepared in accordance with regulatory accounting principles, which differed in some respects from generally accepted accounting principles. Beginning with the March 31, 1997 Call Report, the balance sheet, income statement and related Call Report schedules have been prepared by the Banks in accordance with generally accepted accounting principles. See 'The Banks' in the Prospectus.

                                USE OF PROCEEDS

     Net proceeds from the sale of the Series 1997-4 Certificates in the amount of the Initial Invested Amount, less offering expenses, will be paid to the Banks. The Banks will use such proceeds for general corporate purposes.

                               SERIES PROVISIONS

GENERAL

     The Series 1997-4 Certificates will be issued pursuant to the Pooling Agreement and a Supplement thereto relating to the Series 1997-4 Certificates (the 'Series 1997-4 Supplement'). The Series 1997-4 Certificates will consist of three Classes, the Class A Certificates, the Class B Certificates and the Class comprising the Collateral Interest. Reference should be made to the Prospectus for additional information concerning the Series 1997-4 Certificates and the Pooling Agreement.

INTEREST

     Interest will accrue on the outstanding principal amount of the Class A Certificates at the Class A Certificate Rate. Interest will be distributed to the Class A Certificateholders on December 15, 1997 and each Interest Payment Date thereafter in an amount equal to one-twelfth of the product of the Class A Certificate Rate and the outstanding principal amount of the Class A Certificates as of the preceding Record Date, except that interest distributed on the first Interest Payment Date with respect to the Class A Certificates will be equal to the interest accrued on the Class A Invested Amount at the Class A Certificate Rate from the Series Issuance Date, calculated on the basis of a 360-day year of twelve 30-day months. Interest with respect to the Class A Certificates due but not paid on any Interest Payment Date will be due on the next succeeding Interest Payment Date with additional interest on such amount at a rate equal to the Class A Certificate Rate to the extent permitted by law.

     Interest will accrue on the Class B Invested Amount at the Class B Certificate Rate. Interest will be distributed to the Class B Certificateholders on December 15, 1997 and each Interest Payment Date thereafter in an amount equal to one-twelfth of the product of the Class B Certificate Rate and the Class B Invested Amount as of the preceding Record Date, except that interest distributed on the first Interest Payment Date with respect to the Class B Certificates will be equal to the interest accrued on the Class B Invested Amount at the Class B Certificate Rate from the Series Issuance Date, calculated on the basis of a 360-day year of twelve 30-day months. Interest with respect to the Class B Certificates due but not paid on any Interest Payment Date will be due on the next succeeding Interest Payment Date with additional interest on such amount at a rate equal to the Class B Certificate Rate to the extent permitted by law.

     Interest payments on the Class A Certificates and the Class B Certificates on any Interest Payment Date will be funded from Available Finance Charge Collections for the related Monthly Period as described under '--Application of Collections--Payments of Interest, Fees and Other Items'. To the extent that Available Finance Charge Collections for such Monthly Period are insufficient to pay interest on the Class A Certificates, the Available Cash Collateral Amount and Reallocated Principal Collections that would otherwise be allocable to the Collateral Invested Amount and the Class B Invested Amount will be used to make such payments. To the extent that Available Finance Charge Collections for such Monthly Period are insufficient to pay interest on the Class B Certificates, the Available Cash Collateral Amount and Reallocated Collateral Principal Collections that would otherwise be allocable to the Collateral Invested Amount (to the extent such amounts are not needed to pay interest on the Class A Certificates) will be used to make such payments.

     'Available Finance Charge Collections' means, with respect to any Distribution Date, an amount equal to the sum of: (a) the product of the Floating Allocation Percentage and the aggregate amount of collections of Finance Charge Receivables with respect to the related Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement, but excluding any investment earnings constituting Principal Funding Investment Proceeds or Cash Collateral Investment Proceeds); (b) the Principal Funding Investment Proceeds, if any, with respect to such Distribution Date; (c) the Cash Collateral Investment Proceeds, if any, with respect to such Distribution Date; (d) amounts, if any, withdrawn from the Reserve Account that are required to be included in Available Finance Charge Collections pursuant to the Series 1997-4 Supplement with respect to such Distribution Date;

(e) any Additional Finance Charges from other Series in Group One that are allocated to Series 1997-4 with respect to such Monthly Period; and (f) payments, if any, received with respect to such Distribution Date under any interest rate swap or cap agreement assigned to the Trust for the benefit of the Series 1997-4 Certificateholders.


PRINCIPAL

     During the Revolving Period (which begins on the Series Cut-Off Date and ends immediately prior to the commencement of the Class A Accumulation Period or, if earlier, the Early Amortization Period), no principal payments will be made to Class A Certificateholders or Class B Certificateholders. On each Distribution Date with respect to the Class A Accumulation Period (on or prior to the Class A Expected Final Payment Date), principal will be deposited in the Principal Funding Account in an amount up to the Class A Controlled Deposit Amount with respect to such Distribution Date and amounts on deposit therein will be distributed to the Class A Certificateholders on the Class A Expected Final Payment Date. If the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date, then on each Distribution Date with respect to the Class B Accumulation Period (on or prior to the Class B Expected Final Payment Date), principal will be deposited in the Principal Funding Account in an amount up to the Class B Controlled Deposit Amount with respect to such Distribution Date and amounts on deposit therein will be distributed to the Class B Certificateholders on the Class B Expected Final Payment Date. During the Early Amortization Period, principal will be paid to the Class A Certificateholders monthly on each Special Payment Date until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full or, in either case, until the Series Termination Date occurs. If a Pay Out Event occurs with respect to the Series 1997-4 Certificates during the Class A Accumulation Period or the Class B Accumulation Period, any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders or the Class B Certificateholders, as the case may be, on the first Special Payment Date. See '--Application of Collections-- Payments of Principal' herein and see '--Pay Out Events' herein and 'Description of the Certificates--Pay Out Events' in the Prospectus for a discussion of events that might lead to the commencement of an Early Amortization Period. In addition, if the Class A Invested Amount is not paid in full on the Class A Expected Final Payment Date, principal will be paid to the Class A Certificateholders monthly on each Distribution Date until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full or, in either case, until the Series Termination Date occurs. If the Class B Invested Amount is not paid in full on the Class B Expected Final Payment Date, principal will be paid to the Class B Certificateholders monthly on each Distribution Date until the Class B Invested Amount is paid in full or until the Series Termination Date occurs.

     The Class A Accumulation Period is scheduled to commence at the close of business on the last business day of October 2000. However, the Servicer may elect to postpone the commencement of the Class A Accumulation Period and extend the length of the Revolving Period, subject to the conditions set forth below. The Servicer may make such election only if the Class A Accumulation Period Length (determined as described below) is less than twenty-four months and if no Pay Out Event has occurred and is continuing with respect to any other Series. On each Determination Date during the Revolving Period, the Servicer will determine the 'Class A Accumulation Period Length', which is the number of months expected to be required fully to fund the Class A Initial Invested Amount no later than the Class A Expected Final Payment Date, based on (a) the expected monthly collections of Principal Receivables allocated to all outstanding Series (other than certain variable funding Series, including Series 1993-3), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to the Certificateholders of all outstanding Series (excluding any variable funding Series) that are not expected to be in their revolving period during the Class A Accumulation Period. If the Class A Accumulation Period Length is less than twenty-four months, the Servicer may, at its option, postpone the commencement of the Class A Accumulation Period such that the number of months included in the Class A Accumulation Period will be equal to or exceed the Class A Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Class A Accumulation Period based on the invested amounts of certain other Series which are expected to be in their revolving periods during the Class A Accumulation Period or on increases in the principal payment rate occurring after the Series Issuance Date. The length of the Class A Accumulation Period will not be less than one month. If the commencement of the Class A

Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event with respect to Series 1997-4 occurs after the date originally scheduled as the commencement of the Class A Accumulation Period or a Pay Out Event occurs with respect to any other Series, then it is probable that the Class A Certificateholders, and consequently the Class B Certificateholders, would receive some of their principal later than if the Class A Accumulation Period had not been delayed.

ALLOCATION PERCENTAGES

     Pursuant to the Pooling Agreement, for each day during each Monthly Period, the Servicer will allocate between the Series 1997-4 Certificateholders' Interest, the Sellers' Interest and the Certificateholders' Interests of the other Series issued and outstanding from time to time all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period. Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated at all times to the Series 1997-4 Certificateholders' Interest based on the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the sum of the total amount of Principal Receivables in the Trust and the amount on deposit in the Special Funding Account as of the last day of such immediately preceding Monthly Period; provided, however, that for the first Monthly Period, the numerator will be the Initial Invested Amount for the period from and including the Series Issuance Date through and including the last day of such first Monthly Period and the denominator will be the sum of the Principal Receivables in the Trust and the amount on deposit in the Special Funding Account as of the Series Cut-Off Date (the 'Floating Allocation Percentage'). Collections of Principal Receivables with respect to each day during any Monthly Period at all times will be allocated to the Series 1997-4 Certificateholders' Interest based on the percentage equivalent of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the preceding Monthly Period and (b) during the Class A Accumulation Period, the Class B Accumulation Period or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the Principal Receivables in the Trust and the amount on deposit in the Special Funding Account as of the last day of the preceding Monthly Period and (ii) the sum of the numerators used to calculate the allocation percentages with respect to collections of Principal Receivables for all Series outstanding as of the date of determination (the 'Principal Allocation Percentage').

     'Invested Amount' means, with respect to any date of determination, an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount. 'Class A Invested Amount' means, when used with respect to any date of determination, an amount equal to (a) the Class A Initial Invested Amount, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Charge-Offs over the aggregate amount of Class A Charge-Offs reimbursed as described under '--Application of Collections--Payments of Interest, Fees and Other Items' prior to such date; provided, however, that the Class A Invested Amount will not be reduced below zero. 'Class B Invested Amount' means, when used with respect to any date of determination, an amount equal to (a) the Class B Initial Invested Amount, minus
(b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount by which the Class B Invested Amount has been reduced in respect of the application of Reallocated Class B Principal Collections on all prior Distribution Dates as described under '--Application of Collections--Payments of Interest, Fees and Other Items', minus (d) the aggregate amount of Class B Charge-Offs prior to such date, plus (e) the aggregate amount of Available Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) as described under '-- Application of Collections--Payments of Interest, Fees and Other Items'; provided, however, that the Class B Invested Amount will not be reduced below zero. 'Collateral Invested Amount' means, when used with respect to any date of determination, an amount equal to (a) the Collateral Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount by which the Collateral Invested Amount has been reduced in respect of the application of Reallocated Principal Collections on all prior Distribution Dates as described under '--Application of Collections--Payments of Interest, Fees and Other Items', minus (d) the aggregate amount by which the Collateral Invested Amount has been reduced on all prior Distribution Dates as described under '--Defaulted Amounts; Charge-Offs', plus (e) the aggregate amount of Available Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) as described under '--Application of Collections--Payments of Interest, Fees and Other Items'; provided, however, that the Collateral Invested Amount will not be reduced below zero.

APPLICATION OF COLLECTIONS

     Payments of Interest, Fees and Other Items. On each Distribution Date, the Servicer will apply (if FDNB is the Servicer and the Collection Account is maintained with FDNB) or will cause the Trustee to apply Available Finance Charge Collections and Reallocated Principal Collections on deposit in the Collection Account with respect to such Distribution Date to make the following distributions:

     (a) On each Distribution Date, Available Finance Charge Collections with respect to such Distribution Date will be distributed in the following priority:

          (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed to Class A Certificateholders on any prior Distribution Date, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to Class A Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Certificateholders;

          (ii) an amount equal to Class B Monthly Interest for such Distribution

     Date, plus the amount of any Class B Monthly Interest previously due but not distributed to Class B Certificateholders on any prior Distribution Date, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to Class B Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Certificateholders;

          (iii) an amount equal to the Monthly Investor Servicing Fee for such Distribution Date, plus the amount of any Monthly Investor Servicing Fee previously due but not distributed to the Servicer on any prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account in accordance with the Pooling Agreement);

          (iv) an amount equal to the Class A Defaulted Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

          (v) an amount equal to the aggregate amount of Class A Charge-Offs that have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date;

          (vi) an amount equal to accrued and unpaid interest (including any interest on amounts due but not paid pursuant to this paragraph on a prior Distribution Date) at the Class B Certificate Rate on the excess, if any, of the outstanding principal balance of the Class B Certificates over the Class B Invested Amount will be distributed to the Paying Agent for payment to the Class B Certificateholders;

          (vii) an amount equal to the Class B Defaulted Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

          (viii) an amount equal to the aggregate amount by which the Class B

     Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of 'Class B Invested Amount' above (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be treated as a portion of Available Principal Collections with respect to such Distribution Date;

          (ix) an amount equal to Collateral Monthly Interest for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not paid to the Collateral Interest Holder on any prior Distribution Date, will be paid to the Collateral Interest Holder for application in accordance with the Collateral Agreement;

          (x) an amount equal to the Collateral Defaulted Amount for such Distribution Date will be treated as a portion of Available Principal Collections with respect to such Distribution Date;

          (xi) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates pursuant to the Series 1997-4 Supplement, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

          (xii) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of 'Collateral Invested Amount' above (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be treated as a portion of Available Principal Collections with respect to such Distribution Date;

          (xiii) an amount up to the excess, if any, of the Required Cash Collateral Amount over the remaining Available Cash Collateral Amount shall be deposited into the Cash Collateral Account;

          (xiv) an amount equal to the aggregate of any other amounts then due to the Collateral Interest Holder pursuant to the Collateral Agreement (to the extent such amounts are payable pursuant to the Collateral Agreement out of Available Non-Principal Funds (as defined in the Collateral Agreement)) will be distributed to the Collateral Interest Holder for application in accordance with the Collateral Agreement; and

          (xv) the balance, if any, will constitute Additional Finance Charges for such Distribution Date and will be available for allocation to other Series in Group One or to the Banks as described under 'Summary of Series--Terms Sharing of Additional Finance Charges.'

     'Class A Additional Interest' means, with respect to any Distribution Date and the concurrent Interest Payment Date, if the Class A Interest Shortfall with respect to the preceding Interest Payment Date is greater than zero, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) such Class A Interest Shortfall.


     'Class A Defaulted Amount' means, with respect to any Distribution Date, an amount equal to the product of (i) the Defaulted Amount for the related Monthly Period multiplied by the Floating Allocation Percentage for such Monthly Period and (ii) the Class A Percentage for such Monthly Period.

     'Class A Interest Shortfall' means, with respect to any Interest Payment Date, the excess, if any, of the Class A Monthly Interest for such Interest Payment Date over the aggregate amount of funds allocated and available to pay such Class A Monthly Interest on such Interest Payment Date.

     'Class A Monthly Interest' means, with respect to any Interest Payment Date, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal amount of the Class A Certificates as of the immediately preceding Record Date.

     'Class A Percentage' means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Class A Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date) and the denominator of which is the Adjusted Invested Amount as of the last day of such immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date).

     'Class B Additional Interest' means, with respect to any Distribution Date and the concurrent Interest Payment Date, if the Class B Interest Shortfall with respect to the preceding Interest Payment Date is greater than zero, an amount equal to one-twelfth the product of (i) the Class B Certificate Rate and (ii) such Class B Interest Shortfall.

     'Class B Defaulted Amount' means, with respect to any Distribution Date, an amount equal to the product of (i) the Defaulted Amount for the related Monthly Period multiplied by the Floating Allocation Percentage for such Monthly Period and (ii) the Class B Percentage for such Monthly Period.

     'Class B Interest Shortfall' means, with respect to any Interest Payment Date, the excess, if any, of the Class B Monthly Interest for such Interest Payment Date over the aggregate amount of funds allocated and available to pay such Class B Monthly Interest on such Interest Payment Date.

     'Class B Monthly Interest' means, with respect to any Interest Payment Date, an amount equal to one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the Class B Invested Amount as of the immediately preceding Record Date.

     'Class B Percentage' means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Class B Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date) and the denominator of which is the Adjusted Invested Amount as of the last day of such immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date).

     'Collateral Agreement' means the agreement between the Banks, the Servicer, the Trustee and the Collateral Interest Holder, relating to the Collateral Interest, as amended, supplemented or modified from time to time.

     'Collateral Defaulted Amount' means, with respect to each Distribution Date, an amount equal to the product of (i) the Defaulted Amount for the related Monthly Period multiplied by the Floating Allocation Percentage for such Monthly Period and (ii) the Collateral Percentage for such Monthly Period.

     'Collateral Monthly Interest' means, with respect to any Distribution Date, the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) LIBOR (as defined in the Collateral Agreement) plus 1% per annum, or such lesser rate as may be designated as the 'Collateral Interest Rate' in the Collateral Agreement, and (iii) the Collateral Invested Amount as of the last business day of the preceding Monthly Period.

     'Collateral Percentage' means, with respect to any Monthly Period, 100% minus the sum of the Class A Percentage and the Class B Percentage.


     'Interest Period' means, with respect to any Interest Payment Date, the period from and including the preceding Interest Payment Date to but excluding such Interest Payment Date; provided, however, that the initial Interest Period will commence on and include the Series Issuance Date and end on but exclude the first Interest Payment Date following the Series Issuance Date, which first Interest Payment Date will be December 15, 1997.

     (b) On each Distribution Date, following the application of Available Finance Charge Collections as described above and the application of the Available Cash Collateral Amount on such Distribution Date to fund the Required Amount, if any, as described in '--Cash Collateral Account,' Reallocated Collateral Principal Collections for the related Monthly Period will be distributed to fund any deficiency pursuant to paragraphs (a)(i), (a)(ii),
(a)(iii), (a)(iv), and (a)(vii) above, in the priority set forth in such paragraphs, and the Collateral Invested Amount (after giving effect to reductions in the Collateral Invested Amount on such Distribution Date as described in the first paragraph under '--Defaulted Amounts; Charge-Offs' in respect of the amount by which the Collateral Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Collateral Defaulted Amount) will be reduced by the amount so distributed; and

     (c) On each Distribution Date, following the application of Available Finance Charge Collections as described above, the application of the Available Cash Collateral Amount on such Distribution Date to fund the Required Amount, if any, as described in '--Cash Collateral Account,' and the application of Reallocated Collateral Principal Collections for the related Monthly Period as described in the immediately preceding paragraph, Reallocated Class B Principal Collections will be distributed to fund any deficiency pursuant to paragraphs
(a)(i), (a)(iii), and (a)(iv) above, in the priority set forth in such paragraphs, and the Collateral Invested Amount (after giving effect to reductions in the Collateral Invested Amount on such Distribution Date (i) as described in paragraph (b) above in respect of the application of the

Reallocated Collateral Principal Collections and (ii) as described in the first paragraph under '--Defaulted Amounts; Charge-Offs' in respect of the amount by which the Collateral Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Collateral Defaulted Amount) will be reduced by the amount so distributed. If such reduction would cause the Collateral Invested Amount to be reduced below zero, the Collateral Invested Amount will be reduced to zero and the Class B Invested Amount (after giving effect to reductions in the Class B Invested Amount on such Distribution Date
(a) as described in the third paragraph under '--Defaulted Amounts; Charge-Offs' in respect of the amount by which the Class B Defaulted Amount exceeded the amount of Available Finance Charge Collections, the Available Cash Collateral Amount and Reallocated Collateral Principal Collections available to fund the Class B Defaulted Amount) will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero.

     'Reallocated Class B Principal Collections' means, with respect to any Monthly Period, the lesser of (i) an amount equal to the excess, if any, of the full amount required to be paid pursuant to paragraphs (a)(i), (a)(iii) and
(a)(iv) above over Available Finance Charge Collections, the Available Cash Collateral Amount and Reallocated Collateral Principal Collections applied with respect thereto for such Monthly Period and (ii) the sum for each day of the related Monthly Period of the product obtained by multiplying (A) the Principal

Allocation Percentage with respect to such day, (B) the amount of such day's collections of Principal Receivables and (C) the Class B Percentage as of the last day of the immediately preceding Monthly Period.

     'Reallocated Collateral Principal Collections' means, with respect to any Monthly Period, the lesser of (i) an amount equal to the excess, if any, of the Required Amount over the Available Cash Collateral Amount applied with respect thereto for such Monthly Period and (ii) the sum for each day of the related Monthly Period of the product obtained by multiplying (A) the Principal Allocation Percentage with respect to such day, (B) the amount of such day's collections of Principal Receivables and (C) the Collateral Percentage as of the last day of the immediately preceding Monthly Period.

     'Reallocated Principal Collections' means, with respect to any Monthly Period, the sum of (i) Reallocated Class B Principal Collections with respect to such Monthly Period and (ii) Reallocated Collateral Principal Collections with respect to such Monthly Period.

     Payments of Principal. On each Distribution Date, the Servicer will apply (if FDNB is the Servicer and the Collection Account is maintained with FDNB) or will cause the Trustee to apply Available Principal Collections then on deposit in the Collection Account to make the following distributions:

     (a) On each Distribution Date during the Revolving Period, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period will be distributed in the following priority:

          (i) an amount equal to Collateral Monthly Principal, if any, for such Distribution Date will be distributed to the Collateral Interest Holder for application in accordance with the Collateral Agreement; and

          (ii) the balance, if any, of Available Principal Collections then on deposit in the Collection Account will be treated as Shared Principal Collections and applied in accordance with the Pooling Agreement.

     (b) On each Distribution Date during the period beginning on the earlier to occur of (w) the first Distribution Date with respect to the Class A Accumulation Period and (x) the first Special Payment Date and ending on the earlier to occur of (y) the date on which the Invested Amount has been paid in full to the Series 1997-4 Certificateholders and (z) the Series Termination Date, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period will be distributed in the following priority:

          (i) an amount equal to Class A Monthly Principal for such Distribution Date will be deposited into the Principal Funding Account, and on the Class A Expected Final Payment Date and each Distribution Date thereafter, and on each Special Payment Date, such amounts will be paid to Class A Certificateholders;

          (ii) an amount equal to Class B Monthly Principal for such Distribution Date will be deposited into the Principal Funding Account, and on the earlier of the Class B Expected Final Payment Date and the Distribution Date on which the Class A Invested Amount is paid in full if such Distribution Date is after the Class A Expected Final Payment Date, and each Distribution Date thereafter, and on each Special Payment Date, such amounts will be paid to Class B Certificateholders;

          (iii) an amount equal to the Collateral Monthly Principal, if any, for such Distribution Date will be distributed to the Collateral Interest Holder for application in accordance with the Collateral Agreement; and

          (iv) the balance, if any, of Available Principal Collections then on deposit in the Collection Account will be treated as Shared Principal Collections and applied in accordance with the Pooling Agreement.

     'Available Principal Collections' means, with respect to any Distribution Date, an aggregate amount equal to (i) the sum of (x) an aggregate amount equal to the sum for each day in the related Monthly Period of the product of the Principal Allocation Percentage with respect to such day and the amount of such day's collections of Principal Receivables, (y) any Shared Principal Collections with respect to other Series that are allocated to Series 1997-4 with respect to such Monthly Period and (z) any other amounts treated as Available Principal Collections pursuant to the Series 1997-4 Supplement with respect to such Distribution Date, minus (ii) Reallocated Principal Collections with respect to such Monthly Period.

     'Class A Controlled Accumulation Amount' means, for any Distribution Date with respect to the Class A Accumulation Period, $20,875,000; provided, however, that if the Servicer elects to the commencement of the Class A Accumulation

Period as described above under '--Principal', the Class A Controlled Accumulation Amount for each Distribution Date with respect to the Class A Accumulation Period will be an amount determined by the Servicer such that the sum of the Class A Controlled Accumulation Amounts for all such Distribution Dates will not be less than the Class A Initial Invested Amount.

     'Class A Controlled Deposit Amount' means, for any Distribution Date with respect to the Class A Accumulation Period, an amount equal to the sum of the Class A Controlled Accumulation Amount for such Distribution Date and any Class A Deficit Controlled Accumulation Amount for the preceding Distribution Date.

     'Class A Deficit Controlled Accumulation Amount' means, (i) on the first Distribution Date with respect to the Class A Accumulation Period, the excess, if any, of the Class A Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal for such Distribution Date and (ii) on each subsequent Distribution Date with respect to the Class A Accumulation Period, the excess, if any, of the Class A Controlled Accumulation Amount for such subsequent Distribution Date and any Class A Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal on such subsequent Distribution Date.

     'Class A Monthly Principal' means, beginning with the first to occur of (i) the first Special Payment Date, if any, and (ii) the first Distribution Date with respect to the Class A Accumulation Period, an amount equal to the least of
(x) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (y) for each Distribution Date with respect to the Class A Accumulation Period (and on or prior to the Class A Expected Final Payment Date), the Class A Controlled Deposit Amount for such Distribution Date and (z) the Class A Adjusted Invested Amount on such Distribution Date.

     'Class B Controlled Accumulation Amount' means, for any Distribution Date with respect to the Class B Accumulation Period, $24,000,000, or such other amount as the Servicer may determine upon written notice to the Trustee prior to the commencement of the Class B Accumulation Period; provided, however, that the Class B Controlled Accumulation Amount for each Distribution Date with respect to the Class B Accumulation Period (on or prior to the Class B Expected Final Payment Date) will be an amount determined by the Servicer such that the sum of the Class B Controlled Accumulation Amounts for all such Distribution Dates will not be less than the Class B Initial Invested Amount.

     'Class B Controlled Deposit Amount' means, for any Distribution Date with respect to the Class B Accumulation Period, an amount equal to the sum of the Class B Controlled Accumulation Amount for such Distribution Date and any Class B Deficit Controlled Accumulation Amount for the preceding Distribution Date.

     'Class B Deficit Controlled Accumulation Amount' means, (i) on the first Distribution Date with respect to the Class B Accumulation Period, the excess, if any, of the Class B Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account as Class B Monthly Principal for such Distribution Date and (ii) on each subsequent Distribution Date with respect to the Class B Accumulation Period, the excess, if any, of the Class B Controlled Accumulation Amount for such subsequent Distribution Date and any Class B Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount deposited in the Principal Funding Account as Class B Monthly Principal on such subsequent Distribution Date.

     'Class B Monthly Principal' means, beginning with the Class B Principal Commencement Date, an amount equal to the least of (x) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (less the portion of Available Principal Collections applied to Class A Monthly Principal on such Distribution Date), (y) for each Distribution Date with respect to the Class B Accumulation Period (on or prior to the Class B Expected Final Payment Date), provided that the Class A Invested Amount was paid in full on the Class A Expected Final Payment Date, the Class B Controlled Deposit Amount for such Distribution Date and (z) the Class B Adjusted Invested Amount on such Distribution Date.

     'Class B Principal Commencement Date' means the Distribution Date on which the Class A Invested Amount is paid in full or, if the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date and the Early Amortization Period has not commenced, the Distribution Date following the Class A Expected Final Payment Date.

     'Collateral Monthly Principal' means (i) for any Distribution Date prior to the Distribution Date on which the Class A Invested Amount and the Class B

Invested Amount are paid in full, an amount equal to the lesser of (x) Available Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date and (y) the excess, if any, of the Collateral Invested Amount over the Required Collateral Invested Amount (after giving effect to any adjustments made to the Required Collateral Invested Amount on such Distribution Date) and (ii) for any remaining Distribution Date beginning with the Distribution Date on which the Class A Invested Amount and the Class B Invested Amount are paid in full, an amount equal to the lesser of
(x) Available Principal Collections (minus the portion of Available Principal Collections applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date) and (y) the Collateral Invested Amount for such Distribution Date.

     'Required Collateral Invested Amount' means the excess, if any, of (i) the Required Enhancement Amount over (ii) the Required Cash Collateral Amount.

     'Required Enhancement Amount' means with respect to any Distribution Date, 11% of the Adjusted Invested Amount on such Distribution Date after taking into account any adjustments to the Adjusted Invested Amount on such Distribution Date, but not less than $18,000,000; provided, however, that (x) if a Pay Out Event with respect to Series 1997-4 has occurred, the Required Enhancement Amount will thereafter equal the Required Enhancement Amount for the Distribution Date immediately preceding such Pay Out Event, (y) in no event shall the Required Enhancement Amount exceed the outstanding principal amount of the Class A Certificates and the Class B Certificates and (z) the Required Enhancement Amount may be reduced at the Banks' option at any time, subject to the approval of each Rating Agency that has rated the Class A Certificates and the Class B Certificates and subject to certain requirements to notify the

Servicer, the Trustee and the Collateral Interest Holder.

     The Series 1997-4 Supplement may be amended by the Banks to reduce the Required Cash Collateral Amount or the Required Collateral Invested Amount provided that (i) the Required Enhancement Amount is not reduced or (ii) the Banks acquire an interest in the Trust that is subordinate to the Class A Certificates and the Class B Certificates as a replacement for any such reduction in the Required Enhancement Amount. Any such amendment to the Series 1997-4 Supplement will not require the consent of the Class A Certificateholders or the Class B Certificateholders but will be subject to the approval of each Rating Agency that has rated the Class A Certificates or the Class B Certificates.

CASH COLLATERAL ACCOUNT

     The Servicer will establish and maintain the Cash Collateral Account with an Eligible Institution in the name of the Trustee, on behalf of the Trust, for the benefit of the Class A Certificateholders and the Class B Certificateholders. On the Series Issuance Date the Banks will deposit in the Cash Collateral Account the Required Cash Collateral Amount. On each Distribution Date prior to the termination of the Cash Collateral Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Finance Charge Collections (to the extent described above under '--Application of Collections--Payment of Interest, Fees and Other Items') to increase the amount on deposit in the Cash Collateral Account (to the extent such amount is less than the Required Cash Collateral Amount).


     All amounts on deposit in the Cash Collateral Account with respect to any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Cash Collateral Account to be made on such Distribution Date) will be invested to the business day immediately preceding the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments (the 'Cash Collateral Investment Proceeds') will be withdrawn from the Cash Collateral Account on each Distribution Date and included in Available Finance Charge Collections as described in '--Interest' above. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Cash Collateral Account on such Distribution Date, the Trustee will withdraw from the Cash Collateral Account an amount equal to the excess, if any, of the Available Cash Collateral Amount on deposit in the Cash Collateral Account over the Required Cash Collateral Amount and will distribute such excess to or at the direction of the Banks.

     In the event that for any Distribution Date the Required Amount is greater than zero, an amount equal to the lesser of the Required Amount and the Available Cash Collateral Amount will be withdrawn from the Cash

Collateral Account and used to fund any deficiency pursuant to paragraphs
(a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(vii) in '--Application of Collections--Payment of Interest, Fees and Other Items', in the priority set forth in such paragraphs.


     The Cash Collateral Account will be terminated following the earliest to occur of (a) the date on which the Class A Certificates and the Class B Certificates are paid in full, (b) the Series Termination Date and (c) the termination of the Trust pursuant to the Pooling Agreement. Upon the termination of the Cash Collateral Account, all amounts on deposit therein (after giving effect to any withdrawal from the Cash Collateral Account on such date as described above) will be distributed to or at the direction of the Banks.

     'Available Cash Collateral Amount' means, with respect to any Distribution Date, the lesser of (i) the amount on deposit in the Cash Collateral Account on such date (before giving effect of any deposit to, or withdrawal from, the Cash Collateral Account to be made with respect to such date) and (ii) the Required Cash Collateral Amount as of such Distribution Date.

     'Required Cash Collateral Amount' means $15,000,000.

PRINCIPAL FUNDING ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Class A Certificateholders and the Class B Certificateholders (the 'Principal Funding Account'). Principal will be deposited in the Principal Funding Account on each Distribution Date with respect to the Class A Accumulation Period, for the Class A Certificates, and with respect to the Class B Accumulation Period, for the Class B Certificates, as described above under '--Application of Collections--Payments of Principal'. All amounts on deposit in the Principal

Funding Account (the 'Principal Funding Account Balance') with respect to any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made before or on such Distribution Date) will be invested to the business day immediately preceding the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments.

     On each Distribution Date with respect to the Class A Accumulation Period and the Class B Accumulation Period and on the first Special Payment Date, the interest and other investment income (net of investment expenses and losses) earned on such investments (the 'Principal Funding Investment Proceeds') will be withdrawn from the Principal Funding Account and will be included in Available Finance Charge Collections as described above under'--Interest'. If such investments for any Distribution Date with respect to the Class A Accumulation Period or the first Special Payment Date (on or prior to the Class A Expected Final Payment Date) yield less than the Class A Certificate Rate for the related Interest Period, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such Distribution Date. It is intended that any such shortfall will be funded from Available Finance Charge Collections available therefor (including, if necessary, a withdrawal from the Reserve Account), the Available Cash Collateral Amount or from Reallocated Principal Collections, as described above under '--Application of Collections--Payments of Interest, Fees and Other Items' and '--Cash Collateral Account'. Additionally, if such investments for any Distribution Date with respect to the Class B Accumulation Period or the first Special Payment Date (after the Class A Expected Final Payment Date and on or prior to the Class

B Expected Final Payment Date) yield less than the Class B Certificate Rate for the related Interest Period, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the amount of interest due Class B Certificateholders relating to amounts on deposit in the Principal Funding Account in respect of the Class B Certificates. It is intended that any such shortfall will be funded from Available Finance Charge Collections available therefor, the Available Cash Collateral Amount or from Reallocated Collateral Principal Collections, as described above under '--Application of Collections--Payments of Interest, Fees and Other Items' and '--Cash Collateral Account'. Such available amounts at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

     The Principal Funding Account Balance, if any, in respect of the Class A Certificates will be distributed to Class A Certificateholders on the Class A Expected Final Payment Date or, if earlier, the first Special Payment Date (on or prior to the Class A Expected Final Payment Date) and the Principal Funding Account Balance, if any, in respect of the Class B Certificates will be distributed to Class B Certificateholders on the Class B

Expected Final Payment Date or, if earlier, the first Special Payment Date (after the Class A Expected Final Payment Date and on or prior to the Class B Expected Final Payment Date), in each case as described under '--Distributions'.

RESERVE ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Class A Certificateholders (the 'Reserve Account'). On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Finance Charge Collections (to the extent described above under '--Application of Collections--Payment of Interest, Fees and Other Items') to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The 'Reserve Account Funding Date' will be no later than the third Distribution Date prior to the first Distribution Date with respect to the Class A Accumulation Period (as it may have been postponed at the election of the Servicer as described under '--Principal').

     The 'Required Reserve Account Amount' for any Distribution Date after the Reserve Account Funding Date will be equal to the product of 0.50% and the Class A Initial Invested Amount as of such Distribution Date. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and will distribute such excess to or at the direction of the Banks.

     Provided that the Reserve Account has not been terminated as described below, all amounts on deposit in the Reserve Account with respect to any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the business day immediately preceding the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or distributed to or at the direction of the Banks.

     On or before each of the Distribution Dates with respect to the Class A Accumulation Period and the first Special Payment Date (on or prior to the Class A Expected Final Payment Date), funds, if any, on deposit in the Reserve Account will be withdrawn from the Reserve Account, deposited in the Collection Account and included in Available Finance Charge Collections as described above under '--Interest', in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided, however, that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On the business day immediately preceding each Distribution Date, the amount available to be withdrawn from the Reserve Account (the 'Available Reserve Account Amount') will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date. The 'Covered Amount' for any Distribution Date with respect to the Class A Accumulation Period or the first Special Payment Date (on or prior to the Class A Expected Final Payment Date) will be equal to one-twelfth of the product of

(a) the Class A Certificate Rate and (b) the Principal Funding Account Balance, if any, with respect to the Class A Certificates as of the preceding Distribution Date.

     The Reserve Account will not be available for the benefit of Class B Certificateholders to fund any deficiency with respect to the yield on the Principal Funding Account during the Class B Accumulation Period. The Reserve Account will be terminated following the earliest to occur of (a) the date on which the Class A Certificates are paid in full, (b) the business day immediately preceding the first Special Payment Date (on or prior to the Class A Expected Final Payment Date) and (c) the business day immediately preceding the Class A Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to or at the direction of the Banks. Any amounts withdrawn from the Reserve Account and distributed to or at the direction of the Banks as described above will not be available for distribution to the Class A Certificateholders.

DEFAULTED AMOUNTS; CHARGE-OFFS

     If, on any Distribution Date, the Collateral Defaulted Amount exceeds the amount of Available Finance Charge Collections available to fund the Collateral Defaulted Amount on such Distribution Date as described in paragraph (a)(x) under '--Application of Collections--Payments of Interest, Fees and Other Items' above, then the Collateral Invested Amount will be reduced by the amount of such excess; provided, however,that the Collateral Invested Amount will not be reduced below zero. Such reductions will thereafter be reimbursed and the Collateral Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed reductions) on any Distribution Date by the amount of Available Finance Charge Collections available for that purpose as described in paragraph (a)(xii) under '--Application of Collections--Payments of Interest, Fees and Other Items' above.

     If, on any Distribution Date, the Class A Defaulted Amount for the related Monthly Period exceeds the amount of Available Finance Charge Collections, the Available Cash Collateral Amount and Reallocated Principal Collections applied thereto on such Distribution Date, the Collateral Invested Amount (after giving effect to reductions in the Collateral Invested Amount on such Distribution Date
(a) as described in paragraphs (b) and (c) under '--Application of Collections--Payments of Interest, Fees and Other Items' above in respect of the application of the Reallocated Principal Collections and (b) as described in the immediately preceding paragraph in respect of the amount by which the Collateral Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Collateral Defaulted Amount) will be reduced by the amount of such excess. If such reduction would cause the Collateral Invested Amount to be reduced below zero, the Collateral Invested Amount will be reduced to zero and the Class B Invested Amount (after giving effect to reductions in the Class B Invested Amount on such Distribution Date (a) as described in paragraph (c) under '--Application of Collections--Payments of Interest, Fees and Other Items' above in respect of the application of the Reallocated Class B Principal Collections and (b) as described in the immediately following paragraph in respect of the amount by which the Class B Defaulted Amount exceeded the amount of Available Finance Charge Collections, the Available Cash Collateral Amount and Reallocated Collateral Principal Collections available to fund the Class B Defaulted Amount) will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero. In the event that such reduction would cause the Class B Invested Amount to be reduced below zero, the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (a 'Class A Charge-Off'). Class A Charge-Offs will thereafter be reimbursed and the Class A Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class A Charge-Offs) on any Distribution Date by the amount of Available Finance Charge Collections available for that purpose as described in paragraph (a)(v) under '--Application of Collections--Payments of Interest, Fees and Other Items' above.

     If, on any Distribution Date, the Class B Defaulted Amount for the related Monthly Period exceeds the amount of the Available Finance Charge Collections, Available Cash Collateral Amount and Reallocated Collateral Principal Collections applied thereto on such Distribution Date, the Collateral Invested Amount (after giving effect to reductions in the Collateral Invested Amount on such Distribution Date (a) as described in paragraphs (b) and (c) under '--Application of Collections--Payments of Interest, Fees and Other Items' above in respect of the application of the Reallocated Principal Collections, (b) as described in the second immediately preceding paragraph in respect of the amount by which the Collateral Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Collateral Defaulted Amount and
(c) as described in the immediately preceding paragraph in respect of the amount by which the Class A Defaulted Amount exceeded the amount of Available Finance Charge Collections, the Available Cash Collateral Amount and Reallocated Principal Collections available to fund the Class A Defaulted Amount) will be reduced by the amount of such excess. If such reduction would cause the Collateral Invested Amount to be reduced below zero, the Collateral Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (any reduction in the Class B Invested Amount as described in this paragraph or the immediately preceding paragraph, a 'Class B Charge-

Off'). Class B Charge-Offs will thereafter be reimbursed and the Class B Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class B Charge-Offs) on any Distribution Date by the amount of Available Finance Charge Collections available for that purpose as described in paragraph (a)(viii) under '--Application of Collections--Payments of Interest, Fees and Other Items' above.

PAY OUT EVENTS

     The Pay Out Events with respect to the Series 1997-4 Certificates will include each of the events specified in the Prospectus under 'Description of the Certificates--Pay Out Events'.

     For purposes of the Pay Out Event described in clause (f) under 'Description of the Certificates--Pay Out Events' in the Prospectus, the terms

'Base Rate' and 'Portfolio Yield' will be defined as follows with respect to the Series 1997-4 Certificates:

     'Base Rate' means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest and the Monthly Investor Servicing Fee based on an assumed Series Servicing Fee Percentage of 2.00% per annum, in each case with respect to the related Distribution Date, and the denominator of which is the Invested Amount of the last day of the immediately preceding Monthly Period.

     'Portfolio Yield' means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) the Floating Allocation Percentage of collections of Finance Charge Receivables with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement, but excluding any investment earnings constituting Cash Collateral Investment Proceeds or Principal Funding Investment Proceeds), plus (b) any Additional Finance Charges from other Series in Group One allocated to Series 1997-4 with respect to such Monthly Period, in each case calculated on a cash basis, plus (c) the amount of Cash Collateral Investment Proceeds and Principal Funding Investment Proceeds,

if any, for the Distribution Date with respect to such Monthly Period, plus (d) the amount, if any, withdrawn from the Reserve Account and included in Available Finance Charge Collections with respect to such Monthly Period, minus (e) the Series 1997-4 Defaulted Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Invested Amount as of the last day of the immediately preceding Monthly Period.

DISTRIBUTIONS

     Payments to the Class A Certificateholders and the Class B
Certificateholders will be made from the Collection Account and the Principal Funding Account. The Servicer will instruct the Trustee to apply the funds on deposit in such accounts to make the following distributions:

          (a) on each Interest Payment Date and Special Payment Date with respect to the Class A Certificates, all amounts on deposit in the Collection Account that are allocated and available to pay interest on the Class A Certificates (as described under '--Application of Collections') will be distributed to the Class A Certificateholders;

          (b)(i) on the first Special Payment Date (on or prior to the Class A Expected Final Payment Date) and on the Class A Expected Final Payment Date, the Principal Funding Account Balance, if any, with respect to the Class A Certificates and (ii) on each Special Payment Date (on or prior to the Class B Principal Commencement Date) and on each Distribution Date with respect to the Class A Accumulation Period following the Class A Expected Final Payment Date, all amounts on deposit in the Collection Account and the Principal Funding Account that are allocated and available to pay principal of the Class A Certificates (as described under '--Application of Collections') will be distributed to Class A Certificateholders up to a maximum amount on any such date equal to the Class A Invested Amount on such date (unless there has been an optional repurchase of the Series

     1997-4 Certificateholders' Interest due to the failure to find a successor Servicer upon a Servicer Default (as described in the Prospectus under 'The Pooling Agreement Generally--Servicer Default'), in which event, the foregoing limitation will not apply).

          (c) on each Interest Payment Date and Special Payment Date with respect to the Class B Certificates, all amounts on deposit in the Collection Account that are allocated and available to pay interest on the

     Class B Certificates (as described under '--Application of Collections') will be distributed to the Class B Certificateholders;

          (d)(i) on the first Special Payment Date (after the Class A Expected Final Payment Date and on or prior to the Class B Expected Final Payment
     Date) and on the Class B Expected Final Payment Date, the Principal Funding Account Balance, if any, with respect to the Class B Certificates and (ii) on each Special Payment Date (on or after the Class B Principal Commencement Date) and on each Distribution Date with respect to the Class B Accumulation Period commencing on the earlier of the Distribution Date following the Class A Expected Final Payment Date if the Class A Invested Amount was not paid in full on the Class A Expected Final Payment Date and the Distribution Date following the Class B Expected Final Payment Date, all amounts on deposit in the Collection Account that are allocated and available to pay principal of the Class B Certificates (as described under '--Application of Collections') will be distributed to Class B Certificateholders up to a maximum amount on any such date equal to the Class B Invested Amount on such date (unless there has been an optional repurchase of the Series 1997-4 Certificateholders' Interest due to the failure to find a successor Servicer upon a Servicer Default (as described in the Prospectus under 'The Pooling Agreement Generally--Servicer Default'), in which event, the foregoing limitation will not apply).

PAIRED SERIES

     The Series 1997-4 Certificates may be paired with one or more other Series (each, a 'Paired Series') at or after the commencement of the Class A Accumulation Period. Each Paired Series either (a) will be prefunded in whole or in part with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the offering of such Paired Series or (b) will have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of Series 1997-4 Certificateholders. As funds are accumulated in the Principal Funding Account, either (i) in the case of a prefunded Paired Series, an equal or lesser amount of funds on deposit in any prefunding account for such prefunded Paired Series may be released (which funds will be distributed to or at the direction of the Banks) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to or at the direction of the Banks), and, in either case, the Invested Amount in the Trust of such Paired Series will increase by up to a corresponding amount. In addition, it is expected that any Paired Series will be excluded from the calculation of the Required Principal

Balance as described under 'Special Considerations--Payments and Maturity' in the Prospectus. The issuance of a Paired Series will be subject to the conditions described under 'Description of the Certificates--New Issuances' in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Class A Certificateholder or a Class B Certificateholder. See 'Risk Factors--Issuance of Additional Series' in the Prospectus.

SERIES TERMINATION

     If, on the April 2007 Distribution Date, two months prior to the Series Termination Date, the Invested Amount (after giving effect to all changes therein on such Distribution Date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Series Termination Date (after giving effect to all distributions required to be made on the Series Termination Date). The Banks and the Collateral Interest Holder will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the 'Highest Bid') and (b) the amount (the 'Available Final Distribution Amount') which otherwise would be available in the Collection Account on the Series Termination Date for distribution to the Series 1997-4 Certificateholders. The Servicer will sell such Receivables on the Series Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Series 1997-4 Certificateholders' Interest.

                                  UNDERWRITING

     Each of the underwriters named below (the 'Class A Underwriters') has severally agreed to purchase from the Banks the principal amount of the Class A Certificates set forth opposite its name:

                                                                                       PRINCIPAL AMOUNT OF
                                                                                             CLASS A
CLASS A UNDERWRITERS                                                                      CERTIFICATES
------------------------------------------------------------------------------------   -------------------
Credit Suisse First Boston Corporation..............................................      $  83,500,000
Chase Securities Inc................................................................         83,500,000
Citicorp Securities, Inc............................................................         83,500,000
Goldman, Sachs & Co.................................................................         83,500,000
Lehman Brothers Inc.................................................................         83,500,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated............................................................         83,500,000
                                                                                       -------------------
  Total.............................................................................      $ 501,000,000

                                                                                       -------------------
                                                                                       -------------------

     The underwriting agreement (the 'Underwriting Agreement') between the Banks and the Underwriters provides that the obligations of the Class A Underwriters to pay for and accept delivery of the Class A Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Class A Underwriters are committed to purchase and pay for all of the Class A Certificates if any are purchased.

     The Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of 0.180% of the aggregate principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, a concession not in excess of 0.150% of such aggregate principal amount to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.


     Each of the underwriters named below (the 'Class B Underwriters'; and together with the Class A Underwriters, 'the Underwriters') has severally agreed to purchase from the Banks the principal amount of the Class B Certificates set forth opposite its name:

                                                                                       PRINCIPAL AMOUNT OF
                                                                                             CLASS B
CLASS B UNDERWRITERS                                                                      CERTIFICATES
------------------------------------------------------------------------------------   -------------------
Credit Suisse First Boston Corporation..............................................       $24,000,000
Lehman Brothers Inc.................................................................        24,000,000
                                                                                       -------------------
  Total.............................................................................       $48,000,000
                                                                                       -------------------
                                                                                       -------------------

     The Underwriting Agreement provides that the obligations of the Class B Underwriters to pay for and accept delivery of the Class B Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Class B Underwriters are committed to purchase and pay for all of the Class B Certificates if any are purchased.

     The Class B Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of 0.210% of the aggregate principal amount of the Class B Certificates. The Class B Underwriters may allow, and such dealers may reallow, a concession not in excess of 0.150% of such aggregate principal amount to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriters.


     Each Underwriter will represent and agree that:

          (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates and the Class B Certificates in, from or otherwise involving the United Kingdom;

          (b) it has only issued, distributed or passed on and will only issue, distribute or pass on in the United Kingdom any document received by it in connection with the issue of the Class A Certificates and the Class B Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued, distributed or passed on;


          (c) if it is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

          (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     The Banks will indemnify the Underwriters against certain liabilities, including liabilities under the Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Banks, their affiliates and the Trust. In addition, the Underwriters may from time to time take positions in the Certificates issued by the Trust.

     Credit Suisse First Boston Corporation (the 'Representative'), on behalf of the Underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates offered hereby in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the Certificates offered hereby originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Certificates offered hereby to be higher than it would otherwise be in the absence of such transactions.

                       GLOSSARY FOR PROSPECTUS SUPPLEMENT

TERM                                               PAGE
------------------------------------------------   ----
Accounts........................................    S-1
Adjusted Invested Amount........................    S-5
Available Cash Collateral Amount................   S-29
Available Final Distribution Amount.............   S-33

Available Finance Charge Collections............   S-20
Available Principal Collections.................   S-26
Available Reserve Account Amount................   S-30
Banks...........................................    S-1
Base Rate.......................................   S-32
Business Day....................................    S-3
Cash Collateral Account.........................    S-6
Cash Collateral Investment Proceeds.............   S-28
Class A Accumulation Period.....................    S-9
Class A Accumulation Period Length..............   S-21
Class A Additional Interest.....................   S-24
Class A Adjusted Invested Amount................    S-5
Class A Certificates............................    S-1
Class A Certificateholders......................    S-2
Class A Certificateholders' Interest............    S-4
Class A Certificate Rate........................    S-2
Class A Charge-Off..............................   S-31
Class A Controlled Accumulation Amount..........   S-27
Class A Controlled Deposit Amount...............   S-26
Class A Defaulted Amount........................   S-24
Class A Deficit Controlled Accumulation
  Amount........................................   S-27
Class A Initial Invested Amount.................    S-3
Class A Invested Amount.........................   S-22
Class A Interest Shortfall......................   S-24
Class A Monthly Interest........................   S-24
Class A Monthly Principal.......................   S-27
Class A Percentage..............................   S-24
Class A Underwriters............................   S-34
Class B Accumulation Period.....................    S-9
Class B Additional Interest.....................   S-24
Class B Adjusted Invested Amount................    S-5
Class B Certificates............................    S-1
Class B Certificateholders......................    S-2
Class B Certificateholders' Interest............    S-4
Class B Certificate Rate........................    S-2
Class B Charge-Off..............................   S-31
Class B Controlled Accumulation Amount..........   S-27
Class B Controlled Deposit Amount...............   S-27
Class B Deficit Controlled Accumulation
  Amount........................................   S-27
Class B Defaulted Amount........................   S-24
Class B Interest Shortfall......................   S-24

Class B Initial Invested Amount.................    S-3
Class B Invested Amount.........................   S-23
Class B Monthly Interest........................   S-24

TERM                                               PAGE
------------------------------------------------   ----
Class B Monthly Principal.......................   S-27
Class B Percentage..............................   S-24

Class B Principal Commencement Date.............   S-27
Class B Underwriters............................   S-34
Collateral Agreement............................   S-25
Collateral Defaulted Amount.....................   S-25
Collateral Interest.............................    S-4
Collateral Interest Holder......................    S-4
Collateral Interest Rate........................   S-25
Collateral Invested Amount......................   S-22
Collateral Monthly Interest.....................   S-25
Collateral Monthly Principal....................   S-28
Collateral Percentage...........................   S-25
Covered Amount..................................   S-30
Early Amortization Period.......................   S-12
FDNB............................................    S-1
Floating Allocation Percentage..................   S-22
Highest Bid.....................................   S-33
Initial Invested Amount.........................    S-4
Interest Payment Date...........................    S-2
Interest Period.................................   S-25
Invested Amount.................................   S-22
Paired Series...................................   S-33
PNB.............................................    S-1
Portfolio Yield.................................   S-32
Principal Allocation Percentage.................   S-22
Principal Funding Account.......................   S-29
Principal Funding Account Balance...............   S-29
Principal Funding Investment Proceeds...........   S-29
Reallocated Class B Principal Collections.......   S-25
Reallocated Collateral Principal
  Collections...................................   S-26
Reallocated Principal Collections...............   S-26
Receivables.....................................    S-1
Representative..................................   S-35
Required Amount.................................    S-6
Required Cash Collateral Amount.................   S-29
Required Collateral Invested Amount.............   S-28
Required Enhancement Amount.....................   S-28
Required Reserve Account Amount.................   S-30
Reserve Account.................................   S-30
Reserve Account Funding Date....................   S-30
Revolving Period................................    S-9
Series 1997-4 Certificateholder's Interest......    S-4
Series 1997-4 Certificates......................    S-1
Series 1997-4 Supplement........................   S-20

Special Payment Date............................   S-12
Trust...........................................    S-1
Underwriters....................................   S-34
Underwriting Agreement..........................   S-34

                                                                         ANNEX I
                        OTHER ISSUANCES OF CERTIFICATES

     The table below sets forth the principal characteristics of the Asset Backed Certificates, Series 1993-2, 1993-3, 1995-1, 1995-2, 1996-1, 1997-1,
1997-2 and 1997-3 the only Series heretofore issued by the Trust and still outstanding. For more specific information with respect to any Series, any prospective investor should contact the Servicer (in care of Providian Financial Corporation, attention: Chief Financial Officer) at (415) 543-0404. The Servicer will provide, without charge, to any prospective purchaser of the Class A Certificates and the Class B Certificates a copy of the Prospectus Supplement for any previous publicly-issued Series.

Previous Issuance of Certificates

ASSET BACKED CERTIFICATES, SERIES 1993-2
Initial Invested Amount.................................................................             $500,000,000
Certificate Rate........................................................................                    5.75%
Expected Final Payment Date.............................................................            June 15, 1998
Scheduled Accumulation Period Commencement Date.........................................          May 31, 1996(2)
Controlled Accumulation Amount..........................................................        $20,833,333.34(2)
Initial Cash Collateral Amount..........................................................             $100,000,000
Group...................................................................................                      One
Series Servicing Fee Percentage.........................................................                 1.75%(1)
Series Termination Date.................................................................            June 15, 2001
REMARKETED ASSET BACKED CERTIFICATES, SERIES 1993-3
Maximum Series Invested Amount..........................................................          $750,000,000(3)
Maximum Amount of Remarketed Certificates...............................................              653,750,000
Initial Amount of Collateral Interest...................................................               96,250,000
Initial Cash Collateral Amount..........................................................               20,000,000
Group...................................................................................                      One
Certificate Rate........................................................................                 Floating
Series Servicing Fee Percentage.........................................................                 1.75%(1)
Initial Revolving Period Expiration Date................................................     February 28, 1998(4)
Series Termination Date.................................................................         October 15, 2002
ASSET BACKED CERTIFICATES, SERIES 1995-1
Senior Initial Invested Amount..........................................................             $750,500,000
Senior Certificate Rate.................................................................                 Floating
Expected Final Payment Date.............................................................            June 15, 2000
Scheduled Accumulation Period Commencement Date.........................................          May 31, 1998(2)
Controlled Accumulation Amount..........................................................           $31,270,833(2)
Collateral Initial Invested Amount......................................................             $199,500,000
Group...................................................................................                      One
Series Servicing Fee Percentage.........................................................                 1.75%(1)
Series Termination Date.................................................................          August 15, 2004
ASSET BACKED CERTIFICATES, SERIES 1995-2
Senior Initial Invested Amount..........................................................             $445,500,000
Senior Certificate Rate.................................................................                    6.05%
Expected Final Payment Date.............................................................            June 15, 1998
Scheduled Accumulation Period Commencement Date.........................................          May 31, 1996(2)
Controlled Accumulation Amount..........................................................           $18,562,500(2)


Collateral Initial Invested Amount......................................................             $104,500,000
Group...................................................................................                      One
Series Servicing Fee Percentage.........................................................                 1.75%(1)
Series Termination Date.................................................................          August 15, 2002

                                                         (Footnotes on page A-3)

ASSET BACKED CERTIFICATES, SERIES 1996-1
Senior Initial Invested Amount..........................................................             $750,500,000
Senior Certificate Rate.................................................................                 Floating
Expected Final Payment Date.............................................................            June 15, 2003
Scheduled Accumulation Period Commencement Date.........................................          May 31, 2001(2)
Controlled Accumulation Amount..........................................................           $31,270,833(2)
Collateral Initial Invested Amount......................................................             $199,500,000
Group...................................................................................                      One
Series Servicing Fee Percentage.........................................................                 1.75%(1)
Series Termination Date.................................................................          August 15, 2007

ASSET BACKED CERTIFICATES, SERIES 1997-1
Class A Initial Invested Amount.........................................................             $489,000,000
Class B Initial Invested Amount.........................................................              $57,000,000
Class A Certificate Rate................................................................                 Floating
Class B Certificate Rate................................................................                 Floating
Class A Expected Final Payment Date.....................................................           March 15, 2002
Class B Expected Final Payment Date.....................................................             May 15, 2002
Scheduled Class A Accumulation Period Commencement Date.................................     February 28, 2000(2)
Class A Controlled Accumulation Amount..................................................           $20,375,000(2)
Collateral Initial Invested Amount......................................................              $54,000,000
Group...................................................................................                      One
Series Servicing Fee Percentage.........................................................                 1.75%(1)
Series Termination Date.................................................................             May 15, 2006

ASSET BACKED CERTIFICATES, SERIES 1997-2
Class A Initial Invested Amount.........................................................             $570,500,000
Class B Initial Invested Amount.........................................................              $66,500,000
Class A Certificate Rate................................................................                 Floating
Class B Certificate Rate................................................................                 Floating
Class A Expected Final Payment Date.....................................................           March 15, 2004
Class B Expected Final Payment Date.....................................................             May 15, 2004
Scheduled Class A Accumulation Period Commencement Date.................................     February 28, 2002(2)
Class A Controlled Accumulation Amount..................................................           $23,770,833(2)
Collateral Initial Invested Amount......................................................              $63,000,000
Group...................................................................................                      One
Series Servicing Fee Percentage.........................................................                 1.75%(1)
Series Termination Date.................................................................             May 15, 2008

ASSET BACKED CERTIFICATES, SERIES 1997-3
Class A Initial Invested Amount.........................................................             $570,500,000

Class B Initial Invested Amount.........................................................              $66,500,000

Class A Certificate Rate................................................................                 Floating
Class B Certificate Rate................................................................                 Floating
Class A Expected Final Payment Date.....................................................             May 15, 2001
Class B Expected Final Payment Date.....................................................            July 15, 2001
Scheduled Class A Accumulation Period Commencement Date.................................        April 30, 1999(2)
Class A Controlled Accumulation Amount..................................................           $23,770,833(2)
Collateral Initial Invested Amount......................................................              $63,000,000
Group...................................................................................                      One
Series Servicing Fee Percentage.........................................................                 1.75%(1)
Series Termination Date.................................................................        December 15, 2005

                                                        (Footnotes on next page)

(Footnotes from previous page)
------------------
(1) Subject to change if FDNB is replaced as Servicer.

(2) Subject to change if the commencement of the Accumulation Period is or has been delayed.

(3) Variable. Current amount is $550,000,000. May be decreased (and is expected to be decreased in connection with the issuance of the Series 1997-4 Certificates) and may subsequently be increased, but may not exceed $750,000,000.

(4) Subject to delay if the Series 1993-3 Revolving Period is extended.

                     [This page intentionally left blank]

PROSPECTUS                                                     [LOGO] PROVIDIAN

                             PROVIDIAN MASTER TRUST
                           ASSET BACKED CERTIFICATES
                          FIRST DEPOSIT NATIONAL BANK
                              SELLER AND SERVICER
                            PROVIDIAN NATIONAL BANK
                                     SELLER
                               ------------------

 First Deposit National Bank ('FDNB') and Providian National Bank ('PNB'; together with FDNB, the 'Banks'), may sell from time to time one or more series
  (each a 'Series') of asset backed certificates (the 'Certificates')

     evidencing undivided interests in certain assets of Providian Master Trust, formerly known as the First Deposit Master Trust (the 'Trust').
   The Trust was formed pursuant to a Pooling and Servicing Agreement (the
       'Pooling Agreement') among FDNB, as seller and servicer, PNB, as seller, and Bankers Trust Company, as trustee (the 'Trustee'). The property of the Trust includes receivables (the 'Receivables')
       generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving credit accounts
           (the 'Accounts'), collections thereon and certain other
        property, as more fully described herein and, with respect to any Series, in an accompanying prospectus supplement (a
              'Prospectus Supplement') relating to such Series.

Certificates will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and described in the related
 Prospectus Supplement. Each Series will consist of one or more classes of Certificates (each a 'Class'). Each Certificate will represent an undivided interest in the Trust and the interest of the
    Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more
        Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such
           Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement.

While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously
                                 issued Series.

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET
    FORTH IN 'RISK FACTORS' COMMENCING ON PAGE 14 HEREIN AND IN THE RELATED
                             PROSPECTUS SUPPLEMENT.
                               ------------------

THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF EITHER BANK OR ANY AFFILIATE OF
    EITHER BANK. NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR
       RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED
         BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                       GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
                              ------------------

     Certificates may be sold by the Banks directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Banks from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Banks associated with the issuance and distribution of such Certificates. See 'Plan of Distribution'.

      THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.
                               ------------------

                The date of this Prospectus is November 3, 1997.

                             AVAILABLE INFORMATION

     The Banks, as originators of the Trust, have filed a Registration Statement under the Securities Act of 1933, as amended (the 'Act'), with the Securities and Exchange Commission (the 'Commission') on behalf of the Trust with respect to the Certificates offered hereby. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under 'Incorporation of Certain Documents by Reference', which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, any such reports or other documents filed with the Commission through its Electronic Data Gathering, Analysis and

Retrieval system are publicly available through the Commission's web site (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, Monthly Reports, which contain unaudited information concerning the Trust and are prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ('Cede'), as nominee of The Depository Trust Company ('DTC') and registered holder of the Certificates offered hereby, pursuant to the Pooling Agreement. See 'Description of the Certificates--Reports' and 'The Pooling Agreement Generally--Book-Entry Registration' and '--Evidence as to Compliance'. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling Agreement will not require the sending of, and the Banks do not intend to send, any of their financial reports to holders of interests in Certificates (the 'Certificateholders') offered hereby. The Servicer will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. The following documents filed with the Commission by the Servicer, on behalf of the Trust, are incorporated in this Prospectus by reference: the Trust's Annual Report on Form 10-K for the year ended December 31, 1996 and the Current Reports on Form 8-K filed since December 31, 1996. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Servicer will provide without charge to each person, including any beneficial owner of Certificates, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Written requests for such copies should be directed to First Deposit National Bank, in care of Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105, attention: Chief Financial Officer. Telephone requests for such copies should be directed to the Servicer (in care of Providian Financial Corporation, attention: Chief Financial Officer) at (415) 543-0404.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Reference is made to the Glossary for the location herein of the definitions of certain capitalized terms used herein. Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

Trust.....................................  Providian Master Trust, formerly known as the First Deposit Master
                                              Trust (the 'Trust'). The Trust, as a master trust, has issued other
                                              Series and is expected to issue additional Series from time to time. The assets of the Trust (the 'Trust Assets') include a portfolio of receivables (the 'Receivables') arising under the
                                              Accounts included in the Trust from time to time, funds collected or to be collected from accountholders in respect of the
                                              Receivables, the right to receive certain Interchange attributable to accountholder charges for merchandise and services in certain of the Accounts, certain amounts recovered with respect to Accounts in which the Receivables have been charged-off as uncollectible, monies on deposit in certain accounts of the Trust, any
                                              Participations included in the Trust, funds collected or to be collected with respect to such Participations and any Series
                                              Enhancement with respect to a particular Series or Class. The term
                                              'Series Enhancement' means, with respect to any Series or Class of
                                              Certificates, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of Certificateholders of such Series or
                                              Class. The Trust Assets are expected to change over the life of the
                                              Trust as receivables in revolving credit card accounts and other revolving credit accounts and related assets are included in the

                                              Trust and as receivables in accounts subject to the Trust are charged-off or removed. See 'The Trust' and 'Description of the
                                              Certificates--Addition of Trust Assets', '--Removal of Accounts'
                                              and 'New Issuances'.

Banks.....................................  First Deposit National Bank ('FDNB') and Providian National Bank
                                              ('PNB'; together with FDNB, the 'Banks'), each a national banking association, are the initial sellers of the Receivables and originators of the Trust. Subject to certain conditions described herein under 'The Pooling Agreement Generally--The Banks'
                                              Certificate; Additional Sellers', the Banks may designate one or more affiliates of the Banks to sell Receivables or Participations to the Trust from time to time. Additional Sellers will generally have the same rights and obligations as those of the Banks described herein.

Trustee...................................  Bankers Trust Company (the 'Trustee').

The Accounts..............................  The Accounts consist of the Initial Accounts and any Additional

                                              Accounts but will not include any Removed Accounts. The Banks have conveyed to the Trust all Receivables existing on a specified date prior to the issuance of the first Series (the 'Trust Cut-Off
                                              Date') in certain consumer revolving credit card accounts and other consumer revolving credit accounts (the 'Initial Accounts') and all
                                              Receivables arising in the Initial Accounts

                                              from time to time thereafter until the termination of the Trust.
                                              Since the Trust Cut-Off Date, the Banks have conveyed to the Trust
                                              Receivables in certain Additional Accounts in accordance with the provisions of the Pooling Agreement. Pursuant to the Pooling
                                              Agreement, the Banks expect (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate Additional Accounts the Receivables in which will be included in the Trust or, in lieu thereof or in addition thereto, to include Participations in the Trust. The Banks will convey to the Trust all Receivables in Additional Accounts, whether such
                                              Receivables are then existing or thereafter created. The addition to the Trust of Receivables in Additional Accounts (other than
                                              Automatic Additional Accounts) or Participations will be subject to certain conditions, including, among others, that (a) such addition will not result in a Ratings Effect and (b) the Banks shall have delivered to the Trustee and certain providers of Series
                                              Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Banks, such addition will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any
                                              Series. See 'Description of the Certificates--Addition of Trust
                                              Assets'.


                                            Pursuant to the Pooling Agreement, each Bank will have the right
                                              (subject to certain limitations and conditions) to remove the
                                              Receivables in certain Accounts owned by it from the Trust
                                              ('Removed Accounts'). See 'Description of the Certificates--
                                              Removal of Accounts'.

The Receivables...........................  The Receivables consist of all amounts charged by accountholders for merchandise and services and cash advances ('Principal
                                              Receivables') and all related periodic finance charges, cash advance fees, late charges and any other fees and charges billed on the Accounts and certain Interchange attributable to accountholder charges for goods and services in certain of the Accounts ('Finance
                                              Charge Receivables'). The amount of Receivables will fluctuate from day to day as new Receivables are generated or added to the Trust and as existing Receivables are collected, charged-off as
                                              uncollectible or otherwise adjusted.


The Certificates..........................  The Certificates will be issued in Series, each of which will consist of one or more Classes. The specific terms of a Series or Class will be established as described herein under 'Description of the
                                              Certificates--New Issuances'. However, while the specific terms of any Series or Class offered hereby will be described in the related
                                              Prospectus Supplement, the terms of such Series or Class will not be subject to prior review by, or consent of, the holders of the
                                              Certificates of any previously issued Series.

                                            Unless otherwise specified in the related Prospectus Supplement, the
                                              Certificates of a Series offered hereby will be available for purchase in minimum denominations of $1,000 and integral multiples thereof, and will only be available in book-entry form except in certain limited circumstances as described herein under 'The
                                              Pooling Agreement Generally--Definitive Certificates'. A portion of the Trust Assets will be allocated among the

                                              Certificateholders of a particular Series (the 'Certificateholders'
                                              Interest'), the Certificateholders of other Series and the interest of the Banks and their permitted transferees (the 'Sellers'
                                              Interest'), as described below. The aggregate principal amount of the Certificateholders' Interest of a Series offered hereby will, except as otherwise provided herein and in the related Prospectus
                                              Supplement, remain fixed at the aggregate initial principal amount of the Certificates of such Series. The Certificateholders'
                                              Interest of a Series will include the right to receive (but only to the extent needed to make required payments under the Pooling
                                              Agreement and the related Supplement and subject to any
                                              reallocation of such amounts if the related Supplement so provides)
                                              varying percentages of collections of Finance Charge Receivables and Principal Receivables and will be allocated a varying
                                              percentage of the Defaulted Amount with respect to each Monthly
                                              Period. If the Certificates of a Series offered hereby include more than one Class of Certificates, the Trust Assets allocable to the
                                              Certificateholders' Interest of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement.

                                            The Certificates of a Series will evidence undivided interests in the
                                              Trust Assets allocated to the Certificateholders' Interest of such
                                              Series. The Certificates represent beneficial interests in the
                                              Trust only and do not represent interests in or obligations of either Bank or any affiliate of either Bank. Neither the
                                              Certificates nor the Accounts, the Receivables or any collections thereon are insured or guaranteed by the Federal Deposit Insurance
                                              Corporation (the 'FDIC') or any other governmental agency or instrumentality.


The Sellers' Interest.....................  The Sellers' Interest at any time represents the right to the Trust
                                              Assets in excess of the Certificateholders' Interest of all Series then outstanding. The principal amount of the Sellers' Interest will fluctuate as the amount of the Principal Receivables held by the Trust changes from time to time. In addition, the Banks intend to cause the issuance of additional Series from time to time and any such issuance will have the effect of decreasing the Sellers'
                                              Interest to the extent of the Invested Amount of such Series. See
                                              'Description of the Certificates--New Issuances'. A portion of the
                                              Sellers' Interest may be sold separately in one or more public or private transactions. See 'The Pooling Agreement Generally-- The
                                              Banks' Certificate; Additional Sellers'.

                                            The Pooling Agreement provides that the Banks will be required to make an Addition to the Trust in the event that the Sellers'
                                              Interest is less than the Required Sellers' Participation Amount on the last business day of any Monthly Period. See 'Description of the Certificates--Addition of Trust Assets'. The level of the
                                              Required Sellers' Participation Amount, which may be reduced subject to certain conditions described under 'Description of the
                                              Certificates--Addition of Trust Assets', is intended to enable the
                                              Sellers' Interest to absorb fluctuations in the amount of Principal
                                              Receivables held by the Trust from time to time (due to, among other things, seasonal purchase and payment habits of
                                              accountholders or adjustments in the amount of Principal

                                              Receivables because of rebates, refunds, fraudulent charges or otherwise). See 'Risk Factors--Payments and Maturity' and
                                              'Description of the Certificates--Defaulted Receivables; Rebates
                                              and Fraudulent Charges'.


Issuance of Additional Series.............  The Pooling Agreement authorizes the Trustee to issue three types of certificates: (i) one or more Series of Certificates, (ii) a certificate evidencing the Sellers' Interest in the Trust, which initially is to be held by the Banks and (iii) Supplemental
                                              Certificates to be held by transferees of a portion of the certificate evidencing the Sellers' Interest in the Trust. The certificate evidencing the Sellers' Interest in the Trust and any
                                              Supplemental Certificates are collectively referred to herein as the 'Banks' Certificate'. The Pooling Agreement provides that, pursuant to any one or more supplements to the Pooling Agreement
                                              (each a 'Supplement'), the Banks may cause the Trustee to issue one or more new Series and accordingly cause a reduction in the
                                              Sellers' Interest represented by the Banks' Certificate. Under the
                                              Pooling Agreement, the Banks may define, with respect to any
                                              Series, the Principal Terms of such Series. See 'Description of the

                                              Certificates--New Issuances'. The Banks may offer any Series to the public or other investors under a disclosure document (a
                                              'Disclosure Document'), which will consist of a Prospectus
                                              Supplement in the case of a Series offered hereby, in transactions either registered under the Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See 'Plan of Distribution'. The Banks expect to offer, from time to time, additional Series issued by the
                                              Trust.

                                            A new Series may only be issued upon satisfaction of the conditions described herein under 'Description of the Certificates--New
                                              Issuances' including, among others, that (a) such issuance will not result in a Ratings Effect and (b) the Banks shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Banks, such issuance will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series.

Collections...............................  All collections of Receivables will be allocated by the Servicer between amounts collected on Principal Receivables and on Finance
                                              Charge Receivables. The Servicer will allocate between the
                                              Certificateholders' Interest of each Series and the Sellers'
                                              Interest all amounts collected with respect to Finance Charge
                                              Receivables and Principal Receivables and the Defaulted Amount with respect to each day during each Monthly Period. Collections of
                                              Finance Charge Receivables and the Defaulted Amount will be allocated to each Series at all times based upon its Floating
                                              Allocation Percentage. Collections of Principal Receivables will be allocated to each Series at all times based upon its Principal
                                              Allocation Percentage. The Floating Allocation Percentage and the
                                              Principal Allocation Percentage with respect to each Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus
                                              Supplement.

Interest..................................  Interest will accrue on the Invested Amount of the Certificates of a
                                              Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related
                                              Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, collections of Finance Charge
                                              Receivables and certain other amounts allocable to the
                                              Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date with respect thereto, provided that if an Early Amortization Period commences with respect to such
                                              Series, thereafter interest will be distributed to such
                                              Certificateholders monthly on each Special Payment Date. If the
                                              Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more trust accounts (each an 'Interest Funding Account') and used to make interest payments to Certificateholders of such Series or
                                              Class on the following Interest Payment Date with respect thereto.
                                              If a Series has more than one Class of Certificates, each such
                                              Class may have a separate Interest Funding Account.

Principal.................................  The principal of the Certificates of each Series offered hereby will be scheduled to be paid either in full on an expected date specified in the related Prospectus Supplement (the 'Expected Final
                                              Payment Date'), in which case such Series will have an Accumulation
                                              Period as described below under '--Accumulation Period', or in installments commencing on a date specified in the related
                                              Prospectus Supplement (the 'Principal Commencement Date'), in which case such Series will have a Scheduled Amortization Period as described below under '--Scheduled Amortization Period'.

                                            If a Series has more than one Class of Certificates, a different method of paying principal, Expected Final Payment Date and/or
                                              Principal Commencement Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Expected Final
                                              Payment Date or Principal Commencement Date, and the final principal payment with respect to the Certificates of a Series or
                                              Class may be made later than the applicable Expected Final Payment
                                              Date or other expected date, if a Pay Out Event occurs with respect to such Series or Class or under certain other circumstances described herein. See 'Special Considerations-- Payments and
                                              Maturity' for a description of factors that may affect the timing of principal payments on Certificates.

Revolving Period..........................  The Certificates of each Series offered hereby will have a revolving period (the 'Revolving Period'), which will commence at the close of business on a date specified in the related Prospectus
                                              Supplement (the 'Series Cut-Off Date') and continue until the earlier of (a) the commencement of the Early Amortization Period with respect to such Series and (b) the date specified in the related

                                              Prospectus Supplement as the end of the Revolving Period with respect to such Series. During the Revolving Period with respect to a Series offered hereby, collections of Principal Receivables and certain other amounts otherwise allocable to the
                                              Certificateholders' Interest of such Series will be treated as
                                              Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series or the Banks.
                                              See 'Description of the Certificates--Principal' and '--Shared
                                              Principal Collections' and see '--Pay Out Events' for a discussion of the events which might lead to the termination of the Revolving
                                              Period with respect to a Series prior to its scheduled ending date.

Accumulation Period.......................  If the related Prospectus Supplement so specifies, unless an Early
                                              Amortization Period commences with respect to a Series offered hereby, the Certificates of such Series will have an accumulation period (the 'Accumulation Period'), which will commence at the close of business on the date specified in such Prospectus
                                              Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period with respect to such Series, (b)
                                              payment in full of the Invested Amount of the Certificates of such
                                              Series and (c) the Series Termination Date with respect to such
                                              Series. During the Accumulation Period of a Series, collections of
                                              Principal Receivables and certain other amounts allocable to the
                                              Certificateholders' Interest of such Series will be deposited on each Distribution Date with respect to such Accumulation Period in a trust account established for the benefit of the
                                              Certificateholders of such Series (a 'Principal Funding Account')
                                              and used to make principal distributions to the Certificateholders of such Series when due. The 'Distribution Date' is the 15th day of each month (or if such 15th day is not a business day, the next succeeding business day). The amount to be deposited in the
                                              Principal Funding Account for any Series offered hereby on any
                                              Distribution Date may, but will not necessarily, be limited to an amount (the 'Controlled Deposit Amount') equal to an amount specified in the related Prospectus Supplement (the 'Controlled
                                              Accumulation Amount') plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If a
                                              Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation
                                              Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.


Scheduled Amortization Period.............  If the related Prospectus Supplement so specifies, unless an Early
                                              Amortization Period commences with respect to a Series offered hereby, the Certificates of such Series will have an amortization period (the 'Scheduled Amortization Period'), which will commence at the close of business on the date specified in such Prospectus
                                              Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period with respect to such Series, (b)
                                              payment in full of the Invested Amount of the Certificates of such
                                              Series and (c) the Series Termination Date with respect to such
                                              Series. During the Scheduled Amortization

                                              Period of a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be used on each Distribution Date with respect to such Scheduled Amortization Period to make principal
                                              distributions to Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may, but will not
                                              necessarily, be limited to an amount (the 'Controlled Distribution
                                              Amount') equal to an amount (the 'Controlled Amortization Amount')
                                              specified in the related Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior
                                              Distribution Dates. If a Series has more than one Class of
                                              Certificates, each Class may have a separate Controlled
                                              Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

Early Amortization Period.................  During the period from the day on which a Pay Out Event has occurred with respect to a Series to the date on which the Invested Amount of the Certificates of such Series and the Enhancement Invested
                                              Amount, if any, with respect to such Series have been paid in full or the related Series Termination Date has occurred (the 'Early
                                              Amortization Period'), collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the Certificateholders of such Series monthly on each
                                              Distribution Date beginning with the first Special Payment Date with respect to such Series. During the Early Amortization Period of a Series, distributions of principal to Certificateholders will not be subject to any Controlled Deposit Amount or Controlled
                                              Distribution Amount. In addition, upon the commencement of the
                                              Early Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or

                                              Series on the first Special Payment Date with respect to such
                                              Series. See 'Description of the Certificates--Pay Out Events' for a
                                              discussion of the events which might lead to the commencement of the Early Amortization Period with respect to a Series.

Shared Principal Collections..............  To the extent that collections of Principal Receivables and certain other amounts that are allocated to the Certificateholders'
                                              Interest of any Series are not needed to make payments to the
                                              Certificateholders of such Series or required to be deposited in a
                                              Principal Funding Account for such Series, such collections will be applied to cover principal payments due to or for the benefit of
                                              Certificateholders of another Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. See 'Description of the Certificates--Shared Principal Collections'.

Special Funding Account...................  If on any date the Sellers' Interest is less than or equal to the
                                              Required Sellers' Participation Amount or the amount of

                                              Principal Receivables in the Trust is less than or equal to the
                                              Required Principal Balance, the Servicer shall not distribute to the Banks any Shared Principal Collections which otherwise would be distributed to the Banks, but shall deposit such funds in the
                                              Special Funding Account. Funds on deposit in the Special Funding
                                              Account will be withdrawn and paid to the Banks on any Distribution
                                              Date to the extent that, after giving effect to such payment, the
                                              Sellers' Interest exceeds the Required Sellers' Participation
                                              Amount and the amount of Principal Receivables in the Trust exceeds the Required Principal Balance on such date; provided, however, that if an Accumulation Period, Scheduled Amortization Period or
                                              Early Amortization Period commences with respect to any Series, any funds on deposit in the Special Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series.

Sharing of Additional Finance Charges.....  Subject to certain limitations described under 'Description of the
                                              Certificates--Sharing of Additional Finance Charges', collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any Series which is included in a Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) will be applied to cover any shortfalls with respect to amounts payable from
                                              collections of Finance Charge Receivables allocable to any other
                                              Series included in such Group, in each case pro rata based upon the amount of the shortfalls, if any, with respect to such other
                                              Series. See 'Description of the Certificates--Sharing of Additional
                                              Finance Charges'.


Funding Period............................  The Prospectus Supplement relating to a Series of Certificates may specify that for a period beginning on the Series Issuance Date with respect to such Series and ending on a specified date before the commencement of the Scheduled Amortization Period or
                                              Accumulation Period with respect to such Series (the 'Funding
                                              Period'), the aggregate amount of Principal Receivables in the
                                              Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series. If so specified in the related Prospectus Supplement, the amount of such difference will be held in a trust account established with the

                                              Trustee for the benefit of Certificateholders of such Series (the
                                              'Prefunding Account') pending the transfer of additional Principal
                                              Receivables to the Trust or pending the reduction of the
                                              Certificateholders' Interests of other Series issued by the Trust.
                                              The related Prospectus Supplement will specify the initial
                                              Certificateholders' Interest on the Series Issuance Date with respect to such Series, the aggregate principal amount of the
                                              Certificates of such Series (the 'Initial Amount') and the date by which the Certificateholders' Interest is expected to equal the
                                              Initial Amount.

                                            If so specified in the related Prospectus Supplement, during the
                                              Funding Period, funds on deposit in the Prefunding Account for a
                                              Series may or, under certain circumstances, must be withdrawn and paid to the Banks to effect increases in the
                                              Certificateholders' Interest. In the event that the
                                              Certificateholders' Interest does not equal the Initial Amount by the end of the Funding Period, any amount remaining in the
                                              Prefunding Account and additional amounts specified, if any, in the related Prospectus Supplement will be payable to the
                                              Certificateholders of such Series in a manner and at such time as set forth in the related Prospectus Supplement.

                                            If so specified in the related Prospectus Supplement, monies in the
                                              Prefunding Account with respect to any Series will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar
                                              arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series.

Credit Enhancement........................  The credit enhancement with respect to a Series offered hereby (the
                                              'Credit Enhancement') may include a letter of credit, a cash collateral account, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus
                                              Supplement. Credit Enhancement may also be provided to a Class or

                                              Classes of a Series by subordination provisions which require that distributions of principal and/or interest be made with respect to the Certificates of such Class or Classes before distributions are made to one or more other Classes of such Series.

                                            The type, characteristics and amount of the Credit Enhancement with respect to any Series will be determined based on several factors, including the characteristics of the Receivables and Accounts underlying or comprising the Trust Assets as of the Series Issuance
                                              Date with respect thereto, and will be established on the basis of requirements of each applicable Rating Agency. The terms of the
                                              Credit Enhancement with respect to any Series offered hereby will be described in the related Prospectus Supplement. See 'Description of the Certificates--Credit Enhancement' and 'Special
                                              Considerations--Limited Nature of Rating'.

Servicing.................................  The Servicer (initially, FDNB) will be responsible for servicing, managing and making collections on the Receivables. Subject to certain exceptions described under 'Description of the
                                              Certificates--Deposits in Collection Account', the Servicer will deposit any collections on the Receivables in a Monthly Period into the Collection Account within two business days of the Date of
                                              Processing (or, in the case of Interchange, no later than the
                                              Distribution Date) to the extent such collections are allocable to the Certificateholders' Interest of any Series and are required to be deposited into an account for the benefit of, or distributed to, the Certificateholders of any Series or the issuer of any Series
                                              Enhancement. On the earlier of (i) the second business day following the Date of Processing and (ii) the day on which the
                                              Servicer deposits any collections into the Collection Account, subject to certain exceptions described herein, the Servicer will pay to the Banks their allocable portion of any collections then held by the Servicer. The 'Date of Processing' is the business day a record of any transaction is first recorded pursuant to the
                                              Servicer's data processing procedures. On or about the third business day preceding each Distribution Date (each, a
                                              'Determination Date'), the Servicer will calculate the amounts to be allocated to the Certificateholders of each Class or Series and the Banks as described herein in respect of collections of
                                              Receivables received with respect to the preceding Monthly Period.

                                            In certain limited circumstances, FDNB may resign or be removed as
                                              Servicer, in which event either the Trustee or, so long as it meets certain eligibility standards set forth in the Pooling Agreement, a third-party servicer may be appointed as successor servicer. (FDNB or any such successor servicer is referred to herein as the
                                              'Servicer'.) FDNB is permitted to delegate any of its duties as

                                              Servicer to any of its affiliates and to certain third-party service providers, but any such delegation will not relieve the
                                              Servicer of its obligations under the Pooling Agreement or any
                                              Supplement. The Servicer will receive servicing fees payable with respect to each Series offered hereby as servicing compensation from the Trust. See 'Description of the Certificates--Servicing
                                              Compensation and Payment of Expenses'.

Mandatory Reassignment and Transfer of

  Certain Receivables.....................  Pursuant to the Pooling Agreement, as of each Series Issuance Date
                                              (and on each date of addition) each Bank, in its capacity as a seller, has severally made or will severally make certain
                                              representations and warranties in the Pooling Agreement with respect to the Accounts (or Additional Accounts) owned by such Bank and the Receivables (or Receivables in Additional Accounts)
                                              transferred by such Bank to the Trust. If either Bank breaches any such representation and warranty, under certain circumstances and subject to certain conditions described under 'The Pooling
                                              Agreement Generally--Representations and Warranties', all
                                              Receivables with respect to the affected Account will be reassigned to such Bank. In addition, if either Bank breaches certain other representations and warranties described under 'The Pooling
                                              Agreement Generally--Representations and Warranties', all the
                                              Receivables transferred by such Bank to the Trust may be reassigned to such Bank. See 'The Pooling Agreement Generally--Representations
                                              and Warranties'.

                                            FDNB has provided certain covenants in the Pooling Agreement in its capacity as Servicer. If the Servicer breaches any such covenant with respect to any Receivable, subject to certain conditions described under 'The Pooling Agreement Generally-- Servicer
                                              Covenants', all Receivables with respect to the affected Account will be assigned to the Servicer. In the event of a transfer of servicing obligations to a successor servicer, such successor servicer, rather than FDNB, would be responsible for any subsequent failure to comply with the Servicer's covenants.

Tax Status................................  Except to the extent otherwise provided in the related Prospectus
                                              Supplement, in the opinion of special tax counsel for the Banks and the Trust, the Certificates of each Series offered hereby are properly characterized as debt for federal income tax purposes and for California and New Hampshire tax purposes. Each
                                              Certificateholder, by acceptance of a Certificate of such a Series, will agree to treat the Certificates of such Series as indebtedness of the Banks for federal, state and local income and franchise tax purposes. See 'Tax Matters' for additional information concerning the application of federal, California and New Hampshire tax laws.


Income Tax Withholding....................  Interest on Certificates that are characterized as debt and that are held by non-U.S. persons will be subject to United States
                                              withholding tax unless the holder complies with applicable IRS identification requirements. Interest on Certificates that are characterized as debt and that are held by U.S. persons will be subject to backup withholding unless the holder complies with applicable IRS identification requirements. See 'Tax Matters'.


ERISA Considerations......................  Certificates of any Series offered hereby may be eligible for purchase by Benefit Plans. See 'ERISA Considerations'.

Certificate Rating........................  Unless otherwise specified in the related Prospectus Supplement, it will be a condition to the issuance of the Certificates of each
                                              Series offered hereby that they be rated in one of the four highest applicable rating categories by at least one nationally recognized statistical rating organization selected by the Banks (the rating agency or agencies rating any Series, the 'Rating Agency'). The rating or ratings applicable to the Certificates of each such
                                              Series will be as set forth in the related Prospectus Supplement.

                                            A security rating should be evaluated independently of similar ratings of different types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating
                                              Agency. Each rating should be evaluated independently of any other rating. See 'Special Considerations--Limited Nature of Rating'.

                                  RISK FACTORS

     Secondary Market Trading. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There can be no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby or, if such a secondary market does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

     Issuance of Additional Series. The Trust, as a master trust, has issued other Series and is expected to issue additional Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements and any other amendment or supplement to the Pooling Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Certificates of any outstanding Series (any such reduction or withdrawal is referred to herein as a 'Ratings Effect') and (b) each Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of such Bank, such issuance will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series. There can be no assurance, however, that the terms of any Series might not have an impact on the timing or amount of payments received by a Certificateholder of another Series. See 'Description of the Certificates--New Issuances'.

     Addition of Trust Assets. The Banks expect, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Initial Accounts because such accounts were originated at a later date or were part of a portfolio of accounts which were not part of the Providian Portfolio as of the Trust Cut-Off Date or which were acquired from another institution. Moreover, Additional Accounts designated at any time may not be accounts of the same type as those previously included in the Trust. See 'The Pooling Agreement Generally--Representations and Warranties'. Consequently, there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts previously included in the Trust. In addition, such Additional Accounts may consist of revolving credit card accounts or other revolving credit accounts which have different terms than the Initial Accounts and the Additional Accounts previously included in the Trust, including lower periodic finance charges and other fees and charges, which may have the effect of reducing the average yield on the portfolio of Accounts included in the Trust. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under 'Description of the Certificates--Addition of Trust Assets', including that (a) such addition will not result in a Ratings Effect and (b) the Bank designating such Additional Accounts shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of such Bank, such addition will not, based on the facts known to such officer at the time of such certification, at the time of its occurrence cause a Pay Out Event to occur with respect to any Series. Since the Trust Cut-Off Date, the Banks have conveyed to the Trust Receivables in Additional Accounts in accordance with the terms of the Pooling Agreement. See 'Description of the Certificates-- Addition of Trust Assets'.

     Certain Legal Aspects. While the Banks have sold and will sell Receivables to the Trust, a court could treat such a transaction as an assignment of collateral as security for the benefit of the Certificateholders of the outstanding Series. Each Bank warrants in the Pooling Agreement that the transfer of Receivables by it to the Trust is either a sale of such Receivables to the Trust or the grant to the Trust of a security interest in such Receivables. Each Bank will take certain actions under applicable state law to perfect the Trust's interest in the Receivables transferred to the Trust by such Bank and, in the Pooling Agreement, each Bank warrants that, if the transfer by such Bank to the Trust is a grant to the Trust of a security interest in the applicable Receivables, the Trust will have a first priority perfected security interest therein and, with certain exceptions and for certain limited periods of time, in the proceeds thereof (subject, in each case, to certain potential tax liens referred to under 'The Pooling Agreement Generally--Representation and Warranties'). Nevertheless, if the transfer of Receivables by a Bank to the Trust is deemed to create a security interest therein under the California or New

Hampshire Uniform Commercial Code (the 'UCC'), a tax or government lien or other nonconsensual lien on property of such Bank arising before Receivables come into existence may have priority over the Trust's interest in such Receivables and, if the FDIC were appointed receiver of such Bank, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. In addition, while FDNB is the Servicer, cash collections held by FDNB may, subject to certain conditions, be commingled and used for the benefit of FDNB prior to the date on which such collections are required to be deposited in the Collection Account as described under 'Description of the Certificates--Deposits in Collection Account' and, in the event of the insolvency or receivership of FDNB or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections.

     If the FDIC were appointed receiver of either of the Banks or if certain other events relating to the bankruptcy, insolvency or receivership of either of the Banks were to occur (an 'Insolvency Event'), then a Pay Out Event would occur with respect to each Series and, pursuant to the terms of the Pooling Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless each other holder of the Banks' Certificate, Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class and, to the extent provided in the Supplement for any Series, any Credit Enhancer instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders of a particular Series if the sum of (a) the portion of the proceeds of such sale allocable to such Certificateholders and
(b) the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is insufficient to pay such Certificateholders in full. To the extent the Banks grant a security interest in the Receivables to the Trust, and such security interest is validly perfected before the occurrence of an Insolvency Event and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the relevant Bank or its creditors, based upon opinions issued by the general counsel of the FDIC and a related policy statement issued by the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery, by the FDIC. However, such opinions and policy statement are not binding on the FDIC and, if the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments to the Certificateholders of all outstanding Series. In addition, federal law governing receiverships of federally-insured depository institutions would be interpreted to require compliance with certain claims procedures if a receiver were appointed for either of the Banks before the Trustee could collect, sell, dispose of or otherwise liquidate the Receivables, which could delay or possibly reduce payments on the Certificates of all outstanding Series. Upon the occurrence of an Insolvency Event, if no Pay Out Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the

Banks to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of an Early Amortization Period. In the event of a Servicer Default, if a conservator, receiver or liquidator is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. See 'Certain Legal Aspects of the Receivables--Transfer of Receivables' and '--Certain Matters Relating to Receivership'.

     The Accounts and Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making, enforcement and collection of consumer loans. The United States Congress and the states may enact laws and amendments to existing laws to further regulate the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the current level of periodic finance charges and other fees and charges with respect to the Accounts. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables. From time to time members of Congress have attempted unsuccessfully, and may in the future attempt, to limit the maximum annual percentage rate that may be assessed on credit card accounts. In addition, in May, 1992, two members of the House Banking Committee asked the United States General Accounting Office (the 'GAO') to undertake a study of competition in the credit card industry and particularly to address how a government-imposed limit on credit card interest rates could affect credit availability. In Spring 1994, the GAO released its study on competitive pricing and disclosure in the credit card industry. The GAO did not recommend that Congress enact legislation capping interest rates on credit cards, but did recommend monitoring of the industry. The Banks cannot predict what action, if any, will be taken by Congress as a result thereof. If federal legislation were enacted which contained an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is possible that the Portfolio Yield would be reduced and therefore a Pay Out Event could occur with respect to the Certificates of each Series. See 'Description of the Certificates--Pay Out Events'. In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the periodic finance charges or other fees or charges relating to the Accounts.


     Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally-insured state-chartered banks and federally-insured national banks) which issue credit cards. These actions challenge various fees and charges (such as late fees, over-the-limit fees, returned check charges and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state credit card issuers. The Supreme Courts of California, Colorado and New Jersey have handed down decisions in such actions. The California and Colorado Supreme Courts opined that federal law governed late fees and found for the respective defendant banks, while the New Jersey Supreme Court found that late payment fees are not interest, and that, therefore, state law is not preempted by federal law with respect to such late fees. In June, 1996, the United States Supreme Court upheld the decision of the California Supreme Court, holding that the late payment fees in question were 'interest' and as such were governed by federal law, which authorizes national banks to charge out-of-state customers an interest rate allowed by the bank's home state. See 'Certain Legal Aspects of the Receivables--Consumer Protection Laws'.

     Pursuant to the Pooling Agreement, if a Receivable fails to comply in all material respects with applicable requirements of law, subject to certain conditions described under 'The Pooling Agreement Generally-- Representations and Warranties', all Receivables in the affected Account will be reassigned to the Bank that is the owner of such Account or, in some circumstances, to the Servicer. On the Series Issuance Date with respect to each Series and on each date of addition, each Bank has made and (with respect to future Series and designations of Additional Accounts) will make certain representations and warranties relating to the validity and enforceability of the Accounts owned by such Bank and the related Receivables. The sole remedy if any such representation or warranty is breached is that, subject to certain conditions described herein under 'The Pooling Agreement Generally--Representations and Warranties', the interest of Certificateholders of all Series in the Receivables affected thereby will be reassigned to the Bank that is the owner of the related Account or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, each Bank may be obligated to accept the reassignment of all the Receivables transferred by it to the Trust, which reassignment will constitute the sole remedy available to Certificateholders with respect to any such breach. See 'The Pooling Agreement Generally--Representations and Warranties' and '--Servicer Covenants' and 'Certain Legal Aspects of the Receivables--Consumer Protection Laws'.

     Payments and Maturity. The Receivables may be paid at any time and there is no assurance that there will be new Receivables created in the Accounts, that Receivables will be added to the Trust or that any particular pattern of accountholder repayments will occur. The actual rate of accumulation of principal with respect to a Series in a Principal Funding Account during an Accumulation Period and the rate of distribution of principal with respect to a Series during a Scheduled Amortization Period or Early Amortization Period will depend on, among other factors, the rate of accountholder repayments, the timing of the receipt of repayments and the rate of default by accountholders. As a result, no assurance can be given that the Invested Amount of a Series of Certificates will be paid on the Expected Final Payment Date, if any, with respect to such Series or that payments of principal during the Scheduled Amortization Period with respect to a Series of Certificates will equal the

Controlled Amortization Amount, if any, with respect to such Series or will follow any expected pattern. Accountholder monthly payment rates with respect to the Accounts are dependent upon a variety of factors, including seasonal purchasing and payment habits of accountholders, the availability of other sources of credit, general economic conditions, tax laws and the terms of the Accounts (which are subject to change by the Banks). No assurance can be given as to the accountholder payment rates which will actually occur in any future period.

     A decline in the amount of Receivables in the Accounts for any reason (including, the decision by accountholders to use competing sources of credit, an economic downturn or other factors) could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period with respect to such Series. The Pooling Agreement provides that the Banks will be required to make an Addition to the Trust in the event that either
(a) the Sellers' Interest is not maintained at a minimum level equal to the Required Sellers' Percentage of the sum of (i) the aggregate amount of Principal Receivables and (ii) the aggregate principal amount on deposit in the Special Funding Account (the 'Required Sellers' Participation Amount') or (b) the amount of Principal Receivables in the Trust is not maintained at a minimum level equal to the excess of (i) the sum of the initial Invested Amounts of each Series then outstanding (provided that certain Series may be excluded from such calculation if the issuance of such Series will not result in a Ratings Effect) over (ii) the aggregate principal amount on deposit in the Special Funding Account (the 'Required Principal Balance'). The 'Required Sellers' Percentage' is equal to 4% but may be reduced under certain circumstances described under 'Description of the Certificates--Addition of Trust Assets'. In the event that the Banks fail to make such Addition by the day on which they are required to make such Addition pursuant to the Pooling Agreement, as described under 'Description of the Certificates--Addition of Trust Assets', a Pay Out Event will occur with respect to all outstanding Series.

     Limited Nature of Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling Agreement and the related Supplement and will be based primarily on the value of the Receivables in the Trust and the availability of any Series Enhancement with respect to such Series or Class. However, any such rating will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. Further, the available amount of any Credit Enhancement or other Series Enhancement with respect to any such Series or Class will be limited and will be subject to reduction from time to time as described in the related Prospectus Supplement. The rating of the Certificates of a Class or Series will not be a recommendation to purchase, hold or sell such Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

     Book-Entry Registration. Unless otherwise stated in the related Prospectus Supplement, the Certificates of each Series offered hereby initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Consequently, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as 'Certificateholders' (as such term is used in the Pooling Agreement and any Supplement). Hence, until such time, Certificateholders will only be able to exercise the rights of Certificateholders indirectly through DTC, CEDEL or Euroclear and their respective participating organizations. See 'The Pooling Agreement Generally--Book Entry Registration' and '--Definitive Certificates'.

     Social, Legal, Economic and Other Factors. Changes in credit use and payment patterns by accountholders result from a variety of economic, legal and social factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The use of incentive programs (e.g., gift awards for credit usage) may affect credit use. The Banks are unable to determine whether or to what extent changes in applicable laws or other economic or social factors will affect credit use or repayment patterns.

     Competition in the Credit Card and Consumer Revolving Loan Industry. The credit card and consumer revolving loan industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers. There is increased use of advertising, target marketing, pricing competition and incentive programs. New consumer credit providers have entered the market and existing providers have launched strategies such as co-branding and balance transfer programs to increase their market share. In addition, certain consumer credit providers offer low introductory rates or lower rates generally to increase their market share. Such rates may be lower than those currently assessed on the Accounts. The Banks may also solicit existing accountholders to open other revolving credit card accounts or revolving credit accounts which offer certain benefits not available under the Accounts, including lower periodic finance charges or reduced late charges and other fees or charges. If accountholders choose to utilize competing sources of credit, the rate at which new Receivables are generated in the Accounts may be reduced and certain purchase and payment patterns with respect to the Receivables may be affected. The Trust will be dependent upon the Banks' continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Banks do not add Additional Accounts to the Trust, a Pay Out Event could occur with respect to each Series.

     The Ability of the Banks to Change Terms of the Accounts. Pursuant to the Pooling Agreement, the Banks do not transfer to the Trust the Accounts but only the Receivables arising in the Accounts. As owners of the Accounts, the Banks will have the right to determine the periodic finance charge, the fees and the other charges which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the periodic finance charge or other fees or charges applicable to the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period with respect to such Series, as well as decreased protection to Certificateholders against charged-off Accounts. Under the Pooling Agreement, each Bank has agreed that, unless required by law or unless, in its sole discretion, such Bank deems it necessary to maintain on a competitive basis its lending business, it will not reduce the annual percentage rate of the periodic finance charge assessed on the Receivables or reduce other fees on the Accounts, if as a result of such reduction, either its reasonable expectation is that such reduction will, based on the facts known at such time, cause a Pay Out Event to occur with respect to a Series or such reduction is not applied to any comparable segment of consumer revolving credit accounts owned by such Bank which have characteristics the same as or substantially similar to the Accounts. In addition, each Bank, subject to compliance with applicable laws, may in its sole discretion change the other terms of its Accounts, if such change is made applicable to any comparable segment of consumer revolving credit accounts owned by the Bank which have characteristics the same as, or substantially similar to, such Accounts. Except as specified above, there are no restrictions on the Banks' ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace, including other credit card issuers lowering their annual percentage rates, or prudent business practice might not result in a determination by the Banks to decrease customer finance charges or otherwise take actions which would change any Account terms. See '--Competition in the Credit Card and Consumer Revolving Loan Industry'. In servicing the Accounts, the Servicer is required to apply its usual and customary servicing procedures for servicing receivables comparable to the Receivables and to act in accordance with the Banks' written policies and procedures relating to the operation of their consumer revolving lending business (the 'Lending Guidelines').

     Control. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling Agreement or the related Supplement. However, under certain circumstances, the consent or approval of a specified percentage of the aggregate unpaid principal amount of the Certificates of all outstanding Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling Agreement under certain circumstances and directing a reassignment of the entire portfolio of Accounts. In addition, following the occurrence of an Insolvency Event with respect to a Bank, the Trust Assets will be liquidated unless the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, if a Series includes more than one Class, each Class of such Series (along with each other holder of the Banks' Certificate and, to the extent provided in the Supplement for any Series, any Credit Enhancer) direct the Trustee not to sell or otherwise liquidate the Receivables. Further, in certain cases (including with respect to certain amendments described under 'The Pooling Agreement Generally--Amendments'), when determining whether the required percentage of Certificateholders of a Series have given their approval or consent, all the Certificateholders of such Series will be treated as a single class (whether or not such Series includes more than one Class). Accordingly, one or more Classes of Certificateholders may have the power to determine whether any such action is taken without regard to the position or interests of other Classes of Certificateholders relating to such action.

              THE BANKS' CREDIT CARD AND CONSUMER LENDING BUSINESS

BUSINESS OVERVIEW

     Each of the Banks is a national banking association and a wholly-owned subsidiary of Providian Financial Corporation. The Banks and their affiliates are engaged in secured and unsecured consumer lending nationwide and related businesses, principally through direct mail and telemarketing. The Banks' unsecured receivables portfolio consists primarily of unsecured credit card receivables. Although the Banks are members of both Visa U.S.A. Inc. and MasterCard International Incorporated(1), they have historically originated and serviced primarily Visa credit card accounts. The Banks' unsecured receivables portfolio also includes receivables generated under unsecured open-end, revolving lines of credit granted to customers who prefer to use checks rather than credit cards. FDNB also offers home loan, secured credit card and insurance premium financing products. Accounts opened under the secured credit card, home loan and insurance premium financing programs are not included in the Providian Portfolio discussed herein.

     The portfolio of unsecured credit card and revolving line of credit accounts under management by the Banks or their affiliates is referred to herein as the 'Providian Portfolio'. Primary servicing for the Providian Portfolio is provided by Providian Bancorp Services, a wholly owned subsidiary of Providian Financial Corporation. Based on the total balances in the Providian Portfolio, the Banks are among the largest credit card issuers in the United States.

     Receivables transferred and to be transferred by the Banks to the Trust pursuant to the Pooling Agreement are generated from transactions made and cash advances obtained by accountholders under accounts in the Providian Portfolio. All accounts in the Providian Portfolio (other than certain accounts purchased from third party originators, which are not currently included in the Trust Portfolio) were originated using the Banks' account opening procedures. Certain of the accounts were originated by First Deposit Savings Bank, a former affiliate of the Banks.

     Each of the Banks uses account origination, underwriting and servicing procedures which are substantially similar for credit card and revolving line of credit products in the Providian Portfolio. The Banks primarily use their affiliate, Providian Bancorp Services, and third party vendors in the process of originating and servicing the accounts. Account set-up, telemarketing, customer service, collection activities and certain data processing services are performed primarily at operations centers located in northern California. Other data processing functions are handled by Total System Services, Inc. ('Total System'), a Columbus, Georgia-based company. Total System is the nation's second largest credit card processing company. Total System is responsible for processing merchants' credit slips (drafts), issuing and encoding cards and authorizing accountholder purchases for merchants. Total System also sends monthly billing statements, stores customer data files, updates master files daily and provides master file tapes each month. The accounts in the Providian Portfolio were principally generated through direct mail or telemarketing. These solicitations are made to a pre-screened list of prospective accountholders, followed by credit verification and telemarketing support. Certain telemarketing services associated with the initial solicitation of new customers are performed by unaffiliated telemarketing companies. The Banks' underwriting, telemarketing, customer service and collection procedures, described below, are subject to refinement and change as the competitive environment, industry practice, legal requirements or the Banks' business objectives may require. In addition, the Banks or their affiliates may acquire accounts originated by third parties from time to time in the future.

UNDERWRITING PROCEDURES

     The Banks' credit screening process begins with a 'prescreening' review which identifies creditworthy consumers who are likely to be eligible for an account. These consumers generally receive direct mail solicitations or solicitations by telephone. Responses from applicants are subject to a 'back-end' verification process in which an applicant's credit information is reviewed a second time, updated and verified against criteria established by each Bank's loan committee.

------------------
(1) Visa and MasterCard are registered trademarks of Visa U.S.A. Inc. and MasterCard International Incorporated, respectively.

     In the 'prescreening' process, the Banks provide a set of credit criteria directly, or indirectly through a third party, to credit bureaus. The bureaus screen their databases and generate a list of names with the desired attributes. The list is further refined by applying an additional set of targeting criteria which have been derived by the Banks from a statistical modeling of attributes from previous solicitations, behavioral usage and credit risk. This final list is then statistically verified by the Banks to ensure that the list complies with the criteria supplied.

     Individuals who receive the solicitations must respond in writing or by telephone to initiate the back-end verification process. Once the response is received, the Banks review credit bureau information and information provided by the applicant to confirm that the applicant meets the applicable Bank's credit criteria. The amount of the credit line will be based on the customer's credit profile and other relevant criteria and will generally range between $5,000 and $25,000.

     Each accountholder is subject to an agreement governing the terms and conditions of the account. Pursuant to such lending agreement, the Bank that owns the account reserves the right to change or terminate any terms, conditions, services or features of the account (including increasing or decreasing periodic finance charges, other charges or minimum payments). By their terms, the lending agreements are governed by New Hampshire law. Credit limits are adjusted periodically based upon the relevant Bank's continuing evaluation of an accountholder's credit behavior.

     In 1991, PNB acquired a portfolio of MasterCard accounts. Those accounts were originally opened using criteria established by the institution from which the accounts were purchased and were selected by PNB based on a credit scoring formula acceptable to PNB. None of the receivables in such acquired accounts are currently included in the Receivables transferred to the Trust, although they may be added to the Trust at some time in the future. Other portfolios of consumer revolving credit accounts may be purchased by the Banks from other institutions, using credit screening procedures and criteria acceptable to the acquiring Bank, and added to the Trust from time to time. See 'Description of the Certificates--Addition of Trust Assets'.

TELEMARKETING AND CUSTOMER SERVICE

     The Banks believe that customer contact must be quickly established to take advantage of additional marketing opportunities, verify application information and assist in the collections process. Customers have access to their account information 24 hours a day, seven days a week. Customer service representatives have on-line access to the customer's account history in order to immediately resolve most questions. When charges are in dispute, each Bank's current policy is to note on the accountholder's monthly billing statements that such portion of the balance is in dispute, and such portion will not accrue finance charges pending resolution of the dispute. Multiple tracking and reporting systems are employed to ensure that service standards are achieved and maintained.

COLLECTION EFFORTS

     Efforts to collect delinquent consumer credit receivables are made by the Banks or their affiliates as well as attorneys retained in different states. Current collection practices are characterized by quick intervention upon any missed payments, automated calling systems designed to improve efficiency in contacting customers, and close monitoring of delinquencies and charge-offs. Collections practices are revised from time to time in accordance with the Banks' experience.

     Current collection policy consists principally of the following: (i) statements are sent monthly and accountholders have approximately 30 days after the statement date to remit payments before an account is considered past-due;
(ii) risk assessment and segmentation models are used to determine when to contact accountholders by telephone after an account becomes past due, with an emphasis on early intervention for those accounts with the highest risk; (iii) arrangements may be made with accountholders to extend or change payment schedules; (iv) collection efforts are event-driven and, thus, accounts are escalated to more experienced collectors, suspended, closed and/or referred to the legal collections unit, based on customer behavior rather than on the passage of time; and (v) legally permissible collections activities continue after an account is charged off.

     The policy of each Bank is to charge off the principal balance of delinquent accounts no more than 180 days after the delinquency occurs (210 days after the date of the billing statement), unless the accountholder cures the default by making a partial payment which qualifies under the Bank's standards. Related interest and late fee charges are written off as a reversal of interest income. Account balances for deceased account obligors are written off upon determination of collectibility (generally, upon verification of no estate) or 180 days after the delinquency, whichever is earlier. Account balances for bankrupt accountholders are written off upon determination of post-bankruptcy collectibility or 180 days after the delinquency, whichever is earlier. Because accountholders for whom a Bank receives notice of a bankruptcy filing are sometimes current in their payment up to the time of notification, these accounts may be charged off without having been delinquent.

INTERCHANGE

     Members participating in the Visa and MasterCard associations receive certain fees ('Interchange') as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing accountholders for a limited period prior to initial billing. Under the Visa and MasterCard systems, Interchange in connection with accountholder charges for merchandise and services is passed from the banks that clear the transactions for merchants to the credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although Visa and MasterCard may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange paid to the Banks will be allocated to the Trust with respect to each Monthly Period on the basis of (i) the Interchange for all accounts in the Providian Portfolio and (ii) the percentage equivalent of the ratio that the amount of accountholder charges for merchandise and services for the Accounts bears to the total amount of accountholder charges for merchandise and services for all accounts in the Providian Portfolio, in each case for such Monthly Period. The Banks will be required, pursuant to the terms of the Pooling Agreement, to transfer to the Trust for the benefit of Certificateholders the aforementioned percentage of the Interchange. This percentage is an estimate of the actual Interchange paid to the Banks from time to time in respect of the Accounts and may be more or less than the actual amount of Interchange so paid. Interchange transferred to the Trust will be included in Finance Charge Receivables pursuant to the Pooling Agreement for purposes of determining the amount of Finance Charge Receivables and allocating collections and payments thereof to the Certificateholders. Unless otherwise specified in the related Supplement, Interchange attributable to the Accounts as determined above will also be included in Finance Charge Receivables for purposes of calculating the Portfolio Yield.

                                  THE ACCOUNTS

GENERAL

     The Receivables arise in certain Eligible Accounts (the 'Trust Portfolio') selected by the Banks from the Providian Portfolio as described below.


     The Banks' accounts are grouped into 'rollouts' for purposes of administrative convenience. A rollout represents a group of accounts established from replies to a specific solicitation program. Each rollout has a discrete set of targeting criteria corresponding to it. Product solicitations for a particular rollout are made within a discrete period, normally two to four weeks in length. The Accounts currently included in the Trust generally consist of the eligible accounts contained in certain rollouts designated by each of the Banks, including Accounts for which Receivables have been charged off as uncollectible prior to their addition to the Trust in accordance with the Banks' normal servicing policies. Receivables in charged-off Accounts are deemed to have a zero balance and the Trust owns only the right to receive recoveries with respect to such Receivables.

     Although the characteristics (including loss experience) of a particular rollout may differ from those of the Providian Portfolio as a whole, the Banks have selected the Accounts presently included in the Trust by rollouts with the objective of obtaining a representative cross-section of the available Eligible Accounts in the Providian Portfolio. The Banks believe that, collectively, the Accounts currently included in the Trust are generally representative of the Accounts in the Providian Portfolio. There can be no assurance that performance of the Accounts included in the Trust (including but not limited to the payment rate, yield, loss and delinquency experience with respect to such Accounts) will be comparable to that of the Accounts in the entire Providian Portfolio.

     Each Bank has transferred and will transfer to the Trust all Receivables existing in each Account owned by it on the date of transfer to the Trust and all Receivables generated in such Accounts after such date. All monthly calculations with respect to such Accounts are computed based on activity occurring during a calendar month (each a 'Monthly Period'). Pursuant to the Pooling Agreement, the Banks severally have the right, and in certain cases the obligation (subject to certain limitations and conditions described below), to designate from time to time additional qualifying accounts in the Providian Portfolio owned by the designating Bank to be included as Accounts and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. These Accounts must be Eligible Accounts as of the date the relevant Bank designates such accounts as Additional Accounts. Since the Trust Cut-Off Date, the Banks have conveyed to the Trust Receivables in certain Additional Accounts in accordance with the provisions of the Pooling Agreement. In addition, as of the Trust Cut-Off Date (or as of the addition date) and on the date any new Receivables are created, each Bank will represent and warrant to the Trust that each of the Receivables in any Account or Additional Account owned by such Bank which is conveyed to the Trust on such day meets the eligibility requirements specified in the Pooling Agreement. See 'The Pooling Agreement Generally--Representations and Warranties'. However, there can be no assurance that all the Accounts will continue to meet the applicable eligibility requirements throughout the life of the Trust.

     Subject to certain limitations and restrictions, each Bank may also designate certain Accounts owned by it the Receivables in which will be removed from the Trust. In such case, the Receivables in the Removed Accounts will be reassigned to such Bank. The Banks may from time to time remove from the Trust certain charged-off Accounts and closed accounts having a zero balance. See

'Description of the Certificates--Removal of Accounts'. Throughout the term of the Trust, the Trust Portfolio will consist of the Initial Accounts, plus any Additional Accounts, and minus any Removed Accounts.


     Additional Accounts designated after the date hereof may be accounts of a different type from those previously included in the Trust. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts the Receivables in which have been conveyed previously to the Trust. Moreover, such Additional Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described below. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described herein as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield. The Banks intend to file with the Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of accounts which would have a material effect on the composition of the Accounts.

BILLING AND PAYMENTS

     The following is information with respect to the billing and payment characteristics generally applicable to the accounts in the Providian Portfolio.

     Monthly billing statements are sent by the Banks to active accountholders. The accounts generally require a minimum monthly payment equal to at least 2% of the new balance shown on the statement, plus any amount that is past-due and any amount by which the new balance exceeds the accountholder's credit limit. The payment due will not be less than $15.00 (unless the new balance is less than $15.00, in which case the payment due will be the amount of the new balance).

     Finance charges are posted to the accounts at the end of each monthly billing cycle. A daily finance charge is calculated by multiplying the daily balance on the account by the applicable daily periodic rate. For the majority of accounts, there is no grace period during which accountholders may avoid monthly periodic charges on cash advances. However, most accounts do have a grace period for purchases.

     The daily balance is figured by taking the previous day's balance (including the daily finance charge) and adding all debits and subtracting all credits for the current day. The average daily balance can be figured by adding each day's balance (including the daily finance charge) and dividing by the number of days in the billing cycle. This average daily balance can be multiplied by the number of days in the billing cycle and the daily periodic rate to determine the total finance charge accrued on the customer's loan balance for the billing cycle.

     The annual percentage rates for cash advances and purchases are fixed or variable and generally range from 10.9% to 23.9%. New accountholders are offered a reduced annual percentage rate (which in some cases will be 0%) for an introductory period, generally no more than three months, and the annual percentage rate on some accounts may be lower or higher than those generally offered by the Banks. For an additional fee, certain accountholders have subscribed to a credit protection feature pursuant to which the accountholder's obligation to make payments will be suspended in limited circumstances. Other add-on fee products are also offered to credit card and revolving line of credit customers.

     The Banks typically charge accounts certain additional fees, generally ranging up to $24.00, including: (i) a late fee, if the relevant Bank does not receive the required minimum monthly payment by the payment due date shown on the monthly billing statement; (ii) a returned payment check fee, for each accountholder check received by the relevant Bank and not paid by the accountholder's bank; (iii) an over-limit fee, if the new balance of an account exceeds the accountholder's stated credit limit before addition of a new finance charge or other fees on the billing date; and (iv) for most accounts, a returned check fee for any check written on the account that the relevant Bank returns unpaid. The Banks also charge a cash advance fee of up to 3% on certain types of cash advances, subject to a $5.00 minimum. Any of these fees may be waived or modified at any time.

     The Banks generally do not charge an annual fee on an accountholder's account. However, a substantial number of accountholders transfer existing balances at the time the account is opened. The Banks reserve the right to modify the terms of any account to charge an annual fee or other types of fees.

     Payments by accountholders to the Banks on the accounts are processed and applied first to finance charges, then to any fees billed to the account, then to principal, and then to any unbilled principal. Any excess creates a credit balance. Finance charges are posted as of the last day of an account's billing cycle. Principal receivables are posted daily.

     Annual percentage rates, minimum monthly payment requirements, fees and other charges may increase or decrease from current levels. The lending agreements governing the accounts permit the Banks to change the foregoing rates and terms at any time after an applicable notice period. There can be no assurance that annual percentage rates, minimum monthly payment requirements, fees and other charges will remain at current levels in the future. See 'Risk Factors--The Ability of the Banks to Change Terms of the Accounts'.

                                   THE BANKS

     Each of the Banks is a wholly-owned subsidiary of Providian Financial Corporation, a publicly owned financial services company which provides lending and deposit products to consumers nationwide. Providian Financial Corporation and its subsidiaries are engaged in consumer lending, including unsecured credit cards and secured credit cards, revolving lines of credit, home loans and other businesses nationwide, principally through direct mail and telemarketing. Providian Financial Corporation became an independent, publicly held company in a spin-off transaction that occurred on June 10, 1997, when shares of its common stock were distributed to the shareholders of Providian Corporation, which was Providian Financial Corporation's parent company prior to the spin-off.

     FDNB is a national bank regulated by the Office of the Comptroller of the Currency. Under the Competitive Equality Banking Act passed in August 1987, FDNB operates under the non-transferable grandfather rights provided its owners. PNB is a nationally chartered credit card bank regulated by the Office of the Comptroller of the Currency. Under the Bank Holding Company Act, PNB is authorized to engage only in credit card operations. The principal executive offices of FDNB are located at 295 Main Street, Tilton, New Hampshire 03276, the principal executive offices of PNB are located at 53 Regional Drive, Concord, New Hampshire 03301, and the principal executive offices of Providian Financial Corporation are located at 201 Mission Street, San Francisco, California 94105.

     FDNB has filed an application with the Office of the Comptroller of the Currency to merge with PNB in a transaction in which FDNB will be the surviving bank. The merger, which is subject to regulatory approvals, is expected to occur during the first quarter of 1998. FDNB will change its name to Providian National Bank upon completion of the merger. No assurance can be made that the merger will be completed as planned.

                                USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of the Certificates of any Series offered hereby will be paid to the Banks and will be used for the Banks' general corporate purposes.

                                   THE TRUST

     The Trust, as a master trust, previously has issued other Series and is expected to issue additional Series from time to time. The Trust has not engaged and will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing Series of Certificates and the Banks' Certificate and making payments thereon and related activities. As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust Assets. The Trust is administered in accordance with the laws of the State of New York.

     The Banks have conveyed to the Trust, without recourse, their respective interests in all Receivables arising under the Accounts. The Trust Assets consist of the Receivables, all monies due or to become due thereunder, the proceeds of the Receivables, and certain Interchange attributable to accountholder charges for goods and services in certain of the Accounts, all monies on deposit in the Collection Account and in certain accounts maintained for the benefit of the Certificateholders, any Participations included in the Trust, funds collected or to be collected with respect to such Participations and any Series Enhancements. The Trust Assets are expected to change over the life of the Trust as revolving credit card accounts, other revolving credit accounts and related assets become subject to the Trust and as Accounts are closed, charged off or removed and are no longer subject to the Trust. Pursuant to the Pooling Agreement, the Banks will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as Trust Assets Receivables arising in Additional Accounts or, in lieu thereof or in addition thereto, Participations. See 'Description of the Certificates--Addition of Trust Assets'. In addition, the Banks will have the right to remove from the Trust Receivables arising in designated Accounts as described herein under 'Description of the Certificates--Removal of Accounts'.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of a Series will be issued pursuant to the Pooling Agreement, and a Supplement thereto relating to such Certificates, among the Banks, as sellers of their respective interests in the Receivables, FDNB, as servicer of the Accounts, and the Trustee; the Pooling Agreement and each Supplement with respect to any Series offered hereby will be substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. See 'Description of the Certificates--New Issuances'. The Trustee will provide a copy of the Pooling Agreement (without exhibits or schedules), including any Supplements, to Certificateholders upon written request. The following summary describes certain terms generally applicable to the Certificates of each Series and is qualified in its entirety by reference to the Pooling Agreement and the applicable Supplement.

     The Certificates of each Series offered hereby will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Banks, the 'Depository'), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series offered hereby will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Banks have been informed by DTC that DTC's nominee will be Cede. See 'The Pooling Agreement Generally--Book-Entry Registration' and '--Definitive Certificates'.

     The Certificates of each Series offered hereby will evidence undivided interests in the Trust Assets allocated to the Certificateholders' Interest of such Series, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal with respect thereto as described in the related Prospectus Supplement.

INTEREST

     Interest will accrue on the Invested Amount of the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date specified with respect thereto in the related Prospectus Supplement, provided that if an Early Amortization Period commences with respect to such

Series, thereafter interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more Interest Funding Accounts and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. Funds on deposit in an Interest

Funding Account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in an Interest Funding Account will be paid to, or at the direction of, the Banks except as otherwise specified in any Supplement. Interest with respect to the Certificates of each Series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

PRINCIPAL

     The Certificates of each Series will have a Revolving Period during which collections of Principal Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest of such Series will be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series or the Banks. Unless an Early Amortization Period commences with respect to a Series, following the Revolving Period with respect to such Series, such Series will have either an Accumulation Period or a Scheduled Amortization Period.

     During the Accumulation Period, if any, of a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be deposited on each Distribution Date with respect to such Accumulation Period in a Principal Funding Account and used to make principal distributions to the Certificateholders of such Series when due. The amount to be deposited in a Principal Funding Account for any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to a Controlled Deposit Amount equal to a Controlled Accumulation Amount specified in the related Prospectus Settlement plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

     During the Scheduled Amortization Period, if any, of a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be used on each Distribution Date with respect to such Scheduled Amortization Period to make principal distributions to any Class of Certificateholders then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to a Controlled Distribution Amount equal to a Controlled Amortization

Amount specified in the related Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

     During the Early Amortization Period of a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders'

Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the applicable Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Early Amortization Period of a Series, distributions of principal to Certificateholders of such Series will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date. See 'Series Provisions--Pay Out Events' for a discussion of the events which might lead to the commencement of the Early Amortization Period with respect to a Series.

     Funds on deposit in any Principal Funding Account established with respect to a Class or Series offered hereby will be invested in Eligible Investments and may be subject to a guarantee or guaranteed investment contract or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates offered hereby at the end of an Accumulation Period with respect thereto, such Class may be subject to a maturity liquidity facility or other similar mechanism specified in the relevant Prospectus Supplement.

ADDITION OF TRUST ASSETS

     If, as of the close of business on the last business day of any Monthly Period, either (a) the Sellers' Interest is less than the Required Sellers' Participation Amount or (b) the amount of Principal Receivables in the Trust is less than the Required Principal Balance, the Banks shall, on or prior to the close of business on the 10th business day following such day, unless the Sellers' Interest equals or exceeds the Required Sellers' Participation Amount or the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance, as the case may be, as of the close of business on any day after the last business day of such Monthly Period and prior to such 10th day, make an Addition to the Trust such that, after giving effect to such Addition, the Sellers' Interest is at least equal to the Required Sellers' Participation Amount and the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance. An 'Addition' will consist of (i) receivables arising in Eligible Accounts owned by a Bank or (ii) participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts or other revolving credit accounts owned by a Bank or any affiliate thereof and collections thereon ('Participations'). The addition of Participations to the Trust pursuant to this paragraph will be effected by an amendment to the Pooling Agreement which will not require the consent of Certificateholders. The Banks may, upon 30 days' prior notice to the Trustee, the Rating Agency and certain providers of Series Enhancement, reduce the Required Sellers' Percentage, provided that (a) such reduction will not result in a Ratings Effect and (b) each Bank shall have delivered to the Trustee and certain providers of Series

Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of such Bank, such reduction will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series; and provided further that the Required Sellers' Percentage shall never be less than 2%. In addition, the Banks may from time to time, at their sole discretion, subject to the conditions described below, voluntarily make an Addition to the Trust.

     Each Bank may designate, from time to time, at its sole discretion, Eligible Accounts to be included as Accounts ('Automatic Additional Accounts'), subject to the limitations specified in this paragraph. If the aggregate number of Automatic Additional Accounts designated to be included as Accounts plus the number of Accounts added pursuant to the preceding paragraph without prior review by the Rating Agency with respect to any of the three consecutive Monthly Periods beginning in January, April, July and October of each calendar year would exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence or the number of such Accounts designated during any twelve-month period would exceed 20% of the number of Accounts as of the first day of such twelve-month period (the 'Aggregate Additional Limit'), then no Automatic Additional Accounts may be added during such periods without the consent of the Rating Agency. On or before each Distribution Date, the Banks shall have delivered to the Trustee, the Rating Agency and certain providers of Series Enhancement an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding Monthly Period confirming the validity and perfection of each transfer of such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Banks to designate Automatic Additional Accounts will be suspended until such time as the Rating Agency otherwise consents in writing. The addition to the Trust of Receivables in Automatic Additional Accounts will be subject to the further condition that revolving credit card accounts or other revolving credit accounts either (i) not originated by a Bank or any affiliate of a Bank or (ii) of a type not included in the Accounts at the time of their addition may only be designated as Automatic Additional Accounts upon compliance with the conditions described below with respect to Additions. Automatic Additional Accounts and Accounts relating to any Addition are collectively referred to herein as 'Additional Accounts'.

     In connection with an Addition, the Banks will convey to the Trust the Receivables arising in Additional Accounts and Participations subject to the following conditions, among others (provided that the following conditions (other than the delivery of a written assignment and a computer file or microfiche list as described in clause (b)) shall not apply to the transfer to the Trust of Receivables in Automatic Additional Accounts): (a) on or before the tenth business day immediately preceding such Addition, each Bank which owns any such Additional Account or is transferring any such Participation to the Trust shall have given the Trustee, the Servicer, the Rating Agency and certain providers of Series Enhancement written notice that the Receivables arising in the Additional Accounts or Participations will be included as Trust Assets; (b) on or before the date on which any such Receivables are added to the Trust, each such Bank shall have delivered to the Trustee a written assignment and a computer file or microfiche list containing a true and complete list of the related Additional Accounts specifying for each such Account its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (c) in the case of an Addition other than a required Addition, the Trustee shall have received confirmation from the Rating Agency that such Addition will not result in a Ratings Effect; (d) in the case of a required Addition which exceeds the Aggregate Additional Limit, the Banks shall have provided the Rating Agency with 15 days' prior written notice and the Rating Agency shall not have notified the Banks that such addition would result in a Ratings Effect; and (e) prior to or on the date any such Receivables or Participations are added to the Trust, each such Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer stating that any related Additional Accounts are Eligible Accounts and that such Bank reasonably believes that (i) such Addition will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series and (ii) in the case of Additional Accounts, no selection procedure was utilized by such Bank which would result in a selection of Additional Accounts (from the available Eligible Accounts owned by such Bank) that would be materially adverse to the interests of the Certificateholders of any Series as of the date of the addition.

     The Banks may direct that the Principal Receivables in the Additional Accounts be treated as Principal Receivables outstanding on the last day of the Monthly Period preceding the Monthly Period in which the

Addition is made for purposes of calculating Floating Allocation Percentages and Principal Allocation Percentages for the Monthly Period of such Addition. Such direction may be made on the date of addition subject to the condition that all collections with respect to the Additional Accounts for the period from the last day of the preceding Monthly Period through the date of addition must be deposited in the collection Account on the date of addition. Following any such Addition, the Servicer will allocate collections for the balance of such Monthly Period, including the collections deposited on the date of addition, to the Certificateholders' Interest of each Series and the Sellers' Interest so that each interest receives the same allocations of Finance Charge Receivables, Principal Receivables and Defaulted Amounts that it would have received if such Additional Accounts had been included in the Trust for the entire Monthly Period in which the Addition occurred.

     Affiliates of the Banks may originate or acquire portfolios of revolving credit card accounts or other revolving credit accounts the receivables in which may be participated to the Banks and sold to the Trust. Such a sale of receivables to the Trust will be subject to the conditions described above relating to Additions.


     Additional Accounts or Participations may include accounts originated using criteria different from those which were applied to the Initial Accounts because such accounts were originated at a later date or were part of a portfolio of revolving credit card accounts or other revolving credit accounts which were not part of the Providian Portfolio as of the Trust Cut-Off Date or which were acquired from another institution. Moreover, Additional Accounts and accounts included in Participations may not be accounts of the same type previously included in the Trust. See 'The Pooling Agreement Generally--Representations and Warranties'. Consequently, there can be no assurance that such Additional Accounts or Participations will be of the same credit quality or have the same payment characteristics as the Initial Accounts or the Additional Accounts

previously included in the Trust.

     Additional Accounts of a type different than the Initial Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts which have been designated as Finance Charge Receivables and Principal Receivables herein and Participations may be added to the Trust as Additions. In either case, the Servicer will designate the portions of funds collected or to be collected in respect of such Receivables or Participations to be treated for purposes of the Pooling Agreement as Principal Receivables and Finance Charge Receivables.

REMOVAL OF ACCOUNTS

     On any day of any Monthly Period each Bank shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Removed Accounts owned and designated by such Bank, upon satisfaction of the following conditions: (a) on or before the tenth business day (the 'Removal Notice Date') immediately preceding the date upon which the Receivables in such Accounts are to be removed from the Trust, such Bank shall have given the Trustee, the Servicer, the Rating Agency and certain providers of Series Enhancement written notice of such removal specifying the date for removal of the Removed Accounts (the 'Removal Date'); (b) on or prior to the date that is ten business days after the Removal Date, such Bank shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (c) such Bank shall have represented and warranted as of each Removal Date that the list of Removed Accounts delivered pursuant to clause (b) above, as of the Removal Date, is true and complete in all material respects; (d) the Trustee shall have received confirmation from the Rating Agency that such removal will not result in a Ratings Effect; (e) such Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer, dated the Removal Date, to the effect that such Bank reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series and
(ii) no selection procedure was utilized by such Bank which would result in a selection of Removed Accounts that would be materially adverse to the interests of the Certificateholders of any Series as of the Removal Date; and (f) as of the Removal Notice Date, either (i) the Receivables in the Accounts owned by such Bank are not more than 15% delinquent by estimated principal amount and the weighted average delinquency of such Receivables is not more than 60 days or
(ii) the Receivables in the Accounts owned by such

Bank are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such Receivables does not exceed 90 days.

     Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the relevant Bank a written reassignment and shall be deemed to sell,

transfer, assign, set over and otherwise convey to such Bank or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

NEW ISSUANCES

     The Pooling Agreement provides that, pursuant to any one or more Supplements, the Banks may direct the Trustee to issue from time to time new Series subject to the conditions described below (each such issuance a 'New Issuance'). Each New Issuance will have the effect of decreasing the Sellers' Interest to the extent of the Invested Amount of such new Series. Under the Pooling Agreement, the Banks may designate, with respect to any newly issued
Series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust (the 'Invested Amount'); (iii) its certificate rate (or formula for the determination thereof); (iv) the interest payment date or dates (the 'Interest Payment Dates') and the date or dates from which interest shall accrue; (v) the method for allocating collections to Certificateholders of such Series; (vi) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Series Enhancement with respect thereto; (ix) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors; (x) the Series Termination Date;
(xi) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class;
(xii) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a global certificate will be paid); (xiii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) the Group, if any, in which such Series will be included; and (xvi) any other relevant terms (all such terms, the 'Principal Terms' of such Series). None of the Banks, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. The Banks may offer any Series to the public under a Prospectus Supplement or other

Disclosure Document in transactions either registered under the Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See 'Plan of Distribution'. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Banks. The Banks intend to offer, from time to time, additional Series.

     The Pooling Agreement provides that the Banks may designate Principal Terms such that each Series has an Accumulation Period or a Scheduled Amortization Period which may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Accumulation Period or Scheduled Amortization Period while other Series are not. Collections of Principal Receivables otherwise allocable to a Series which is not amortizing or accumulating principal will be treated as Shared Principal

Collections and reallocated to a Series which is amortizing or accumulating principal. Moreover, each Series may have the benefits of Series Enhancements issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Banks may deliver a different form of Series Enhancement agreement. The Banks also have the option under the Pooling Agreement to vary among Series the terms upon which a Series may be repurchased by the Banks or remarketed to other investors. There is no limit to the number of New Issuances that the Banks may cause under the Pooling Agreement. The Trust will terminate only as provided in the Pooling Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

     Under the Pooling Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. The obligation of the Trustee to authenticate the Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the New Issuance is to occur, the Banks shall have given the Trustee, the Servicer, the Rating Agency and certain providers of Series Enhancement written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Banks shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling Agreement other than the Trustee; (c) the Banks shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement; (d) the Trustee shall have received confirmation from the Rating Agency that such New Issuance will not result in a Ratings Effect; (e) the Banks shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer, dated the date upon which the New Issuance is to occur, to the effect that the Banks reasonably believe that such issuance will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series; (f) the Banks shall have delivered to the Trustee, the Rating Agency and certain providers of Series Enhancement an opinion of counsel acceptable to the Trustee that for federal income tax purposes (x) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation,
(y) such New Issuance will not affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance and (z) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders or the Trust (an opinion of counsel to the effect referred to in clauses (x), (y) and (z) with respect to any action is referred to herein as a 'Tax Opinion'); (g) the Banks' remaining interest in Principal Receivables shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the New Issuance is to occur after giving effect to such issuance; (h) the sum of the Invested Amounts to be used in calculating the Floating Allocation Percentages of all outstanding Series shall not exceed the amount of Principal Receivables to be used in calculating such Floating Allocation Percentages, in each case as of the date of the New Issuance and after giving effect to such New Issuance; and (i) any other conditions specified in any Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Banks the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

COLLECTION ACCOUNT

     The Servicer maintains for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the 'Collection Account'). 'Eligible Deposit Account' means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from the Rating Agency in one of its generic credit rating categories which signifies investment grade. 'Eligible Institution' means a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof which at all times (a) has either (i) a long-term unsecured debt rating of A2 or better by Moody's Investors Service, Inc. ('Moody's') or (ii) a certificate of deposit rating of P-1 by Moody's, (b) has either (i) a long-term unsecured debt rating of AAA by Standard & Poor's Ratings Services ('Standard & Poor's') or
(ii) a certificate of deposit rating of A-1+ by Standard & Poor's and (c) is a member of the FDIC. The Collection Account is currently maintained with Bankers Trust Company. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Collection Account shall be moved so that it will again be qualified as an Eligible Deposit Account. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from the Rating Agency, (iii) commercial paper (or other short-term obligations) having, at the time of the Trust's investment therein, a rating in the highest rating category from the Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds which have the highest rating from, or have otherwise been approved in writing by, the Rating Agency, (vii) time deposits with an entity, the commercial paper of which has the highest rating from the Rating Agency and (viii) any other investments approved in writing by the Rating Agency (collectively, 'Eligible Investments'). Such funds may be invested in debt obligations of Providian Financial Corporation or its affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be treated as collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in any Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling Agreement and any Supplement. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders. The Paying Agent shall initially be the Trustee.

ALLOCATION PERCENTAGES

     Pursuant to the Pooling Agreement, the Servicer will allocate among the Certificateholders' Interest of each Series and the Sellers' Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each day during any Monthly Period as follows: (a) collections of Finance Charge Receivables and the Defaulted Amount will at all times be allocated to the Certificateholders' Interest of a Series based on the Floating Allocation Percentage of such Series; and (b) collections of Principal Receivables will at all times be allocated to the Certificateholders' Interest of such Series based on the Principal Allocation Percentage of such Series.

     The 'Floating Allocation Percentage' and the 'Principal Allocation Percentage' with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Certificateholders' Interest of any Series as described above will be allocated to the Sellers' Interest.

DEPOSITS IN COLLECTION ACCOUNT

     For as long as (i) FDNB remains the Servicer under the Pooling Agreement and (ii) either (x) FDNB, as the Servicer, provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to the Rating Agency (as evidenced by a letter from the Rating Agency to the effect that no Ratings Effect would occur) or (y) FDNB has and maintains a certificate of deposit rating of at least A-1 and P-1 (or their equivalent) by the Rating Agency, FDNB may use for its own benefit all collections received with respect to the Receivables in each Monthly Period until the business day preceding the related Distribution Date, at which time FDNB will deposit all such collections, to the extent described below, into the Collection Account, and the Servicer will make the deposits and payments to the accounts and parties described herein and in the related Prospectus Supplement on the date of such deposit. However, if FDNB is no longer the Servicer or fails to maintain the required letter of credit covering collection risk or the required certificate of deposit rating, the Servicer will make such deposits, as described below, not later than two business days after the Date of Processing, except in the case of collections consisting of Interchange, which will be deposited not later than each Distribution Date. Whether the Servicer is required to make deposits of collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit collections into the Collection Account up to the aggregate amount of collections required to be deposited into an account established for any Series or, without duplication, distributed on the related Distribution Date or Payment Date to Certificateholders of any Series or to the issuer of any Series Enhancement pursuant to the terms of any Supplement or Series Enhancement agreement and (ii) if at any time prior to such Distribution Date or Payment Date the amount of collections deposited in the

Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw such excess from the Collection Account. Unless otherwise agreed by the Rating Agency, if at any time FDNB or another eligible affiliate of Providian Financial Corporation is not the Servicer, the Collection Account will be moved from FDNB, if then maintained there.

     On the earlier of (i) the second business day after the Date of Processing and (ii) the day on which the Servicer deposits any collections into the Collection Account, the Servicer will pay to the Banks (a) the Banks' allocable portion of collections on Principal Receivables, provided that the Sellers' Interest in Principal Receivables on such day (after giving effect to any new Receivables transferred to the Trust on such day) is greater than zero; and (b) the Banks' allocable portion of collections on Finance Charge Receivables, except in the case of collections consisting of Interchange, the Banks' allocable portion of which will be retained by the Banks. Any amount not allocated to the Banks because the Sellers' Interest in Principal Receivables is zero will be held in the Collection Account unallocated ('Unallocated Principal Collections') until the Sellers' Interest in Principal Receivables is greater than zero (at which time such amount will be allocated to the Banks) or until an Accumulation Period, Scheduled Amortization Period or Early Amortization Period commences for any Series (after which such amount will be treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series).

SHARED PRINCIPAL COLLECTIONS

     Collections on Principal Receivables for any Monthly Period allocated to the Certificateholders' Interest of any Series offered hereby will first be used to cover certain amounts described in the related Prospectus Supplement (including any required deposits into a Principal Funding Account or required distributions to Certificateholders of such Series). The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the related Prospectus Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series (collectively, 'Shared Principal Collections'). The Servicer will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Series which are either scheduled or permitted and which have not been covered out of the investor principal collections and certain other amounts for such Series ('Principal Shortfalls'). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the Banks, provided that (a) such Shared Principal Collections will be distributed to the Banks only to the extent that the Sellers' Interest in Principal Receivables is greater than zero (see '--Deposits in Collection Account') and (b) in certain circumstances described below under '--Special Funding Account', such Shared Principal Collections will be deposited in the Special Funding Account. Any such reallocation of collections on Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period.

SPECIAL FUNDING ACCOUNT

     If, on any date, the Sellers' Interest is less than or equal to the Required Sellers' Participation Amount or the amount of Principal Receivables in the Trust is less than or equal to the Required Principal Balance, the Servicer shall not distribute to the Banks any Shared Principal Collections that otherwise would be distributed to the Banks, but shall deposit such funds in an Eligible Deposit Account established and maintained by the Servicer for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the 'Special Funding Account'). Funds on deposit in the Special Funding Account will be withdrawn and paid to the Banks on any Distribution Date to the extent that, after giving effect to such payment, the Sellers' Interest exceeds the Required Sellers' Participation Amount and the amount of Principal Receivables in the Trust exceeds the Required Principal Balance on such date; provided, however, that if an Accumulation Period, Scheduled Amortization Period or Early Amortization Period commences with respect to any Series, any funds on deposit in the Special Funding Account will be released from the Special Funding Account, deposited in the Collection Account and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series.

     Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Monthly Period will be withdrawn from the Special Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period.


SHARING OF ADDITIONAL FINANCE CHARGES

     Any Series offered hereby may be included in a group of Series (a 'Group'). Each Series in a specific Group will be entitled to share Additional Finance Charges in the manner, and to the extent, described below with each other Series, if any, in such Group. The Prospectus Supplement with respect to a Series offered hereby will specify whether such Series will be included in a Group and whether any previously issued Series have been included in such Group. Subsequently issued Series may also be included in such Group. Collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any Series which is included in a Group in excess of the amounts necessary to make required payments with respect to such Series

(including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables ('Additional Finance

Charges') will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group; provided, however, that the sharing of Additional Finance Charges among Series in any Group will continue only until such time, if any, at which a Bank shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of such Bank, the continued sharing of Additional Finance Charges among Series in any Group would have adverse regulatory implications with respect to such Bank. Following the delivery by a Bank of any such certificate to the Trustee there will not be any further sharing of Additional Finance Charges among the Series in any Group. In all cases, any Additional Finance Charges remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the Banks. While any Series offered hereby may be included in a Group, there can be no assurance that (i) any other Series will be included in such Group, (ii) there will be any Additional Finance Charges with respect to such Group for any Monthly Period or
(iii) a Bank will not at any time deliver a certificate as described above. While the Banks believe that, based upon applicable rules and regulations as currently in effect, the sharing of Additional Finance Charges among Series in a Group will not have adverse regulatory implications for them, there can be no assurance that this will continue to be true in the future.

FUNDING PERIOD

     For any Series, the related Prospectus Supplement may specify that during a Funding Period, an amount (the 'Prefunding Account Balance') will be held in a Prefunding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Certificateholders' Interest of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Certificateholders' Interest with respect to such Series, the Initial Amount and the date by which the Certificateholders' Interest is expected to equal the Initial Amount.


     If so specified in the related Prospectus Supplement, during the Funding Period, funds on deposit in the Prefunding Account for a Series may or, under certain circumstances, must be withdrawn and paid to the Banks to effect increases in the Certificateholders' Interest. In the event that the Certificateholders' Interest does not for any reason equal the Initial Amount by the end of the Funding Period, any amount remaining in the Prefunding Account and any additional amounts, if any, specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, monies in the Prefunding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Prefunding Account during the related Monthly Period will be withdrawn from the Prefunding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.


DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

     'Defaulted Receivables' for any Monthly Period are Principal Receivables that were charged-off as uncollectible in such Monthly Period. The 'Defaulted Amount' for any Monthly Period will be an amount (not less than zero) equal to
(a) the amount of Defaulted Receivables for such Monthly Period minus (b) the sum of (i) the amount of any Defaulted Receivables included in any Account the Receivables in which either Bank or the Servicer becomes obligated to accept reassignment or assignment during such Monthly Period (unless an Insolvency Event has occurred with respect to such Bank or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted), (ii) the aggregate amount of recoveries received in such Monthly Period with respect to both Finance Charge Receivables and Principal Receivables previously charged-off as uncollectible and (iii) the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause
(b) over the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period. Receivables in any Account will be charged-off as uncollectible in accordance with the Lending Guidelines and the Servicer's customary and usual policies and procedures for servicing revolving credit card and other revolving credit account receivables comparable to the Receivables. The current policy of the Banks is to charge off the receivables in an account when that account becomes 180 days delinquent (210 days after the date of the related billing statement), unless the accountholder cures such default by making a partial payment which satisfies the criteria for curing delinquencies set forth in the Lending Guidelines of the relevant Bank. If the relevant Bank receives notice that an accountholder has filed for bankruptcy or has had a bankruptcy petition filed against it, such Bank will generally charge off the receivables in such account when a determination is made as to post-bankruptcy collectibility or when the account becomes 180 days delinquent, whichever is earlier.

     If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables which have been, or are to be, reassigned to a Bank) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a cardholder or such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible, the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Sellers' Interest in Principal Receivables at such time to be a negative number, the Bank which transferred such Principal Receivables to the Trust shall be required to pay an amount equal to such deficiency into the Collection Account (each such payment an 'Adjustment Payment' with respect to such Distribution Date). Any such Adjustment Payment will be treated as a portion of Shared Principal Collections as described under '--Shared Principal Collections'.

CREDIT ENHANCEMENT


     General. For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement with respect to one or more Classes of a Series offered hereby may include a letter of credit, the establishment of a cash collateral account, a surety bond, an insurance policy or another form of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may also be provided to a Class or Classes of a Series by subordination provisions which require that distributions of principal and/or interest be made with respect to the Certificates of such Class or Classes before distributions are made to one or more Classes of such Series. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be available to more than one Class or Series to the extent described therein.

     The presence of Credit Enhancement with respect to a Class is intended to enhance the likelihood of receipt by Certificateholders of such Class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such Certificateholders will experience losses. However, unless otherwise specified in the Prospectus Supplement for a Series offered hereby, the Credit Enhancement, if any, with respect thereto will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. In addition, if specific Credit Enhancement is provided for the benefit of more than one Class or Series, Certificateholders of any such Class or Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.

     If Credit Enhancement is provided with respect to a Series offered hereby, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Credit Enhancement. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the provider of any third-party Credit Enhancement (the 'Credit Enhancer'), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and/or the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement. If so described in the related Prospectus Supplement, Credit Enhancement with respect to a Series offered hereby may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancer will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the 'Enhancement Invested Amount') and may be entitled to the benefit of the Trustee's security interest in the Receivables, in each case subordinated to the interest of the Certificateholders of such Series.

     Subordination. If so specified in the related Prospectus Supplement, one or more Classes of a Series offered hereby may be subordinated to one or more other Classes of such Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal and/or interest on any Payment Date will be subordinated to such rights of the holders of the Certificates which are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders of Certificates which are senior to such subordinated Certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates which are senior to such subordinated Certificates.

     Letter of Credit. If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates offered hereby may be issued by a bank or financial institution specified in the related Prospectus Supplement (the 'L/C Issuer'). Subject to the terms and conditions specified in the related Prospectus Supplement, an L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

     Cash Collateral Account. If specified in the related Prospectus Supplement, the Certificates of any Class or Series offered hereby may have the benefit of a cash collateral account. A cash collateral account with respect to a Class or Series will be funded on the Series Issuance Date with respect thereto and the funds on deposit therein will be invested in Eligible Investments. The amount available to be withdrawn from a cash collateral account will be the lesser of the amount on deposit in the cash collateral account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which such withdrawals will be made from the Cash Collateral Account.

     Surety Bond or Insurance Policy. If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates offered hereby may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of Certificates offered hereby to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

     Spread Account. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series offered hereby may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into an account (the 'Spread Account') intended to assure the subsequent distributions of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

OTHER SERIES ENHANCEMENT

     For any Series or for any Class of any Series, there may be, in addition to Credit Enhancement, other Series Enhancement in the form of a guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of Certificateholders of such Series or Class.

PAY OUT EVENTS

     As described above, the Revolving Period with respect to a Series will continue until the commencement of the Accumulation Period or the Scheduled Amortization Period with respect thereto, which will continue until the Invested Amount of such Series shall have been paid in full or the Series Termination Date with respect to such Series occurs, unless a Pay Out Event occurs with respect to such Series prior to any of such dates. Except as otherwise provided in the related Prospectus Supplement with respect to any Series offered hereby, a 'Pay Out Event' with respect to a Series refers to any of the following events and any other events specified as such in the related Prospectus Supplement: (a) failure on the part of either of the Banks (i) to make any payment or deposit required under the Pooling Agreement or the Supplement relating to such Series within five business days after the date such payment or deposit is required to be made or (ii) to observe or perform any other covenants or agreements of the Banks set forth in the Pooling Agreement or such Supplement, which failure has a material adverse effect on the Certificateholders of such Series and which continues unremedied for a period of 60 days after written notice; provided that no such 60-day cure period shall apply in the case of a failure by a Bank to perform its agreement to accept reassignment of Receivables which were the subject of a breached representation or warranty as described in the first paragraph under the heading 'The Pooling Agreement Generally-- Representations and Warranties' and that only a five day cure period shall apply in the case of a failure by a Bank to observe its covenant not to grant a security interest or otherwise intentionally create a lien on the Receivables; (b) any representation or warranty made by the Banks in the Pooling Agreement or the Supplement with respect to such Series or any information required to be given by the Banks to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders of such Series are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to occur thereunder if the relevant Bank has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling Agreement; (c) the occurrence of an Insolvency Event relating to either of the Banks; (d) a failure by a Bank to make an Addition to the Trust by the day on which it is required to make such Addition pursuant to the Pooling Agreement; (e) the Trust becomes an 'investment company' within the meaning of the Investment Company Act of 1940, as amended; (f) the average of the Portfolio Yields for any three consecutive Monthly Periods is less than the average of the Base Rates with respect to such Series for such Monthly Periods; the terms 'Base Rate' and 'Portfolio Yield' with respect to a Series offered hereby will have the meanings set forth in the related Prospectus Supplement;
(g) the occurrence of any Servicer Default; or (h) either of the Banks becomes unable for any reason to transfer Receivables to the Trust in accordance with the Pooling Agreement.

     In the case of any event described in (a), (b) or (g), a Pay Out Event with respect to any Series will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Certificates of any Series to which such event relates by written notice to the Banks and the Servicer (and the Trustee, if given by the Certificateholders) declare that a Pay Out Event has occurred as of the date of such notice. See 'Risk Factors--Control'. In the case of any event described in clause (c), (d), (e) or (h), a Pay Out Event with respect to all Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders of any Series immediately upon the occurrence of such event. In the case of the event described in clause (f), a Pay Out Event with respect to the related Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the Determination Date following the occurrence of such event. The Early Amortization Period with respect to a Series will commence on the day on which a Pay Out Event occurs with respect thereto. Monthly distributions of principal to the Certificateholders of such Series will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a 'Special Payment Date'). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on such first Special Payment Date to the Certificateholders of such Series. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

     In addition to the consequences of a Pay Out Event discussed above, if an Insolvency Event occurs, pursuant to the Pooling Agreement, on the day of such Insolvency Event, the Banks will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling Agreement, within 15 days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is published each other holder of the Banks' Certificate and the holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class (and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Credit Enhancer with respect thereto) instruct the Trustee not to dispose of or liquidate the Receivables and to continue transferring Principal Receivables as before such Insolvency Event. The proceeds from any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account and allocated as described in the Pooling Agreement and each Series Supplement. If the sum of (a) the portion of such proceeds allocated to the Certificateholders' Interest of any Series and (b) the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Certificateholders will incur a loss.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a servicing fee (the 'Servicing Fee') payable monthly on each Distribution Date in an amount equal to one-twelfth of the product of (a) the weighted average of the applicable servicing fee percentages with respect to each Series outstanding (based upon the applicable servicing fee percentage for each Series and the amount of Receivables serviced on behalf of each Series) and (b) the amount of Principal Receivables in the Trust on the last day of the prior Monthly Period. The Servicing Fee will be allocated among the Sellers' Interest, the Certificateholders' Interests of each Series and, after the Certificates of a Series have been paid in full, the interest represented by the Enhancement

Investment Amount, if any, with respect to such Series. The share of the Servicing Fee allocable to the Certificateholders' Interest, which includes the Enhancement Invested Amount, if any, of a Series offered hereby with respect to any Distribution Date shall be equal to one-twelfth of the product of (A) the servicing fee percentage specified in the related Prospectus Supplement with respect to such Series (the 'Series Servicing Fee Percentage') and (B) the sum of the Invested Amount with respect to such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series and the amount, if any, on deposit in the Special Funding Account allocable to such Series) and the Enhancement Invested Amount, if any, with respect to such Series as of the last day of the prior Monthly Period (the 'Monthly Investor Servicing Fee'). The portion of the Servicing Fee not so allocated to the Certificateholders' Interest of a Series shall be paid by the Banks and in no event shall the Trust, the Trustee or the Certificateholders of any Series be liable for the share of the Servicing Fee to be paid by the Banks. Unless otherwise provided in any Supplement, in the case of the first Distribution Date with respect to any Series, the Monthly Investor Servicing Fee shall accrue from the Series Issuance Date with respect to such Series. The Monthly Investor Servicing Fee with respect to a Series will be funded from collections of Finance Charge Receivables allocable to such Series, and will be paid on the Distribution Date with respect to each Monthly Period from the Collection Account (unless such amount has been netted against deposits by the Servicer to the Collection Account).

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, expenses related to the enforcement of the Receivables, payment of the fees and disbursements of the Trustee and independent accountants and other fees which are not expressly stated in the Pooling Agreement to be payable by the Trust, the Certificateholders of a Series or the Banks (other than Federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). In the event that FDNB is acting as Servicer and fails to pay the fees and disbursements of the Trustee, the Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Certificateholders of a Series be liable to the Trustee for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustee will be treated as paid to the Servicer for all other purposes of the Pooling Agreement.

RECORD DATE

     Payments on the Certificates of a Series offered hereby will be made as described herein and in the relevant Prospectus Supplement to the Certificateholders in whose names the Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the last business day of the calendar month preceding the date of such payment (each a 'Record Date'). However, the final payment on the Certificates of a Series offered hereby will be made only upon presentation and surrender of such Certificates. Distributions will be made to DTC in immediately available funds. See 'The Pooling Agreement Generally--Book-Entry Registration'.


OPTIONAL TERMINATION; FINAL PAYMENT OF PRINCIPAL

     Unless otherwise specified in the Prospectus Supplement with respect to any Series offered hereby, on any day occurring on or after the day that the sum of the Invested Amount of the Certificates of a Series and the Enhancement Invested Amount, if any, with respect to such Series is reduced to 5% or less of the initial Invested Amount of the Certificates of such Series, the Banks will have the option to repurchase the Certificateholders' Interest of such Series. The purchase price will be equal to the sum of the Invested Amount of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the unpaid principal amount of the Certificates (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date) through (a) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day, at the applicable certificate rate. Following any such repurchase, the Certificateholders of such Series will have no further rights with respect to the Receivables. In the event that the Banks fail for any reason to deposit the aggregate purchase price for the Certificateholders' Interest of a Series offered hereby, payments would continue to be made to the Certificateholders of such Series as described herein and in the related Prospectus Supplement.

     In any event, the last payment of principal and interest on the

Certificates of a Series offered hereby will be due and payable not later than the date (the 'Series Termination Date') specified in the related Prospectus Supplement. In the event that the Invested Amount of the Certificates of such Series is greater than zero on the Series Termination Date (or a Distribution Date prior thereto specified in the related Prospectus Supplement), the Trustee may, subject to any conditions specified in such Prospectus Supplement, sell or cause to be sold interests in the Principal Receivables or certain Principal Receivables, together in each case with related Finance Charge Receivables, as specified in such Prospectus Supplement, in an amount equal to the sum of the Invested Amount and the Enhancement Invested Amount, if any, with respect to such Series. The net proceeds of any such sale will be deposited in the Collection Account and allocated to the Certificateholders of such Series, as provided in such Prospectus Supplement.

REPORTS

     No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee and the Paying Agent, and no later than each Distribution Date, the Paying Agent will provide to each Rating Agency, a statement (the 'Monthly Report') prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of such Series (unless otherwise indicated), including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Invested Amount with respect to such Series (and, if such Series includes more than one Class, each such Class); (c) the Floating Allocation Percentage and, during any Accumulation Period, Scheduled

Amortization Period or Early Amortization Period with respect to such Series, the Principal Allocation Percentage with respect to such Series; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Certificateholders' Interest of such Series; (e) the aggregate outstanding balance of Accounts which were 30, 60 and 90 days or more delinquent as of the end of such Monthly Period; (f) the Defaulted Amount with respect to such Monthly Period and the portion thereof allocated to the Certificateholders' Interest of such Series; (g) the amount, if any, of charge-offs with respect to the Certificateholders' Interest of such Series for such Monthly Period; (h) the Monthly Investor Servicing Fee with respect to such Series for such Monthly Period; and (i) the available amount of Credit Enhancement with respect to such Series for such Distribution Date.

     With respect to each Interest Payment Date or Special Payment Date (each, a 'Payment Date'), as the case may be, the Monthly Report with respect to any Series will include the following additional information with respect to the Certificates of such Series: (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Certificates; (c) the amount of such distribution allocable to interest on the Certificates; and (d) the amount, if any, by which the unpaid principal balance of the Certificates exceeds the Invested Amount of such Series as of the Record Date with respect to such Payment Date. On each Distribution Date, the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a copy of the Monthly Report.


     On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. See 'Tax Matters'.

LIST OF INVESTOR CERTIFICATEHOLDERS

     At such time, if any, as Definitive Certificates have been issued, upon written request of any Certificateholder or group of Certificateholders of record holding Certificates evidencing not less than 10% of the aggregate unpaid principal amount of the Certificates of a Series or all outstanding Series, as the case may be, the Trustee will afford such Certificateholders access during normal business hours to the current list of Certificateholders of such Series or all outstanding Series, as the case may be, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement or any Supplement or Certificates. See 'The Pooling Agreement Generally--Book-Entry Registration' and '--Definitive Certificates'.

     The Pooling Agreement does not provide for any annual or other meetings of Certificateholders.

                        THE POOLING AGREEMENT GENERALLY

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, Certificateholders may hold Certificates of a Series offered hereby through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

     CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ('Citibank'), will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ('Morgan') will act as depositary for

Euroclear (in such capacities, the 'Depositaries').

     Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see 'Tax Matters--Federal Income Tax Consequences--Non-United States Investors'.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the UCC and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ('Participants') and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect

Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Paying Agent or the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. It is anticipated that the only 'Certificateholder' (as such term is used in the Pooling Agreement and the Supplements) will be Cede, as nominee of DTC, and that Certificateholders will not be recognized by the Trustee as 'Certificateholders' under the Pooling Agreement and the Supplements. Certificateholders will only be permitted to exercise the rights of Certificateholders under the Pooling Agreement and the Supplements indirectly through DTC and its Participants which in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which

Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

     Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Banks that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement or the Supplements only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Banks that it will take such actions with respect to specified percentages of the Certificateholders' Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     CEDEL Bank, societe anonyme ('CEDEL') is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels,

Belgium office (the 'Euroclear Operator' or 'Euroclear'), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the

Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Tax Matters'. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement or the relevant Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES


     Unless otherwise stated in the related Prospectus Supplement, the Certificates of a Series offered hereby will be issued in fully registered, certificated form to Certificateholders or their respective nominees ('Definitive Certificates'), rather than to DTC or its nominee only if (i) the Banks advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Banks are unable to locate a qualified successor, (ii) the Banks, at their option, elect to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of any Class of such Series advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as 'Certificateholders' under the Pooling Agreement and the relevant Supplement ('Holders').

     If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Holders in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Pooling Agreement and the relevant Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee will provide such notice to Holders not later than the fifth day of the month of the final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

THE BANKS' CERTIFICATE; ADDITIONAL SELLERS

     The Pooling Agreement provides that the Banks may exchange a portion of the certificate evidencing the Banks' interest in the Trust for one or more additional certificates (each, a 'Supplemental Certificate') for transfer or assignment to a person designated by the Banks upon the execution and delivery of a supplement to the Pooling Agreement (which supplement shall be subject to the amendment section of the Pooling Agreement to the extent that it amends any of the terms of the Pooling Agreement; see '--Amendments'); provided that (a) such transfer will not result in a Ratings Effect, (b) the Banks' and any Additional Sellers remaining interest in Principal Receivables shall not be less in the aggregate than 2% of the total amount of Principal Receivables, in each case as of the date of, and after giving effect to, such exchange and (c) prior to such exchange, the Banks shall have delivered to the Trustee a Tax Opinion with respect to the transfer or assignment of such Supplemental Certificate. Any transfer or assignment of a Supplemental Certificate is subject to the conditions set forth in clauses (a) and (c) of the preceding sentence. The Banks may also transfer a portion of the Certificate evidencing the Banks' interest in the Trust to certain affiliates provided that the condition set forth in clause
(c) of the second preceding sentence has been satisfied.

     The Banks may designate affiliates of the Banks which may be banks, finance companies or similar organizations to be included as sellers ('Additional Sellers') under the Pooling Agreement (by means of an amendment to the Pooling Agreement which will not require the consent of any Certificateholder; see '--Amendments') and, in connection with the designation of an Additional Seller, the Banks shall surrender the Banks' Certificate to the Trustee in exchange for a newly issued Banks' Certificate modified to reflect such Additional Seller's interest in the Sellers' Interest; provided, however, that (a) the conditions set forth in clauses (a) and (c) in the preceding paragraph with respect to a transfer of a Supplemental Certificate shall have been satisfied with respect to such designation and issuance and (b) any applicable conditions described in 'Description of the Certificates--Addition of Trust Assets' shall have been satisfied with respect to the transfer of Receivables or Participations by any Additional Seller to the Trust. Following the inclusion of an Additional Seller, the Additional Seller will be treated in the same manner as a Bank and each Additional Seller generally will have the same obligations and rights as a Bank described herein.


TERMINATION OF TRUST

     Unless the Banks instruct the Trustee otherwise, the Trust will only terminate on the earlier to occur of (a) the day following the day on which the aggregate Invested Amounts and Enhancement Invested Amounts of all Series is zero (provided that the Banks shall have delivered a written notice to the Trustee electing to terminate the Trust), (b) June 1, 2014, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event as described under 'Description of the Certificates--Pay Out Events', immediately following such sale, disposition or liquidation (the 'Trust Termination Date'). Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Certificateholders) will be conveyed and transferred to the Banks.

CONVEYANCE OF RECEIVABLES

     Pursuant to the Pooling Agreement, the Banks have sold and assigned and will sell and assign to the Trust their respective interests in all Receivables in the Initial Accounts outstanding as of the Trust Cut-Off Date, and all Receivables in the Additional Accounts as of the applicable additional cut-off date, all Receivables thereafter created under the Accounts and the proceeds of all of the foregoing.

     In connection with the transfer of any Receivables to the Trust, the Banks are required to indicate in their computer records that the Receivables have been conveyed to the Trust. In addition, the Banks have provided or will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Initial Account, as of the Trust Cut-Off Date, and for each Additional Account, as of the applicable additional cut-off date (i) its account number and (ii) the aggregate amount outstanding and the aggregate amount of Principal Receivables in such Account. FDNB, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other revolving credit accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Banks have filed and are required to file UCC financing statements with respect to the sale of the Receivables to the Trust meeting the requirements of applicable state law. See 'Special Considerations' and 'Certain Legal Aspects of the Receivables'.

REPRESENTATIONS AND WARRANTIES

     As of the issuance date for a Series offered hereby (the 'Series Issuance Date') specified in the related Prospectus Supplement, each Bank will severally make representations and warranties to the Trust relating to the Accounts owned by it and the Receivables transferred by it to the Trust to the effect, among other things, that (a) as of the Trust Cut-Off Date (or as of the date of addition) each Account or each Additional Account was an Eligible Account, (b)

as of the Trust Cut-Off Date (or as of the date of addition), each of the Receivables in any Account or Additional Account which is conveyed to the Trust on such day is an Eligible Receivable and (c) thereafter, as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If a Bank breaches any representation and warranty described in this paragraph, such breach remains uncured for 60 days, or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by such Bank or receipt of written notice of such breach by such Bank, and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then the Certificateholders' Interest in all Receivables with respect to the affected Account ('Ineligible Receivables') will be reassigned to such Bank on the terms and conditions set forth below and such Account shall no longer be included as an Account; provided, however, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to such Bank if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Bank shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

     An Ineligible Receivable shall be reassigned to the relevant Bank on or before the end of the Monthly Period in which such reassignment obligation arises by such Bank directing the Servicer to deduct the portion of such Ineligible Receivable which is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Sellers' Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Sellers' Interest would cause the Sellers' Interest to be a negative number, on the Distribution Date following the Monthly Period in which such reassignment obligation arises, the related Bank will make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Sellers' Interest would be reduced below zero. Any deposit into the Collection Account in connection with the reassignment of an Ineligible Receivable (the amount of any such deposit being referred to herein as a 'Transfer Deposit Amount') shall be considered a payment in full of the Ineligible Receivable. The reassignment of any Ineligible Receivable to a Bank is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders of any Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement. Any such Transfer Deposit Amount will be treated as a portion of Shared Principal Collections as described under 'Description of the Certificates--Shared Principal Collections'.

     Each Bank will also make representations and warranties to the Trust to the effect, among other things, that as of each Series Issuance Date (a) it is a national banking association validly existing under the laws of the United States, it has the authority to consummate the transactions contemplated by the Pooling Agreement and the related Supplement and each of the Pooling Agreement and the related Supplement constitutes a valid, binding and enforceable agreement of such Bank and (b) the Pooling Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of such Bank in the Receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest under the UCC as in effect in California and New Hampshire in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders), which is effective as to each Receivable then existing on the Series Issuance Date or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust. In the event that the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the Certificateholders' Interest of all Series in the Receivables transferred to the Trust by such Bank, either the Trustee or the holders of Certificates evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of all Series, by written notice to such Bank and the Servicer (and to the

Trustee if given by the holders of the requisite percentage of Certificates of all Series), may direct such Bank to accept the reassignment of the Receivables transferred by it to the Trust within 60 days of such notice, or within such longer period specified in such notice; provided, however, that such Receivables will not be reassigned to such Bank if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Bank shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. Such Bank will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. The price for such reassignment will generally be equal to the product of (x) the aggregate Invested Amounts and Enhancement Invested Amounts of all Series on the Distribution Date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all Series and any interest amounts that were due but not paid on a prior date and interest on such overdue interest amounts (if the applicable Supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date and (y) a fraction, the numerator of which is equal to the aggregate amount of Principal Receivables in the Trust on such Distribution Date which were transferred to the Trust by such Bank and the denominator of which is equal to the aggregate amount of Principal Receivables in the Trust on such day. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of such Receivables and the principal portion of such funds and the interest portion of such funds will be deposited into the Special Funding Account and the Collection Account, respectively. If the Trustee or the requisite percentage of Certificateholders of all Series gives a notice as provided above, the obligation of such Bank to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to Certificateholders of all Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement.

     An 'Eligible Account' is defined to mean a revolving credit card account or other revolving credit account owned by one of the Banks which as of the Trust Cut-Off Date with respect to an Initial Account or as of the addition date with respect to an Additional Account (a) is payable in United States dollars; (b)

except as provided below, has not been identified as an account the credit cards or checks, if any, with respect to which have been reported to such Bank as having been lost or stolen; (c) has an accountholder who has provided, as his or her billing address at the date such account was opened, an address located in the United States or its territories or possessions or a military address; (d) has an accountholder who has not been identified by such Bank as an employee of such Bank or any affiliate; (e) has not been, and does not have any receivables which have been, sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the Pooling Agreement); (f) except as provided below, does not have any receivables which are Defaulted Receivables; and (g) except as provided below, does not have any receivables which have been identified as having been incurred as a result of fraudulent use of any related credit card or check. Eligible Accounts may include accounts, the receivables of which have been written off, or with respect to which the related Bank believes the related accountholder is bankrupt, or as to which certain receivables have been identified by the accountholder as having been incurred as a result of fraudulent use of any credit cards or checks, or as to which any credit cards or checks have been reported to such Bank as lost or stolen; provided, that (a) the balance of all receivables in such accounts is reflected on the books and records of such Bank (and is treated for purposes of the Pooling Agreement) as 'zero,' and (b) charging or check writing privileges with respect to all such accounts have been canceled in accordance with the Lending Guidelines of such Bank and will not be reinstated by such Bank or the Servicer.

     An 'Eligible Receivable' is defined to mean each Receivable (a) which has arisen under an Eligible Account; (b) which was created in compliance with the Lending Guidelines and all requirements of law applicable to the relevant Bank, the failure to comply with which would have a material adverse effect on Certificateholders, and pursuant to a lending agreement which complies with all requirements of law applicable to such Bank, the failure to comply with which would have a material adverse effect on Certificateholders; (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by such Bank in connection with the creation of such Receivable or the execution, delivery and performance by such Bank of the related lending agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable; (d) as to which, at the time of its transfer to the Trust, the Banks or the Trust will have good and marketable title free and clear of all liens and security interests (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the relevant Bank is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto); (e) which has been the subject of either a valid transfer and assignment from the Banks to the Trust of all the Banks' right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust; (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the accountholder thereof, legally enforceable against such accountholder in accordance with its terms (with certain bankruptcy and equity-related exceptions); (g) which constitutes either an 'account' or a 'general intangible' under Article 9 of the UCC as then in effect in the States of California and New Hampshire; (h) which, at the time of its transfer to the

Trust, has not been waived or modified except as permitted by the Pooling Agreement; (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or other defense of the accountholder (including the defense of usury), other than certain bankruptcy and equity-related defenses and adjustments permitted by the Pooling Agreement to be made by the Servicer; (j) as to which such Bank has satisfied all obligations to be fulfilled at the time it is transferred to the Trust; and (k) as to which such Bank has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trust or the Certificateholders therein.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, compliance with the Banks' representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables.

INDEMNIFICATION

     The Pooling Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling Agreement.

     Under the Pooling Agreement, the Banks have agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates of any Series) arising out of or based on the arrangement created by the Pooling Agreement (to the extent that the Trust assets remaining after the Investor Certificateholders and certain providers of Series Enhancement have been paid in full are insufficient to pay such losses, claims, damages, or liabilities) as though such agreement created a partnership under the New York Uniform Partnership Act in which the Banks were general partners. In the event of a Service Transfer, the successor Servicer will indemnify and hold harmless the Banks for any losses, claims, damages and liabilities of the Banks as described in this paragraph arising from the actions or omissions of such successor Servicer.

     Except as provided in the preceding paragraph, the Pooling Agreement provides that none of the Banks, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders of any Series, any provider of Series Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling Agreement. However, none of the Banks, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Pooling Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Certificateholders of any Series with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interest of such Certificateholders thereunder.


COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with its customary and usual procedures for servicing receivables comparable to the Receivables and the Lending Guidelines.

     Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records, if any, to accountholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders of any Series and on behalf of the Trustee.

     Pursuant to the Pooling Agreement, FDNB, as Servicer, has the right to delegate any of its responsibilities and obligations as Servicer to any of its affiliates and to certain third-party service providers that agrees to conduct such duties in accordance with the Pooling Agreement and the Lending Guidelines. FDNB currently contracts with Total System and intends to continue to contract with Total System (and possibly one or more other third-party service providers) to perform certain of its servicing activities as described under 'The Banks' Credit Card and Consumer Lending Business--Business Overview'. Notwithstanding any such delegation to any entity, the Servicer will continue to be liable for all of its obligations under the Pooling Agreement.

SERVICER COVENANTS

     In the Pooling Agreement, the Servicer has covenanted as to each Receivable and related Account that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account the failure to comply with which would have a material adverse effect on the Certificateholders or any provider of Series Enhancement;
(b) it will not permit any rescission or cancelation of the Receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and in accordance with the Lending Guidelines; (c) it will do nothing to substantially impair the rights of the Certificateholders in the Receivables or Accounts; (d) it will not reschedule, revise or defer payments due on the Receivable except in accordance with the Lending Guidelines; and (e) except in connection with its enforcement or collection of an Account, it will take no action to cause any Receivables to be evidenced by any instruments (as defined in the UCC) and if any Receivable is so evidenced, it shall be reassigned or assigned to the Servicer as provided below.

     Under the terms of the Pooling Agreement, in the event any of the representations, warranties or covenants of the Servicer contained in clauses
(a) through (e) above with respect to any Receivable or the related Account is breached, such breach is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer or receipt by the Servicer of written notice of such event given by the Trustee, and as a result of such breach the Trust's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables will not be reassigned or assigned to the

Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and
(ii) the Servicer shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured. If FDNB is the Servicer, such reassignment will be made on or before the Distribution Date following the Monthly Period in which such reassignment obligation arises by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Sellers' Interest. In addition, if the deduction of such Principal Receivable would reduce the Sellers' Interest below zero, FDNB as the Servicer will deposit into the Collection Account the applicable Transfer Deposit Amount described above under '--Representations and Warranties'. If FDNB is not the Servicer, such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account on the business day preceding the Distribution Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be deemed a Transfer Deposit Amount hereunder and shall be treated as a portion of Shared Principal Collections as described under 'Description of the Certificates--Shared Principal Collections'. This reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders of any Series if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

CERTAIN MATTERS REGARDING THE SERVICER


     The Servicer may not resign from its obligations and duties under the Pooling Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling Agreement. Notwithstanding the foregoing, FDNB may transfer its servicing obligations to any other direct or indirect wholly owned subsidiary of Providian Financial Corporation (which meets certain eligibility standards set forth in the Pooling Agreement) and be relieved of its obligations and duties under the Pooling Agreement.

     Any person into which, in accordance with the Pooling Agreement, FDNB or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which FDNB or the Servicer is a party, or any person succeeding to the business of FDNB or the Servicer, will be the successor to FDNB, as servicer, or the Servicer, as the case may be, under the Pooling Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default, either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Servicer (and to the Trustee and certain providers of Series Enhancement, if given by the Certificateholders) (a 'Termination Notice'), may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling Agreement. If the Trustee within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible Servicers and the Banks deliver an officer's certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, then the Trustee shall offer the Banks the right at their option to purchase the Certificateholders' Interest for all Series. The purchase price for such a purchase shall be paid on a Distribution Date and shall generally be equal to, with respect to each Series, the higher of (a) the sum of the Invested Amount and the Enhancement Invested Amount, if any, of such Series on such Distribution Date (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series) plus accrued and unpaid interest at the applicable certificate rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the last day of the calendar month preceding such Distribution Date and (b) the sum of (i) the average bid price quoted by at least two recognized dealers for similar securities rated in the same rating category as the initial rating of the Certificates of such Series with a remaining maturity approximately equal to the remaining maturity of the Certificates of such Series and (ii) the Enhancement Invested Amount, if any, of such Series.

     The Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (a 'Service Transfer'), and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. The rights and interest of the Banks under the Pooling Agreement and any Supplement in the Sellers' Interest will not be affected by any Termination Notice or Service Transfer.

     A 'Servicer Default' refers to any of the following events: (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling Agreement or any

Supplement, which is not cured within a five business day grace period; (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling Agreement or any Supplement which has a material adverse effect on the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues unremedied for a period of 60 days after written notice, or the Servicer delegates its duties under the Pooling Agreement, except as specifically permitted thereunder, and such delegation continues unremedied for 15 days after written notice; (c) any representation, warranty or certification made by the Servicer in the Pooling Agreement or any Supplement or in any certificate delivered pursuant to the Pooling Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement), and which material adverse effect continues for a period of 60 days after written notice; or (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five business days or referred to under clause (b) or (c) for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five business days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling Agreement and any Supplement and the Servicer shall provide the Trustee, the Banks, certain providers of Series Enhancement and the Certificateholders of each Series prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

EVIDENCE AS TO COMPLIANCE

     The Pooling Agreement provides that on or before March 31 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Banks) to furnish a report addressed to the Trustee to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the Accounts and that, on the basis of such procedures, such firm is of the opinion that such servicing was conducted in compliance with the Pooling Agreement and the applicable provisions of each Supplement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     The Pooling Agreement provides for delivery to the Trustee, the Rating Agency and certain providers of Series Enhancement on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Pooling Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

     The Pooling Agreement and any Supplement may be amended from time to time (including in connection with (x) the issuance of a Supplemental Certificate, (y) the addition of a Participation to the Trust or (z) the designation of an Additional Seller) by agreement of the Trustee and the Banks without the consent of the Certificateholders of any Series or the consent of the provider of any Series Enhancement provided that (i) each Bank shall have delivered to the Trustee a certificate of an authorized officer to the effect that such Bank reasonably believes, based on the facts known to such officer at the time of such certificate, that such amendment will not adversely affect in any material respect the interests of any such Certificateholder and (ii) such amendment will not result in a Ratings Effect.

     The Pooling Agreement and any Supplement may also be amended from time to time by the Banks, the Servicer and the Trustee with the consent of the Certificateholders evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or any Supplement or of modifying in any manner the rights of such Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of any distributions to be made to Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each Certificateholder affected (provided that an amendment of the terms of a Pay Out Event shall not be deemed to be within the scope of this clause (a)); (b) change the definition or the manner of calculating the interest of any Certificateholder without the consent of each affected Certificateholder;
(c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Certificateholder; or (d) adversely affect the rating of any Series or Class by the Rating Agency without the consent of the Certificateholders of such Series or Class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of such Series or Class. Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

TRUSTEE

     Bankers Trust Company is the Trustee under the Pooling Agreement. The Corporate Trust Department of Bankers Trust Company is located at Four Albany Street, New York, New York 10006. The Banks, the Servicer and their respective affiliates may from time to time enter into normal banking and trust relationships with the Trustee and its affiliates. The Trustee, the Banks, the Servicer and any of their respective affiliates may hold Certificates of any Series in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by such Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Banks will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     Each Bank has sold and will sell Receivables to the Trust. Pursuant to the Pooling Agreement, each Bank represents and warrants that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title and interest of such Bank in and to such Receivables, except for the interest of such Bank as a holder of the Banks' Certificate, or a grant of a security interest to the Trust in and to the Receivables. Each Bank also represents and warrants to the Trust in the Pooling Agreement that, in the event the transfer of Receivables by such Bank to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables, in existence at the time of the formation of the Trust or at the date of addition of any Additional Accounts, in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, in each case until termination of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see 'The Pooling Agreement Generally--Representations and

Warranties'.

     Pursuant to the Pooling Agreement, each Bank represents that the Receivables transferred by it to the Trust are 'accounts' or 'general intangibles' for purpose of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement or statements is required to perfect the interest of the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables have been and will be filed under the UCC to protect the Trust in the event the transfer by the Banks is deemed to be subject to the UCC. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties. Although the priority of a transfer of general intangibles arising after the formation of the Trust is not as clear under the laws of the States of California and New Hampshire as the priority of interests governed by the UCC, counsel to the Banks is of the opinion, in New Hampshire, that it would be inconsistent for a court to afford the Trust less favorable treatment if the transfer of the Receivables is deemed to be a sale than if it were deemed to be a security interest, and, in California, that a court should conclude that a sale of Receivables (including after-arising Receivables) consisting of general intangibles would be deemed to have occurred as of the date of execution of the related assignment under the Pooling Agreement.

     There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the date of the Pooling Agreement could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Bank arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivables. Furthermore, if the FDIC were appointed as a receiver of either of the Banks, the receiver's administrative expenses may also have priority over the interest of the Trust in such Receivables. Under the Pooling Agreement, however, the Banks warrant that they have transferred the Receivables to the Trust free and clear of the lien of any third party (subject to certain potential tax liens referred to under 'The Pooling Agreement Generally--Representations and Warranties'). In addition, the Banks covenant that they will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

     The Federal Deposit Insurance Act ('FDIA'), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ('FIRREA'), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of either of the Banks.

     Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as receiver or conservator for either of the Banks, would not interfere with the timely transfer to the Trust of payments collected on the Receivables or interfere with the timely liquidation of Receivables as described below. To the extent that the Banks have granted a security interest in the

Receivables to the Trust, and such security interest is validly perfected before an Insolvency Event and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the relevant Bank or its creditors, based upon opinions issued by the general counsel of the FDIC and a related policy statement issued by the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery, by the FDIC. However, such opinions and policy statement are not binding on the FDIC and, if the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments to the Certificateholders of all outstanding Series. In addition, if the FDIC were to require the Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Certificates of all Series and possible reductions in the amount of those payments could occur.

     The Pooling Agreement provides that, upon the occurrence of an Insolvency Event, the Banks will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to each outstanding Series. Under the Pooling Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by each other holder of the Banks' Certificate and the Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series, evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class (and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Credit Enhancer with respect thereto), or unless otherwise prohibited by law, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure, however, could be delayed as described above. Upon the occurrence of an Insolvency Event, if no Pay Out Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the Banks to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. See 'Description of the Certificates--Pay Out Events'.

     In the event of a Servicer Default, if a conservator, receiver or liquidator is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trustee or the requisite percentage of Certificateholders of all Series from appointing a successor Servicer. See 'The Pooling Agreement Generally--Servicer Default'.


CONSUMER PROTECTION LAWS

     The relationship between an accountholder and consumer lender is extensively regulated by federal, state and local consumer protection laws. With respect to consumer revolving credit accounts owned by the Banks, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit

Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an Account is opened and at the end of monthly billing cycles and, in addition, limit accountholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices by third parties. In addition, accountholders are entitled under these laws to have payments and credits applied to their accounts promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Banks with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of Receivables owing. See 'Risk Factors--Certain Legal Aspects' and '--The Ability of the Banks to Change Terms of the Accounts'. All Receivables that were not created in compliance in all material respects with the requirements of such laws, subject to certain conditions described under 'The Pooling Agreement Generally--Representations and Warranties', will be reassigned to the Banks. The Servicer has also agreed in the Pooling Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see 'The Pooling Agreement Generally-- Representations and Warranties'.

     The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such a stay.

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders of all Series if such laws result in any Receivables being charged off as uncollectible. See 'Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges'.

                                  TAX MATTERS

FEDERAL INCOME TAX CONSEQUENCES--GENERAL

     Set forth below is a discussion of the federal income tax consequences to holders of Certificates of each Series or Class that are intended to be characterized as debt; additional or different tax considerations will be disclosed in the applicable Prospectus Supplement for other Series or Classes.

This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Certificates in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of holding and disposing of Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the 'IRS').

     The discussion assumes that a Certificate is issued in registered form, has all payments denominated in U.S. dollars and has a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Certificates meets the requirements for 'qualified stated interest' under Treasury regulations (the 'OID regulations') relating to original issue discount ('OID'), and that any OID on the Certificates arising from any excess of the principal amount of a Certificate over its issue price is de minimis (i.e., less than 1/4% of its principal amount multiplied by the number of full years until its maturity date), all within the meaning of the OID regulations. If those conditions are not satisfied, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

TREATMENT OF THE CERTIFICATES AS INDEBTEDNESS

     The Banks and Certificateholders will express in the Pooling Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be indebtedness of the Banks secured by the Receivables. The Banks, by entering into the Pooling Agreement, and each investor, by the acceptance of a Certificate, will agree to treat the Certificates as indebtedness of the Banks for federal, state and local income and franchise tax purposes. However, the Pooling Agreement generally refers to the transfer of Receivables as a 'sale', and because different criteria are used in determining the nontax accounting treatment of the transaction, the Banks will treat the Pooling Agreement, for certain nontax accounting purposes, as a transfer of an ownership interest in the Receivables and not as creating a debt obligation of the Banks.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.

     The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Cravath, Swaine & Moore, special federal tax counsel to the Banks ('Tax Counsel'), has concluded that the holders of Certificates (through their ownership of the Certificates) are not the owners of the Receivables for federal income tax purposes. Moreover, in the opinion of Tax Counsel, the Certificates will properly be characterized for federal income tax purposes as indebtedness.

TREATMENT OF THE TRUST

     The Trust could be viewed for federal income tax purposes either as (1) a collateral arrangement for debt issued directly by the Banks and other holders of the Banks' Certificate or (2) a separate entity owning the Receivables, issuing its own debt. However, in the opinion of Tax Counsel, in the former event the Trust will be disregarded for federal income tax purposes and in the latter event under current law the Trust would be a partnership, rather than an association (or publicly traded partnership) taxable as a corporation. Therefore, in the opinion of Tax Counsel, under current law the Trust will not be subject to federal income tax.

     If the Trust were considered to be a partnership, as described in the preceding paragraph, and if any of its interests that are properly treated as equity for Federal income tax purposes were considered to be publicly traded, the Trust might be treated as a publicly traded partnership taxable as a corporation, even though all of its publicly offered Certificates were properly treated as debt for Federal income tax purposes. The Banks intend to take measures to minimize the risk that the Trust would be considered to have publicly traded equity and thus to be a publicly traded partnership. It is believed such measures will be successful, but no assurance can be given in this regard.

FEDERAL INCOME TAX CONSEQUENCES--UNITED STATES INVESTORS

INTEREST INCOME TO CERTIFICATEHOLDERS

     Assuming the Certificates are debt obligations for federal income tax purposes, based on the above assumptions they will not be considered issued with OID (except as discussed below or in the applicable Prospectus Supplement). Interest thereon will be taxable as ordinary interest income when received or accrued by holders utilizing the cash or accrual methods of accounting, respectively. Under the OID regulations, a holder of a Certificate issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Certificate. A purchaser who buys a Certificate for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     If any interest due on a Series or Class of Certificates is not paid in full on its scheduled payment date, Certificates of that Series or Class will thereafter be considered to be issued with OID. The Banks intend to take the position that OID does not arise on a Series or Class of Certificates unless and until an event described in the preceding sentence occurs. This position is based on the Banks' belief that the likelihood of any such event is a 'remote contingency' under applicable Treasury regulations. However, if at the time of issuance of a Series or Class of Certificates such an event was not considered to be a 'remote contingency', the Certificates of that Series or Class would be considered to have OID from their date of issuance without regard to the occurrence of any such event.

     If the Certificates of a Series or Class were considered to have OID, either initially or subsequently, all holders of Certificates of that Series or Class would thereafter be required to accrue OID into income at a rate equal to the full interest rate payable on the Certificates, whether or not all or part of the interest on the Certificates was paid currently. Moreover, the holders would be required to accrue any de minimis discount into income over the life of the Certificates rather than when principal is paid. As a result, holders might be required to report taxable income prior to the receipt of cash attributable to such income.

     The Paying Agent will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (or OID accrued) on the Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). As long as the only 'Certificateholder' of record is Cede, as nominee for DTC, Certificateholders and the IRS will receive tax and other information only from Participants and Indirect Participants rather than the Paying Agent. Accordingly, each nonexempt Certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder's name, address, correct federal taxpayer identification number and a statement that such holder is not subject to backup withholding. If a nonexempt Certificateholder fails to provide the required certification, the Paying Agent (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS INTERESTS IN A PARTNERSHIP OR ASSOCIATION

     Although, as described above, it is the opinion of Tax Counsel that the Certificates will properly be characterized as debt for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that some or all of the Certificates were not debt obligations for federal income tax purposes, the arrangement among the Banks, any other holders of the Banks' Certificate, the holders of such Certificates and holders of other Certificates might be classified as a partnership for federal income tax purposes, as an association taxable as a corporation or as a 'publicly traded partnership' taxable as a corporation.


     If some or all of the Certificates are treated as equity interests in a partnership, the partnership would in all likelihood be treated as a 'publicly traded partnership'. A publicly traded partnership is, in general, taxable as a corporation. If the partnership were nevertheless not taxable as a corporation (because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business) it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in such a partnership (including holders of Certificates that are treated as equity interests in the partnership) according to their respective interests therein.

     The income reportable by Certificateholders as partners in such a partnership could differ from the income reportable by Certificateholders as holders of debt. However, except as provided below, it is not expected that such differences would be material. A cash basis Certificateholder treated as a partner might be required to report income when it accrues to the partnership rather than when it is received by the Certificateholder. Moreover, an individual Certificateholder's share of expenses of the partnership would be miscellaneous itemized deductions that might not be deductible in whole or in part, meaning that the holder might be taxed on a greater amount of income than the stated interest on the Certificates. Finally, if any Certificates are treated as equity interests in a partnership in which other Certificates are debt, all or part of a tax-exempt investor's share of income from the Certificates that are treated as equity would be treated as unrelated debt-financed income under the Code taxable to the investor.

     If, alternatively, some or all of the Certificates were treated as equity interests in an association taxable as a corporation or a 'publicly traded partnership' taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, distributions by the entity on such Certificates and the Banks' Certificate would probably not be deductible in computing the entity's taxable income and distributions to such Certificateholders would probably be treated as dividend income to such holders. Such an entity-level tax could result in reduced distributions to all Certificateholders, and the holders of Certificates that are treated as equity could also be liable for a share of such a tax.

     Since the Banks will treat the Certificates as indebtedness for federal income tax purposes, the Paying Agent (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under those alternative characterizations of the Certificates.

FEDERAL INCOME TAX CONSEQUENCES--NON-UNITED STATES INVESTORS

     Tax Counsel has given its opinion that the Certificates will properly be classified as debt for federal income tax purposes. If the Certificates are treated as debt: (a) interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of Providian Financial Corporation, is not a controlled foreign corporation with respect to Providian Financial Corporation, and does not bear certain relationships to holders of the Bank's Certificate other than the Banks). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of the Certificates stating that the holder is not a U.S. person and providing such holder's name and address, (ii) IRS Form 1001 signed by the beneficial owner of the Certificates or such owner's agent claiming an exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of the Certificates or such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false; (b) a holder of a Certificate who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Certificate, provided that
(i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, and
(iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and (c) a Certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death, (i) the individual did not actually or constructively own 10% or more of the voting stock of Providian Financial Corporation, and does not bear certain relationships to holders of the Banks' Certificate other than the Banks and (ii) the holding of such Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States. Recently finalized Treasury Regulations would modify the foregoing identification requirements effective January 1, 1999.

     If the IRS were to contend successfully that some or all of the Certificates are equity interests in a partnership (not taxable as a corporation), a holder of such a Certificate that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including in the case of a corporation the branch profits tax (and would be subject to withholding tax on its share of partnership income). If some or all of the Certificates are recharacterized as equity interests in an association taxable as a corporation or a 'publicly traded partnership' taxable as a corporation, to the extent distributions on such Certificates were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at the rate of 30% unless such rate were reduced by an applicable treaty.

STATE AND LOCAL TAX CONSEQUENCES



     California. This discussion is based upon present provisions of the California Revenue & Tax Code and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the California Franchise Tax Board.

     California imposes an income tax on corporations doing business in the state and a franchise tax on corporations earning income from the state. The California Revenue & Tax Code, which governs the taxation of individuals, partnerships, trusts and corporations, largely incorporates the Federal Internal Revenue Code. Accordingly, in the opinion of Farella Braun & Martel LLP, special California tax counsel to the Banks ('California Tax Counsel'), if the Certificates are treated as debt of the Banks for federal income tax purposes, California would also treat the Certificates as debt of the Banks. Pursuant to this treatment, the Trust would be treated as a mere security device and would not be subject to California income or franchise tax. In addition,

Certificateholders not otherwise subject to California taxes would not become subject to them solely by reason of their ownership of the Certificates. Certificateholders already subject to taxation in California, however, could be required to pay tax on income generated from the Certificates.

     If the Trust were treated for federal income tax purposes either (i) as a partnership (not taxable as a corporation) between the Banks and any other owners of the Banks' Certificate (of which the Certificateholders or other holders of Certificates are treated as creditors) or (ii) as a partnership (not taxable as a corporation) among the Banks, any other owners of the Banks' Certificate and some or all of the Certificateholders or other holders of Certificates (in which any other Certificateholders or other holders of Certificates are treated as creditors), in the opinion of California Tax Counsel, the same treatment should also apply for California tax purposes. Since only certain publicly traded partnerships are liable for entity-level California income or franchise tax, and all other partnerships are 100% pass-through, neither kind of partnership should be liable for entity-level income or franchise tax in California.

     If the Pooling Agreement is characterized for federal income tax purposes as a partnership between the Banks and any other owners of the Banks' Certificate, and the Certificates are respected as debt of such a partnership, neither the Trustee nor the Certificateholders should be subject to California income or franchise tax merely by virtue of their acting as Trustee or their investment in the Certificates.

     If, however, the relationship created by the Pooling Agreement is characterized for federal income tax purposes as a partnership that includes not only the Banks and any other owners of the Banks' Certificate but also one or more of the Certificateholders, California would view such a partnership as doing business in California to the extent the activities of the Banks in servicing the Receivables take place principally in California. As a result, each Certificateholder that is treated as an equity investor of the partnership for federal tax purposes would be treated as an equity investor of the partnership for California tax purposes and would be subject to California income or franchise tax. Under these circumstances, such a Certificateholder might be taxed by California on its share of the partnership's income apportioned to California and the partnership would be required to withhold 7% of all distributions in excess of $1,500 to any U.S. Certificateholder not resident in California, unless the Certificateholder either obtains a waiver from the Franchise Tax Board or notifies the partnership that (i) the Certificateholder reported the income on a duly filed California tax return, or
(ii) the Certificateholder has a permanent place of business within California. In addition, in the event of such a partnership characterization, a holder of a Certificate that is a nonresident alien or foreign corporation would be subject to California withholding on its share of California apportioned income at the highest individual or corporate rate (9.3% and 8.84%, respectively). Moreover, such partnership characterization might cause a Certificateholder not otherwise subject to tax in California to pay California tax on income beyond that derived from the Certificates.

     If the Pooling Agreement were characterized for federal income tax purposes as a publicly traded partnership, which is taxable as a corporation, or as a corporation, California would follow this characterization. The resulting entity would be liable for California income or franchise tax, which would reduce the amounts available for distribution to the Certificateholders. The Certificateholders, themselves, however, would be treated as owning interests in a corporation for California tax purposes, and Certificateholders not otherwise subject to California taxes should not become subject to such taxes solely by reason of their ownership of Certificates.

     New Hampshire. This discussion is based upon present provisions of the New Hampshire statutes, the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the New Hampshire Department of Revenue Administration.

     New Hampshire has a Business Profits Tax, an Interest and Dividends Tax and a Business Enterprise Tax. New Hampshire taxing authorities would follow federal income tax standards on characterization of the Certificates as indebtedness. Accordingly, it is the opinion of Gallagher, Callahan & Gartrell, P.A., New Hampshire tax counsel to the Banks ('New Hampshire Tax Counsel') that if the Certificates were characterized as indebtedness for federal income tax purposes, they would also be characterized as indebtedness for New Hampshire tax purposes. Pursuant to this characterization, the Trust would be treated as a mere security device.

     The activities to be undertaken by the Banks in originating and conveying Receivables to the Trust might be viewed as taking place in New Hampshire; pursuant to the Pooling Agreement, FDNB, as Servicer, will be responsible for the administration and the servicing of the Receivables. All Trust operations, however, will take place outside of New Hampshire. Because the situs of the Trust is outside the State of New Hampshire and all duties and obligations of the trustee of the Trust are performed outside of the State of New Hampshire (except in connection with the enforcement of rights and remedies in the event of default), New Hampshire Tax Counsel is of the opinion that the

Trust will not be considered as carrying on any business activity in the State of New Hampshire and will not be subject to the Business Profits Tax or the Business Enterprise Tax. There is insufficient nexus to justify New Hampshire taxation.

     In the alternative, if the Trust was characterized for federal income tax purposes as a partnership, as a corporation, or as a publicly-traded partnership taxable as a corporation, there would still be insufficient nexus with New Hampshire to subject the Trust to New Hampshire taxation at the entity level.

     Although it is not expected that the Trust will be subject to tax by New Hampshire, the effect of taxation at the entity level would be reduced distributions to Certificateholders. However, Certificateholders not otherwise subject to taxation in New Hampshire would not become subject to New Hampshire taxation solely due to ownership of Certificates.

     New Hampshire imposes a tax on interest and dividends received by a partnership, association or trust, the beneficial interest in which is not represented by transferable shares. It is the opinion of New Hampshire Tax Counsel that the Trust is not subject to the Interest and Dividends Tax because:
(i) there is insufficient nexus with the State of New Hampshire; and (ii) the beneficial interests in the Trust are represented by transferable shares. Certificateholders already subject to taxation in New Hampshire would be required to pay Interest and Dividends Tax on income generated from the Certificates. In this regard, New Hampshire would follow federal OID characterization. Amounts characterized as OID for federal purposes would be interest taxable to New Hampshire Certificateholders under the Interest and Dividends Tax or the Business Profits Tax.

     New Hampshire does not follow federal pass-through treatment of non-publicly traded partnerships. Partnerships are subject to the Business Profits Tax and Business Enterprise Tax at the entity-level in New Hampshire. Therefore, if the relationship established under the Pooling Agreement between the Banks and the Certificateholders is characterized as a partnership or corporation for federal tax purposes, and if the activity of FDNB as Servicer is deemed to be conducted on behalf of the partnership or corporation and sufficient to provide taxable nexus within the State of New Hampshire, the entity would be liable for Business Profits Tax and Business Enterprise Tax at the entity level, which would result in reduced distributions to Certificateholders.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (including an individual retirement account) (collectively referred to as 'Benefit Plans') from engaging in certain transactions involving 'plan assets' with persons that are 'parties in interest' under ERISA or 'disqualified persons' under Section 4975 of the Code with respect to the Benefit Plan. A violation of these 'prohibited transaction' rules may generate excise tax and other liabilities under ERISA and the Code for such persons. For example, a prohibited transaction would arise, unless an exemption were available, if a Certificate were viewed as debt of either of the Banks and such Bank were a disqualified person or a party in interest with respect to a Benefit Plan that acquired the Certificate.

     Moreover, additional prohibited transactions could arise if the Trust Assets were deemed to constitute 'plan assets' of any Benefit Plan that owned Certificates. The Department of Labor ('DOL') has issued a final regulation (the 'Final Regulation') concerning the definition of what constitutes 'plan assets' of a Benefit Plan. Under the Final Regulation, the assets and properties of corporations, partnerships and certain other entities in which a Benefit Plan makes an investment in an 'equity interest' could in certain circumstances be deemed to be assets of the Benefit Plan, or 'plan assets'. Accordingly, if Benefit Plans or other entities whose assets include plan assets purchase Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

     The Final Regulation only applies to the use of the assets of a Benefit Plan to acquire an 'equity interest' in an entity. Assuming that a Certificate is an equity interest, the Final Regulation contains an exception which provides that if assets of a Benefit Plan are used to acquire a 'publicly-offered security', the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and
(iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     The Certificates of each Class and Series must be separately tested under, and may each meet, the criteria of publicly-offered securities as described above. There are no restrictions imposed on the transfer of the Certificates offered hereby, and the Certificates offered hereby will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act. Based on information provided by an underwriter, agent or dealer involved in the distribution of the Certificates offered hereby, the Banks will notify the Trustee as to whether or not the Certificates of a Class or Series offered by this Prospectus and an accompanying Supplement will be held by at least 100 separately named persons at the conclusion of the offering thereof. The Banks will not, however, determine whether the 100-independent investor requirement of the exception for publicly-offered securities is satisfied as to either a specific Class or Series. Prospective purchasers may obtain a copy of the notification described in the second preceding sentence from the Trustee at its Corporate Trust Department.

     If the Certificates of a Class or Series fail to meet the criteria of publicly-offered securities and the Trust Assets are deemed to include assets of

Benefit Plans, transactions involving the Trust and 'parties in interest' or 'disqualified persons' with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is available. Thus, for example, if a participant in any Benefit Plan holding Certificates is an accountholder of one of the Accounts, under a DOL interpretation the purchase of such Certificates by such Benefit Plan could constitute a prohibited transaction.

     Moreover, as discussed above, while Tax Counsel has given its opinion that (unless otherwise provided in the related Prospectus Supplement) the Certificates of a Series offered hereby will properly be treated as debt for federal income tax purposes, if any Certificates were instead treated as equity interests in a partnership not taxable as a corporation in which any other Class or Series of Certificates are debt, all or part of a tax-exempt investors share of income from the Certificates that are treated as equity would be treated as unrelated debt-financed income under the Code taxable to the investor.

     In light of the foregoing, fiduciaries of Benefit Plans or other investors of 'plan assets' considering the purchase of Certificates should consult their own counsel as to whether the acquisition of such Certificates would be a prohibited transaction, whether Trust Assets which are represented by such Certificates would be considered plan assets, the consequences that would apply if the Trust Assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and the applicability of the tax on unrelated business income and unrelated debt-financed income. In addition, based on the reasoning of the United States Supreme Courts decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company might be deemed to be plan assets for certain purposes, and under such reasoning the purchase of Certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance company general account investors should also consider the effect of the recent enactment of Section 401(c) of ERISA.

     Unless otherwise provided in the Prospectus Supplement, if the Banks do not notify the Trustee, as described above, that the Certificates of any particular Class or Series will be held by at least 100 separately named persons, the Certificates of such Class or Series may not be acquired by any Benefit Plan or by any entity investing with assets that are treated as assets of a Benefit Plan. Furthermore, in that case, the Pooling Agreement, the related Supplement and each Certificate of such Class or Series will provide that each holder of such Certificate shall be deemed to have represented and warranted that it is not a Benefit Plan, is not purchasing such Certificate on behalf of a Benefit Plan, and is not using assets treated as assets of any Benefit Plan to effect the purchase.

                              PLAN OF DISTRIBUTION

     The Banks may sell Certificates in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Banks from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates of a Series offered hereby may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ('remarketing firms') acting as principals for their own accounts or as agents for the Banks. Any remarketing firm will be identified and the terms of its agreement, if any, with the Banks and its compensation will be described in the related Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Certificates remarketed thereby.

     Certificates may also be sold directly by the Banks or through agents designated by the Banks from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Banks to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Act. Agents and underwriters may be entitled under agreements entered into with the Banks to indemnification by the Banks against certain civil liabilities, including liabilities under the Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Banks or their affiliates in the ordinary course of business.


                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Banks and the Trust by Cravath, Swaine & Moore, New York, New York and for any underwriters, agents or dealers by Orrick, Herrington & Sutcliffe LLP, New

York, New York. Certain federal income tax matters will be passed upon for the Banks by Cravath, Swaine & Moore, New York, New York, certain California tax matters will be passed upon for the Banks by Farella Braun & Martel LLP, San Francisco, California and certain New Hampshire tax matters will be passed upon for the Banks by Gallagher, Callahan & Gartrell, P.A., Concord, New Hampshire.

                            GLOSSARY FOR PROSPECTUS

TERM                                                                                                          PAGE
-----------------------------------------------------------------------------------------------------------   ----
Accounts...................................................................................................     1
Accumulation Period........................................................................................     8
Act........................................................................................................     2
Addition...................................................................................................    26
Additional Accounts........................................................................................    27
Additional Finance Charges.................................................................................    33
Additional Sellers.........................................................................................    43
Adjustment Payment.........................................................................................    34
Aggregate Additional Limit.................................................................................    27
Automatic Additional Accounts..............................................................................    27
Banks......................................................................................................     1
Banks' Certificate.........................................................................................     6
Base Rate..................................................................................................    36
Benefit Plans..............................................................................................    59
California Tax Counsel.....................................................................................    56
Cede.......................................................................................................     2
CEDEL......................................................................................................    41
CEDEL Participants.........................................................................................    41
Certificateholders.........................................................................................     2
Certificateholders' Interest...............................................................................     5
Certificates...............................................................................................     1
Citibank...................................................................................................    40
Class......................................................................................................     1
Code.......................................................................................................    53
Collection Account.........................................................................................    30
Commission.................................................................................................     2
Controlled Accumulation Amount.............................................................................     8
Controlled Amortization Amount.............................................................................     9
Controlled Deposit Amount..................................................................................     8
Controlled Distribution Amount.............................................................................     9

Cooperative................................................................................................    41
Credit Enhancement.........................................................................................    11
Credit Enhancer............................................................................................    34
Date of Processing.........................................................................................    11
Defaulted Amount...........................................................................................    33
Defaulted Receivables......................................................................................    33
Definitive Certificates....................................................................................    42
Depositaries...............................................................................................    40
Depository.................................................................................................    25
Determination Date.........................................................................................    12
Disclosure Document........................................................................................     6
Distribution Date..........................................................................................     8
DOL........................................................................................................    59
DTC........................................................................................................     2
Early Amortization Period..................................................................................     9

Eligible Account...........................................................................................    45
Eligible Deposit Account...................................................................................    30
Eligible Institution.......................................................................................    30
Eligible Investments.......................................................................................    31
Eligible Receivable........................................................................................    46
Enhancement Invested Amount................................................................................    34

TERM                                                                                                          PAGE
-----------------------------------------------------------------------------------------------------------   ----
ERISA......................................................................................................    59
Euroclear..................................................................................................    41
Euroclear Operator.........................................................................................    41
Euroclear Participants.....................................................................................    41
Exchange Act...............................................................................................     2
Expected Final Payment Date................................................................................     7
FDIA.......................................................................................................    51
FDIC.......................................................................................................     5
FDNB.......................................................................................................     1
Final Regulation...........................................................................................    59
Finance Charge Receivables.................................................................................     4
FIRREA.....................................................................................................    51
Floating Allocation Percentage.............................................................................    31
Funding Period.............................................................................................    10
GAO........................................................................................................    16
Group......................................................................................................    32
Holders....................................................................................................    42
Indirect Participants......................................................................................    40
Ineligible Receivables.....................................................................................    44
Initial Accounts...........................................................................................     3
Initial Amount.............................................................................................    10
Insolvency Event...........................................................................................    15
Interchange................................................................................................    21

Interest Funding Account...................................................................................     7
Interest Payment Dates.....................................................................................    29
Invested Amount............................................................................................    29
IRS........................................................................................................    53
L/C Issuer.................................................................................................    35
Lending Guidelines.........................................................................................    18
Monthly Investor Servicing Fee.............................................................................    37
Monthly Period.............................................................................................    22
Monthly Report.............................................................................................    38
Moody's....................................................................................................    30
Morgan.....................................................................................................    40
New Hampshire Tax Counsel..................................................................................    57
New Issuance...............................................................................................     3
OID........................................................................................................    53
OID regulations............................................................................................    53
Participants...............................................................................................    40

Participations.............................................................................................    26
Pay Out Event..............................................................................................    36
Payment Date...............................................................................................    39
PNB........................................................................................................     1
Pooling Agreement..........................................................................................     1
Portfolio Yield............................................................................................    36
Prefunding Account.........................................................................................    10
Prefunding Account Balance.................................................................................    33
Principal Allocation Percentage............................................................................    31
Principal Commencement Date................................................................................     7
Principal Funding Account..................................................................................     8
Principal Receivables......................................................................................     4
Principal Shortfalls.......................................................................................    32
Principal Terms............................................................................................    29

TERM                                                                                                          PAGE
-----------------------------------------------------------------------------------------------------------   ----
Prospectus Supplement......................................................................................     1
Providian Portfolio........................................................................................    19
Publicly-offered security..................................................................................    59
Rating Agency..............................................................................................    13
Ratings Effect.............................................................................................    14
Receivables................................................................................................     1
Record Date................................................................................................    38
Remarketing Firms..........................................................................................    60
Removal Date...............................................................................................    28
Removal Notice Date........................................................................................    28
Removed Accounts...........................................................................................     4
Required Principal Balance.................................................................................    17
Required Sellers' Participation Amount.....................................................................    17
Required Sellers' Percentage...............................................................................    17

Revolving Period...........................................................................................     7
Rollouts...................................................................................................    22
Scheduled Amortization Period..............................................................................     8
Sellers' Interest..........................................................................................     5
Series.....................................................................................................     1
Series Cut-off Date........................................................................................     7
Series Enhancement.........................................................................................     3
Series Issuance Date.......................................................................................    44
Series Servicing Fee Percentage............................................................................    37
Series Termination Date....................................................................................    38
Service Transfer...........................................................................................    48
Servicer...................................................................................................    12
Servicer Default...........................................................................................    49
Servicing Fee..............................................................................................    37
Shared Principal Collections...............................................................................    32
Special Funding Account....................................................................................    32
Special Payment Date.......................................................................................    36

Spread Account.............................................................................................    35
Standard & Poor's..........................................................................................    30
Supplement.................................................................................................     6
Supplemental Certificate...................................................................................    43
Tax Counsel................................................................................................    54
Tax Opinion................................................................................................    30
Termination Notice.........................................................................................    48
Terms and Conditions.......................................................................................    42
Total System...............................................................................................    19
Transfer Deposit Amount....................................................................................    44
Trust......................................................................................................     1
Trust Assets...............................................................................................     3
Trust Cut-off Date.........................................................................................     3
Trustee....................................................................................................     1
Trust Portfolio............................................................................................    22
Trust Termination Date.....................................................................................    43
UCC........................................................................................................    15
Unallocated Principal Collections..........................................................................    32

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

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
--------------------------------------------------------------------------------
    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY

REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BANKS OR THE UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANKS SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
                PROSPECTUS SUPPLEMENT
Summary of Series Terms........................   S-3
Risk Factors...................................   S-12
Maturity Considerations........................   S-12
The Providian Portfolio........................   S-14
Composition of the Accounts....................   S-16
The Banks......................................   S-19
Use of Proceeds................................   S-20
Series Provisions..............................   S-20
Underwriting...................................   S-34
Glossary for Prospectus Supplement.............   S-36
Annex I........................................   A-1

                      PROSPECTUS
Available Information..........................     2
Reports to Certificateholders..................     2
Incorporation of Certain Documents by
  Reference....................................     2
Prospectus Summary.............................     3
Risk Factors...................................    14
The Banks' Credit Card and Consumer Lending
  Business.....................................    19
The Accounts...................................    22
The Banks......................................    24
Use of Proceeds................................    24
The Trust......................................    24
Description of the Certificates................    25
The Pooling Agreement Generally................    40
Certain Legal Aspects of the Receivables.......    51

Tax Matters....................................    53
ERISA Considerations...........................    59
Plan of Distribution...........................    60

Legal Matters..................................    61
Glossary for Prospectus........................    62

                           ------------------------

UNTIL FEBRUARY 1, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES OR THE CLASS B CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  $549,000,000

                                   PROVIDIAN
                                  MASTER TRUST

                           $501,000,000 6.25% Class A
                           Asset Backed Certificates,
                                 Series 1997-4

                           $48,000,000 6.45% Class B
                           Asset Backed Certificates,
                                 Series 1997-4

                               [LOGO] PROVIDIAN

                          FIRST DEPOSIT NATIONAL BANK
                              Seller and Servicer

                            PROVIDIAN NATIONAL BANK
                                     Seller

                                   PROSPECTUS
                                   SUPPLEMENT

                    Underwriters of the Class A Certificates

                           CREDIT SUISSE FIRST BOSTON
                             CHASE SECURITIES INC.
                           CITICORP SECURITIES, INC.
                              GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS
                              MERRILL LYNCH & CO.

                    Underwriters of the Class B Certificates

                           CREDIT SUISSE FIRST BOSTON
                                LEHMAN BROTHERS

--------------------------------------------------------------------------------